                                                                   EXHIBIT 10aaa

================================================================================

                                CREDIT AGREEMENT

                          Dated as of August 15, 2001

                                     among

         HOMELAND HOLDING CORPORATION, Chapter 11 Debtor-in-Possession

                                      And

             HOMELAND STORES, INC., Chapter 11 Debtor-in-Possession

                                 as Borrowers,

                                      and

                       ASSOCIATED WHOLESALE GROCERS, INC.

                                   as Lender


================================================================================

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       ----
1. AMOUNT AND TERMS OF CREDIT..........................................................  2
   1.1  Term Loans ....................................................................  2
   1.2  Reliance on Notices; Appointment of Borrower Representative ...................  4
   1.3  Prepayment ....................................................................  4
   1.4  Use of Proceeds ...............................................................  5
   1.5  Interest and Applicable Margins ...............................................  6
   1.6  Intentionally Omitted .........................................................  7
   1.7  Intentionally Omitted .........................................................  7
   1.8  Intentionally Omitted .........................................................  7
   1.9  Fees ..........................................................................  7
   1.10 Receipt of Payments ...........................................................  7
   1.11 Application and Allocation of Payments ........................................  7
   1.12 Loan Account and Accounting ...................................................  8
   1.13 Indemnity .....................................................................  8
   1.14 Access ........................................................................  9
   1.15 Taxes .........................................................................  9
   1.16 Capital Adequacy; Increased Costs; Illegality ................................. 10

2. CONDITIONS PRECEDENT ............................................................... 10

   2.1  Conditions Precedent to the Term Loans ........................................ 10

3. REPRESENTATIONS AND WARRANTIES ..................................................... 12

   3.1  Corporate Existence; Compliance with Law ...................................... 13
   3.2  Executive Offices; FEIN ....................................................... 13
   3.3  Corporate Power, Authorization, Enforceable Obligations ....................... 13
   3.4  Financial Statements and Projections .......................................... 14
   3.5  Material Adverse Effect ....................................................... 15
   3.6  Ownership of Property; Liens .................................................. 15
   3.7  Labor Matters ................................................................. 15
   3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness ..... 16
   3.9  Government Regulation ......................................................... 16
   3.10 Margin Regulations ............................................................ 16
   3.11 Taxes ......................................................................... 17



   3.12 ERISA ......................................................................... 18
   3.13 No Litigation ................................................................. 18
   3.14 Brokers ....................................................................... 19
   3.15 Intellectual Property ......................................................... 19
   3.16 Full Disclosure ............................................................... 19
   3.17 Environmental Matters ......................................................... 19
   3.18 Insurance ..................................................................... 20
   3.19 Deposit and Disbursement Accounts ............................................. 20
   3.20 Government Contracts .......................................................... 20
   3.21 Intentionally Omitted ......................................................... 20
   3.22 Agreements and Other Documents ................................................ 20
   3.23 Ownership of Homeland ......................................................... 21
   3.24 Subordinated Debt ............................................................. 21

4. FINANCIAL STATEMENTS AND INFORMATION ............................................... 21

   4.1  Reports and Notices ........................................................... 21
   4.2  Communication with Accountants ................................................ 21

5. AFFIRMATIVE COVENANTS .............................................................. 21

   5.1  Maintenance of Existence and Conduct of Business .............................. 21
   5.2  Payment of Obligations ........................................................ 22
   5.3  Books and Records ............................................................. 22
   5.4  Insurance; Damage to or Destruction of Collateral ............................. 22
   5.5  Compliance with Laws .......................................................... 24
   5.6  Supplemental Disclosure ....................................................... 24
   5.7  Intellectual Property ......................................................... 24
   5.8  Environmental Matters ......................................................... 24
   5.9  Landlords' Agreements, Mortgagee Agreements and Bailee Letters ................ 25
   5.10 Further Assurances ............................................................ 25
   5.11 Reorganization Matters ........................................................ 25
   5.12 Period Budgets ................................................................ 26
   5.13 Member Status ................................................................. 26

6. NEGATIVE COVENANTS ................................................................. 26

   6.1  Mergers, Subsidiaries, Etc. ................................................... 26
   6.2  Investments; Loans and Advances ............................................... 26
   6.3  Indebtedness .................................................................. 26



    6.4  Employee Loans and Affiliate Transactions .................................... 27
    6.5  Capital Structure and Business ............................................... 27
    6.6  Guaranteed Indebtedness ...................................................... 27
    6.7  Liens ........................................................................ 28
    6.8  Sale of Stock and Assets ..................................................... 28
    6.9  ERISA ........................................................................ 28
    6.10 Intentionally Omitted ........................................................ 28
    6.11 Hazardous Materials .......................................................... 28
    6.12 Sale-Leasebacks .............................................................. 28
    6.13 Cancellation of Indebtedness ................................................. 29
    6.14 Restricted Payments .......................................................... 29
    6.15 Change of Corporate Name or Location; Change of Fiscal Year .................. 29
    6.16 No Impairment of Intercompany Transfers ...................................... 29
    6.17 No Speculative Transactions .................................................. 29
    6.18 Leases ....................................................................... 29
    6.19 Changes Relating to Subordinated Debt ........................................ 29
    6.20 Reorganization Matters ....................................................... 30
    6.21 AWG Leases ................................................................... 30
    6.22 No Other Supply Agreement or Right of First Refusal .......................... 30

7.  TERM .............................................................................. 30

    7.1  Termination .................................................................. 30
    7.2  Survival of Obligations Upon Termination of Financing Arrangements ........... 30

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES ............................................ 31

    8.1  Events of Default ............................................................ 31
    8.2  Remedies ..................................................................... 34
    8.3  Waivers by Borrowers ......................................................... 34
    8.4  Cross-Default ................................................................ 34

9.  INTENTIONALLY OMITTED ............................................................. 34

10. SUCCESSORS AND ASSIGNS ............................................................ 34

    10.1 Successors and Assigns ....................................................... 34

11. MISCELLANEOUS ..................................................................... 35

    11.1 Complete Agreement; Modification of Agreement ................................ 35
    11.2 Amendments and Waivers ....................................................... 35


    11.3  Legal Fees and Expenses ..................................................... 35
    11.4  No Waiver ................................................................... 36
    11.5  Remedies .................................................................... 37
    11.6  Severability ................................................................ 37
    11.7  Conflict of Terms ........................................................... 37
    11.8  Confidentiality ............................................................. 37
    11.9  GOVERNING LAW ............................................................... 37
    11.10 Notices ..................................................................... 38
    11.11 Section Titles .............................................................. 39
    11.12 Counterparts ................................................................ 39
    11.13 WAIVER OF JURY TRIAL ........................................................ 39
    11.14 Press Releases .............................................................. 39
    11.15 Reinstatement ............................................................... 39
    11.16 Advice of Counsel ........................................................... 40
    11.17 No Strict Construction ...................................................... 40
    11.18 Existing Loan Documents ..................................................... 40
    11.19 Release OF Claims and Waiver ................................................ 40

12. CROSS-GUARANTY .................................................................... 41

    12.1  Cross-Guaranty .............................................................. 41
    12.2  Waivers by Borrowers ........................................................ 41
    12.3  Benefit of Guaranty ......................................................... 42
    12.4  Subordination of Subrogation, Etc. .......................................... 42
    12.5  Election of Remedies ........................................................ 42
    12.6  Limitation .................................................................. 42
    12.7  Contribution with Respect to Guaranty Obligations ........................... 43
    12.8  Liability Cumulative ........................................................ 44

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                               INDEX OF APPENDICES

Annex A (Recitals)               -     Definitions
Annex B (Section 2.1(a))         -     Schedule of Additional Closing Documents
Annex C (Section 11.10)          -     Notice Addresses

Exhibit 1.1(a)(i)                -     Form of $16.5 Million Term Note
Exhibit 1.1(b)(i)                -     Form of Restated Term Note
Exhibit 1.1(b)(ii)               -     Amortization Schedule
Exhibit 1.1(c)(i)                -     Form of Supply Term Note
Schedule 1.4                     -     Sources and Uses; Funds Flow Memorandum
Schedule 3.1                     -     Jurisdictions of Incorporation
Schedule 3.2                     -     Executive Offices; FEIN; Legal Names
Schedule 3.4(A)                  -     Financial Statements
Schedule 3.4(B)                  -     Pro Forma
Schedule 3.4(C)                  -     Projections
Schedule 3.6                     -     Real Estate and Leases
Schedule 3.7                     -     Labor Matters
Schedule 3.8                     -     Ventures, Subsidiaries and Affiliates;
                                       Outstanding Stock
Schedule 3.11                    -     Tax Matters
Schedule 3.12                    -     ERISA Plans
Schedule 3.13                    -     Litigation
Schedule 3.15                    -     Intellectual Property
Schedule 3.17                    -     Hazardous Materials
Schedule 3.18                    -     Insurance
Schedule 3.19                    -     Deposit Accounts
Schedule 3.20                    -     Government Contracts
Schedule 3.22                    -     Material Agreements
Schedule 5.1                     -     Trade Names
Schedule 6.3                     -     Indebtedness
Schedule 6.4(a)                  -     Transactions with Affiliates
Schedule 6.4(c)                  -     Compensation Levels
Schedule 6.7                     -     Existing Liens

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         CREDIT AGREEMENT, dated as of August 15, 2001 among HOMELAND HOLDING
CORPORATION, Chapter 11 debtor-in-possession, a Delaware corporation ("Holding"), HOMELAND STORES, INC., Chapter 11 debtor-in-possession, a Delaware corporation ("Homeland") (Holding and Homeland are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower") and ASSOCIATED WHOLESALE GROCERS, INC., a Missouri corporation (hereinafter "AWG" or "Lender").

                                    RECITALS

         The following Recitals are a material part of this Credit Agreement:

         A. AWG is a wholesaler of grocery and supermarket products operating in a cooperative manner.

         B. Homeland, a wholly-owned subsidiary of Holding, is a retail grocery operator of 78 grocery stores.

         C. Pursuant to the Existing Supply Protection Agreements, AWG is Homeland's primary supplier of grocery and supermarket products.

         D. Homeland and Holding, as of August 1, 2001, have filed for bankruptcy in the Bankruptcy Court pursuant to the Bankruptcy Code.

         E. Homeland and Holding desire for AWG to continue to supply grocery and supermarket products to Homeland as Homeland's primary supplier during the pendency of the Bankruptcy Cases and after confirmation of an Acceptable Plan of Reorganization.

         F. Borrowers, in an effort to continue operations during the Bankruptcy Cases, desire that Lender extend debtor-in-possession financing consisting of term credit facilities to Borrowers of up to Twenty Nine Million Sixty-Five Thousand Nine Hundred Fifty-Six and 66/100 Dollars ($29,065,956.66) in the aggregate for the purpose of refinancing certain senior creditor secured indebtedness of Borrowers and to provide (a) working capital financing for Borrowers and (b) funds for other general corporate purposes of Borrowers; and for these purposes, Lender is willing to make certain debtor-in-possession loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein.

         G. The above-referenced term credit facilities will have three (3) components, consisting of the following: (i) a $16,500,000 loan; (ii) an approximate $9,400,000 loan (to consolidate certain existing indebtedness of Homeland to AWG under the Existing Notes); and (iii) a $3,100,000 restated loan (which loan relates to the restatement of that certain Promissory Note dated August 1, 2001 made by Borrowers in favor of Lender (the "First Day Note"), which First Day Note evidences an advancement of anticipated sums due under the 1995 Supply Agreement)

         H. AWG is unwilling to enter into this Credit Agreement unless (i) Homeland executes and delivers to AWG, among other things, the New Supply Agreement, the ROFR, the Use Restriction Agreements and the other Loan Documents; and (ii) that such agreements are each approved by the Bankruptcy Court as part of Homeland's first day motion for order approving the debtor-in-possession financing contemplated by this Agreement.

         I. Borrowers desire to secure all of their obligations under the Loan Documents by granting to Lender a security interest in and Lien upon all of their existing and after-acquired personal and real property which Liens shall receive superpriority Lien status and shall be first-priority Liens subject only to certain Liens which may be granted in favor of Fleet Retail Finance, Inc. in connection with debtor-in-possession financing made to Borrowers on or about the date herewith, which is approved by AWG, as provided for in the Intercreditor Agreement.

         J. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

         1.1. Term Loans

              (a) $16.5 Million Term Loan.

                  (i) Subject to the terms and conditions hereof, Lender agrees to make a term loan on the Closing Date to Borrowers in the amount of the $16.5 Million Loan Commitment (the "$16.5 Million Term Loan"). Such $16.5 Million Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(a)(i) ("$16.5 Million Term Note"). The $16.5 Million Term Note shall represent the obligation of Borrowers to pay the amount of the $16.5 Million Term Loan made to Borrowers, together with interest thereon as prescribed in Section 1.5. Notwithstanding the above, any payments made by Lender to Fleet Retail Finance Inc. pursuant to the Intercreditor Agreement shall be deemed advances under the $16.5 Million Term Loan and shall be evidenced by the $16.5 Million Term Note, notwithstanding the fact that any such advance (A) causes or may cause the outstanding principal balance of the $16.5 Million Term Loan to exceed $16,500,000 or (B) Borrowers may not have requested, demanded or consented to any such advance. At the time of any such advance, upon Lender's request, Borrowers shall issue a restated note evidencing such advance. Lender has no obligation to make any such advance.

                  (ii) Borrowers shall pay, and the aggregate outstanding principal balance of the $16.5 Million Term Loan shall be due and payable in full in immediately available funds on the $16.5 Million Payment Date, if not sooner paid in full.

              (b) Restated Term Loan.

                  (i) Subject to the terms and conditions hereof, Lender agrees to make a term loan on the Closing Date to Borrowers in the amount of the Restated Loan Commitment (the "Restated Term Loan") for the sole purpose of repaying Homeland's Indebtedness to Lender on the Existing Notes. Such Restated Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1 (b)(i) ("Restated Term Note"). The Restated Term Note shall represent the obligation of Borrowers to pay the amount of the Restated Term Loan made to Borrowers, together with interest thereon as prescribed in Section 1.5.

                  (ii) Borrowers shall pay to Lender weekly installments of principal and interest on the dates corresponding to payments of principal and interest required as set forth on Exhibit 1.1(b)(ii), which such initial payment of $42,928.47 shall be subject to change in accordance with Section 1.5(b).

                  (iii) Notwithstanding the foregoing, the aggregate outstanding principal balance of the Restated Term Loan shall be due and payable in full in immediately available funds on the Restated Term Maturity Date.

              (c) Supply Term Loan.

                  (i) Subject to the terms and conditions hereof, Lender agrees to make a term loan on the Closing Date to Borrowers in the amount of the Supply Loan Commitment (the "Supply Term Loan"). Such Supply Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(c)(i) ("Supply Term Note"). The Supply Term Note shall represent the obligation of Borrowers to pay the amount of the Supply Term Loan made to Borrowers, together with interest thereon as prescribed in Section 1.5. The Supply Term Note shall restate, amend, replace and supercede the First Day Note. The current outstanding principal balance of the First Day Note is $3,100,000, which such amount was advanced in full on August 3, 2001.

                  (ii) Borrowers shall pay, and the aggregate outstanding principal balance of the Supply Term Loan shall be due and payable in immediately available funds on the dates, from and after the Closing Date, and in the amounts that payments are due to Homeland from AWG under the 1995 Supply Agreement, modified, however, such that the remaining payments shall be paid (and due and payable under the Supply Term Loan) each four (4) week period (on the second Friday of each period) rather than quarterly and the amount paid during each such period (and due and payable under the Supply Term Loan) shall be the applicable amount shown on Exhibit "D" to the 1995 Supply Agreement multiplied by four (4) and divided by thirteen (13). Homeland acknowledges and agrees that AWG may, at its election, set-off such payments against the payments due on the Supply Term Loan hereunder, without notice of any type or nature. This Section 1.1(c)(ii) modifies the terms of the 1995 Supply Agreement as to, and only as to the express provisions hereof. Except as modified hereby, the 1995 Supply Agreement remains in full force and effect.

                  (iii) Notwithstanding the foregoing, the aggregate outstanding principal balance of the Supply Term Loan shall be due and payable in full in immediately available funds on the Supply Term Maturity Date.

                  (iv) If a Default or Event of Default shall have occurred or be continuing, Lender, without accelerating the Term Loans pursuant to
         Section 8.2(ii), shall have the right to set off or apply any portion of the Collateral against the Obligations or any portion thereof in Lender's sole discretion.

         1.2. Reliance on Notices; Appointment of Borrower Representative. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary. Each Borrower hereby designates Homeland as its representative and agent on its behalf for the purposes of giving instructions with respect to the disbursement of the proceeds of the Term Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

        1.3. Prepayment.

             (a) Voluntary Prepayments. Borrowers may at any time voluntarily prepay all or part of the Term Loans. Each such prepayment shall be applied in accordance with clause (c) below.

             (b) Mandatory Prepayments.

                  (i) Borrowers shall be required to make prepayments under the $16.5 Million Term Loan to the extent such prepayments are permitted under the Intercreditor Agreement.

                  (ii) Immediately upon receipt by any Borrower of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8) or any sale of Stock of any Subsidiary of any Borrower, Borrowers shall prepay the Term Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any. Any such prepayment shall be applied in accordance with clause (c) below.

             (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to clauses (a) or (b) above shall be applied as follows:

                 (i) first, to Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents;

                 (ii) second, to interest then due and payable on the $16.5 Million Term Loan;

                 (iii) third, to interest then due and payable on the Restated Term Loan;

                 (iv) fourth, to interest then due and payable on the Supply Term Loan;

                 (v) fifth, to prepay the outstanding principal payments on the $16.5 Million Term Loan;

                 (vi) sixth, to prepay the outstanding principal payments on the Restated Term Loan in inverse order of maturity; and

                 (vii) seventh, to prepay the outstanding principal payments on the Supply Term Loan in inverse order of maturity.

             (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied to the Term Loans at Lender's discretion.

             (e) Nothing in this Section 1.3 shall be construed to constitute Lender's consent to any transaction referred to in clause (b)(ii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

        1.4. Use of Proceeds. Unless otherwise specifically set forth elsewhere herein, Borrowers shall utilize the proceeds of the Term Loans solely for the Refinancing (and to pay any related transaction expenses) and for the financing of Borrowers' ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14) in accordance with budgets approved pursuant to
Section 5.12. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Term Loans to be made on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

       1.5. Interest.

            (a) With respect to the $16.5 Million Term Loan and the Supply Term Loan, Borrowers shall pay interest to Lender in arrears on each applicable Interest Payment Date beginning on the Closing Date at the Prime Rate plus two percent (2%) per annum. Notwithstanding anything to the contrary contained herein, the interest rate charged on the outstanding principal balance of the $16.5 Million Term Loan and the Supply Term Loan shall never be less than the current rate of interest payable by AWG to Homeland on patronage certificates issued by AWG and held by Homeland.

            (b) With respect to the Restated Term Loan, Borrowers shall pay principal and interest to Lender in accordance with the payment schedule set forth in Section 1.1(b)(ii) above at the Prime Rate plus one percent (1%) per annum. The initial payment of principal and interest in the amount of $42,928.47 is subject to adjustment by Lender to reflect fluctuations in the Prime Rate. Notwithstanding anything to the contrary contained herein, the interest rate charged on the outstanding principal balance of the Restated Term Loan shall never be less than the current rate of interest payable by Lender to Homeland on patronage certificates issued by AWG and held by Homeland.


            (c) If any payment on any Term Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (d) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a three hundred sixty four (364) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each determination by Lender of an interest rate hereunder shall be conclusive, absent manifest error.

            (e) So long as an Event of Default shall have occurred and be continuing under Sections 8.1(a) or (h) or so long as any other Default or Event of Default shall have occurred and be continuing, and at the election of Lender confirmed by written notice from Lender to Borrower Representative, the interest rate applicable to the Term Loans shall be increased by four percent (4%) per annum ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.

            (f) Interest at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

            (g) Notwithstanding anything to the contrary set forth in this
       Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (d) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this
       Section 1.5(g), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

        1.6. Intentionally Omitted.

        1.7. Intentionally Omitted.

        1.8. Intentionally Omitted.

        1.9. Fees. Borrowers shall pay all of Lender's reasonable attorney fees, document preparation fees, due diligence expenses, court costs and all other reasonable legal or legal related fees and expenses related either directly or indirectly with the transactions contemplated hereunder (collectively "Fees") and such Fees shall be due and payable on demand from Lender. In addition, in the event Lender makes any advances to pay Fleet Retail Finance, Inc. pursuant to the terms of the Intercreditor Agreement, Borrowers shall pay (a) all costs and expenses related to such advance which is not otherwise covered herein or covered under any other document assumed by or assigned to Lender in connection with such advances, (b) any prepayment penalty, charge, or other similar fee charged by Fleet Retail Finance, Inc. in connection with such advance.

        1.10. Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. central time on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. central time. Payments received after 2:00 p.m. central time on any Business Day shall be deemed to have been received on the following Business Day.

        1.11. Application and Allocation of Payments. So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as set forth in Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and (d). As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: first, to Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the $16.5 Million Term Loan; third, to interest then due and payable on the Restated Term Loan; fourth, to interest then due and payable on the Supply Term Loan; fifth, to prepay the outstanding principal payments on the $16.5 Million Term Loan; sixth, to prepay the outstanding principal payments on the Restated Term Loan in inverse order of maturity; and seventh, to prepay the outstanding principal payments on the Supply Term Loan in inverse order of maturity.

        1.12. Loan Account and Accounting. Lender shall maintain a loan account (the "Loan Account") on its books to record the Term Loans, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Term Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Lender, upon written request, by Borrower, which request shall be no more often than annually, shall render to Borrower Representative a periodic accounting of transactions with respect to the Term Loans setting forth the balance of the Loan Account as to each Borrower but shall have no obligation to do so. Unless Borrower Representative notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty
(30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

        1.13. Indemnity. Borrowers shall jointly and severally indemnify and hold harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct.

        1.14. Access. Each Borrower which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Lender determines to be appropriate: (a) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Borrower and to the Collateral, (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from such Borrower's books and records, and (c) permit Lender, and its officers, employees and agents, to inspect, review, evaluate, appraise and make test verifications and counts of the Accounts, Inventory and other Collateral of any Borrower. Notwithstanding the foregoing, so long as no Event of Default shall have occurred or is continuing, Lender shall conduct such inspections and visits no more frequently than once every three (3) fiscal periods. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Lender, each such Borrower shall provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Lender with access to their suppliers and customers. Each Borrower shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Lender may request. Each Borrower shall deliver any document or instrument necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower.

            1.15. Taxes.

            (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

            (b) Each Borrower that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this

       Section 1.15) paid by Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

       1.16. Capital Adequacy; Increased Costs; Illegality.

             (a) If Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

             (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining the Term Loans, then Borrowers shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative by Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

2.     CONDITIONS PRECEDENT

        2.1. Conditions Precedent to the Term Loans.

        Lender shall not be obligated to make the Term Loans on the Closing Date or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

             (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers and Lender; and Lender shall have received such duly executed documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including, but not limited to, the New Supply Agreement, the ROFR, the Use Restriction Agreements and all those other documents listed in the Closing Checklist attached hereto as Annex B, each in form and substance satisfactory to Lender.

             (b) Repayment of Prior Indebtedness. Lender shall have received a fully executed original of a pay-off letter satisfactory to Lender confirming that the Prior Indebtedness may be repaid in full from the proceeds of the Term Loans and the Fleet Loan and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment on the Closing Date.

             (c) Approvals. Lender shall have received (i) satisfactory evidence that the Borrowers have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

             (d) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date, if any, in the respective amounts specified in Section 1.9, and shall have reimbursed Lender for all fees, costs and expenses of closing incurred in connection with the transactions contemplated herein presented as of the Closing Date.

             (e) Capital Structure: Other Indebtedness. The capital structure of each Borrower and the terms and conditions of all Indebtedness of each Borrower shall be acceptable to Lender in its sole discretion as of the Closing Date.

             (f) Interim Financing Order. The Interim Financing Order shall have been entered, containing terms and conditions satisfactory to Lender, including without limitation, provisions to the effect that (i) upon the occurrence of an Event of Default, (A) Borrowers shall be prohibited from any other borrowings from any other Person (including borrowings under the Fleet Loan), (B) the automatic stay imposed by Section 362 of the Bankruptcy Code shall have been prospectively vacated to the extent necessary to enable Lender to exercise Lender's other rights and remedies five (5) business days after Lender declares an Event of Default and Borrowers receive notice of the declaration of such Event of Default, and
       (C) the stay imposed by Bankruptcy Rule 4001(a)(3) shall have been prospectively vacated to the extent necessary to enable Lender to exercise Lender's other rights and remedies five (5) business days after Lender declares an Event of Default and Borrowers receive notice of the declaration of such Event of Default, (ii) all of Lender's claims for payment with respect to the Obligations shall have superpriority status pursuant to Section 364(c)(1) of the Bankruptcy Code (subject to the terms of the Intercreditor Agreement) and that no costs or expenses of administration shall be imposed against Lender or the Collateral pursuant to Section 506(c) of the Bankruptcy Code or otherwise, (iii) all of Lender's claims for payment with respect to the Obligations shall be secured by a Lien senior and prior to all Liens on property of the estate pursuant to Section 364(d)(1) of the Bankruptcy Code (subject to the terms of the Intercreditor Agreement), (iv) any challengers to Lender's Pre-Petition security interest under the Existing Loan Documents or to Lender's Pre-Petition priority with respect to the Pre-Petition Collateral shall be limited to bringing such challenges within a period thirty (30) days from the date of the issuing of the Interim Financing Order, and (v) the terms and provisions of the Interim Financing Order shall be specifically binding on any subsequently appointed Chapter 11 or Chapter 7 trustee.

             (g) Good Faith. The Bankruptcy Court has found that the Term Loans are made by Lender in "good faith" within the meaning of Section 364(e) of the Bankruptcy Code.

             (h) Fleet Loan. As to each Term Loan satisfaction of all conditions precedent to the Fleet Loan.

             (i) Liens. Lender shall have received searches reflecting the filing of its financing statements and fixture filings and all Liens on the Collateral other than the Liens of Lender and Permitted Encumbrances shall have been terminated.

             (j) Related Transactions. As to each Term Loan, Borrowers shall have consummated the Related Transactions, upon terms acceptable to AWG, including entering into and receiving an acceptable initial funding of the Fleet Loan and the execution and delivery of the Intercreditor Agreement.

             (k) Appraisal of Real Estate. Lender shall have received from Borrowers an appraisal or appraisals in form acceptable to Lender and prepared by a licensed appraiser or appraisers reasonably satisfactory to Lender evidencing that all Real Estate owned by Homeland has an aggregate fair market value equal to or in excess of $23,000,000.

             (l) Value of Inventory. Lender shall have received an affidavit in form and content acceptable to Lender from the chief financial officer of Homeland, attesting to and certifying to Lender that as of the Closing Date Homeland has Inventory, valued at cost, equal to or in excess of $48,000,000.

             (m) Final Order. The First Day Interim Financing Order shall have become a Final Order and the Interim Financing Order shall have become a Final Order.

             (n) No Defaults. Borrowers shall be current on all Obligations and no default shall exist under the Existing Loan Documents or any of the Leases.

3.     REPRESENTATIONS AND WARRANTIES

       To induce Lender to make the Term Loans, the Borrowers executing this Agreement, jointly and severally, make the following representations and warranties to Lender with respect to all Borrowers, each and all of which shall survive the execution and delivery of this Agreement.

       3.1. Corporate Existence; Compliance with Law. Each Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Disclosure Schedule 3.1; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $10,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except to the extent that the failure to have any of such licenses, permits, consents or approvals could not reasonably be expected to have a Material Adverse Effect;
(e) is in compliance with its charter, articles of organization, by-laws and/or operating agreement; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       3.2. Executive Offices; FEIN; State Organizational Identification Number; Legal Names. As of the Closing Date, the current location of each Borrower's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2) and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Borrower, the state organizational identification number of each Borrower and the exact legal name of each Borrower.

       3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter, articles or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except to the extent such breach, default or acceleration could not reasonably be expected to have a Material Adverse Effect or to the extent such breach, termination, default or acceleration is stayed pursuant to the Bankruptcy Code; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, other than the Bankruptcy Court or except those referred to in
Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Borrower thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms.

       3.4. Financial Statements and Projections. Except for the Projections and the Fair Salable Balance Sheet, all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

             (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

                 (i) The audited consolidated and consolidating balance sheets at December 31, 1999 and 2000 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by PriceWaterhouseCoopers, LLP.

                 (ii) The unaudited balance sheet(s) at June 16, 2001 and the related statement(s) of income and cash flows of Borrowers and their Subsidiaries for the portion of the Fiscal Year then ended.

             (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated June 16, 2001.

             (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3,4(C)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the three (3) year period beginning on August 1, 2001 on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

             (d) Fair Salable Balance Sheet. The Fair Salable Balance Sheet delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(D)) was prepared by Borrowers on the same basis as the Pro Forma, except that Borrowers' assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrowers stated at the reasonably estimated present values thereof.

       3.5. Material Adverse Effect. Between December 31, 2000 and the Closing Date, (a) no Borrower has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Borrower or has become binding upon any Borrower's assets and no law or regulation applicable to any Borrower has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Borrower is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Other than the Bankruptcy Cases, between December 31, 2000 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect. In addition, between December 31, 2000 and the Closing Date, there has been no material change in either Homeland's sales or net income.

       3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Borrower. Each Borrower owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases ("Leases") or a summary of terms thereof satisfactory to Lender have been delivered to Lender. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Borrower is a lessor, sublessor or assignor as of the Closing Date. Each Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Borrower are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

       3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Borrower are pending or, to any Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of each Borrower comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of such Borrower; (d) except as set forth in Disclosure Schedule (3.7), no Borrower is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Lender); (e) there is no organizing activity involving any Borrower pending or, to any Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Borrower pending or, to the knowledge of any Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Borrower of any individual.

       3.8. Ventures. Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of Homeland is owned by Holding. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Homeland may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Borrower as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)).

       3.9. Government Regulation. No Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of any Term Loan by Lender to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

       3.10. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Borrower owns any Margin Stock, and none of the proceeds of any Term Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Term Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Borrower will take or permit to be taken any action which might cause the Loan Documents to violate any regulation of the Federal Reserve Board.

       3.11. Taxes. Except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and except to the extent enforcement of any such failure is stayed by the Bankruptcy Code, all tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Borrowers and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Borrower's knowledge, as a transferee. As of the Closing Date, no Borrower has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

       3.12. ERISA

             (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Lender. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to quality under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No Borrower or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Borrower or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

             (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Borrower or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Borrower or ERISA Affiliate; and
       (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

       3.13. No Litigation. Other than the Bankruptcy Cases, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Borrower, threatened against any Borrower, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of the Loan Documents or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Borrower and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $10,000 or injunctive relief or alleges criminal misconduct of any Borrower.

       3.14. Brokers. Other than McDonald Investments, no broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the Term Loans or the Related Transactions, and no Borrower has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith. Notwithstanding the foregoing, Lender has no obligation to any Person in respect to any finder's or brokerage fees and Borrowers agree to indemnify and hold Lender harmless from any such obligation.

       3.15. Intellectual Property. As of the Closing Date, each Borrower owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Borrower conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

       3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Borrower to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

       3.17. Environmental Matters.

             (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: to the Borrower's knowledge, (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $5,000; (ii) no Borrower has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Borrowers are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $5,000; (iv) the Borrowers have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $5,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Borrower is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Borrower which could reasonably be expected to exceed $5,000, and no Borrower has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws,

       Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $5,000 or injunctive relief, or which alleges criminal misconduct by any Borrower; (vii) no notice has been received by any Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Borrowers, there are no facts, circumstances or conditions that may result in any Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Borrowers have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Borrower.

             (b) Each Borrower hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Real Estate or any Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

       3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Borrower, as well as a summary of the terms of each such policy.

       3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Closing Date and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

       3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Borrower is a party to any contract or agreement with any Governmental Authority and no Borrower's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local laws.

       3.21. Intentionally Omitted.

       3.22. Agreements and Other Documents. As of the Closing Date, each Borrower has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Borrower within sixty
(60) days following written notice issued by such Borrower and involving transactions in excess of $100,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; licenses and permits held by the Borrowers, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Borrower and any security interest granted by such Borrower with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Borrower.

       3.23. Ownership of Homeland. Holding owns and controls one hundred percent (100%) of the outstanding capital Stock of Homeland.

       3.24. Subordinated Debt. Except as otherwise set forth in the Intercreditor Agreement, the principal of and interest on the Notes and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any instrument evidencing or applicable to any Subordinated Debt. Borrowers acknowledge that Lender is entering into this Agreement and is extending the Commitments in reliance upon the subordination provisions of this
Section 3.24

4.     FINANCIAL STATEMENTS AND INFORMATION

       4.1. Reports and Notices. Each Borrower executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner as Lender shall reasonably require from time to time. In addition, Borrowers shall deliver to Lender all Financial Statements, notices, Projections and other information at the times and in the manner required under the Fleet Loan Documents to be delivered to Fleet Retail Finance, Inc.

       4.2. Communication with Accountants. Each Borrower executing this Agreement authorizes Lender to communicate directly with its independent certified public accountants including PriceWaterhouseCoopers, LLP and authorizes and shall instruct those accountants and advisors to disclose and make available to Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Borrower.

5.     AFFIRMATIVE COVENANTS

       Each Borrower executing this Agreement jointly and severally agrees as to all Borrowers that from and after the date hereof and until the Termination
Date:

       5.1. Maintenance of Existence and Conduct of Business. Each Borrower shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

       5.2. Payment of Obligations

             (a) Subject to Section 5.2(b), each Borrower shall pay and discharge or cause to be paid and discharged promptly all Post-Petition Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due. Pre-Petition Charges may be paid upon the written consent of Lender and approval of the Bankruptcy Court by a Final Order.

             (b) Each Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP,
       (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Lender has not advised Borrowers in writing that Lender reasonably believes that. nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

       5.3. Books and Records. Each Borrower shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

       5.4. Insurance; Damage to or Destruction of Collateral.

             (a) The Borrowers shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Lender. If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. Lender shall have no obligation to obtain insurance for any Borrower or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral.

             (b) Lender reserves the right at any time upon any change in any Borrower's risk profile (including any change in the product mix maintained by any Borrower or any laws affecting the potential liability of such Borrower) to require additional forms and limits of insurance to, in Lender's opinion, adequately protect Lender's interests in all or any portion of the Collateral and to ensure that each Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, each Borrower shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

             (c) Each Borrower shall deliver to Lender, in form and substance satisfactory to Lender, endorsements to (i) all "All Risk" and business interruption insurance naming Lender as loss payee, and (ii) all general liability and other liability policies naming Lender as additional insured. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $50,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d); or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $100,000 in the aggregate, Lender shall permit the applicable Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 90 days of such casualty, Lender may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds made available to any Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request that a release from the cash collateral account be made to such Borrower in the amount requested to be released; and (ii) Lender shall release such funds from the cash collateral account. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

       5.5. Compliance with Laws. Each Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       5.6. Supplemental Disclosure. From time to time as may be requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Borrowers shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

       5.7. Intellectual Property. Each Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

       5.8. Environmental Matters. Each Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to result in a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Lender promptly after such Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $5,000; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $5,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Borrower or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, then each Borrower shall, upon Lender's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) permit Lender or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Lender deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

       5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Borrower shall use its best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which letter or agreement shall contain an acknowledgement that such landlord, mortgagee or bailee is holding the Collateral for Lender and a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location and shall otherwise be satisfactory in form and substance to Lender. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Borrower and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Lender, or unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. To the extent deemed reasonable by Lender, Lender shall attempt to coordinate the form of such agreements and letters with other debtor-in-possession lenders. Each Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

       5.10. Further Assurances. Each Borrower executing this Agreement agrees that it shall and shall cause each other Borrower to, at such Borrower's expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

       5.11. Reorganization Matters Each Borrower must use its best efforts to pursue an Acceptable Plan of Reorganization which shall include, without limitation, provisions for (a) a nominally priced warrant in favor of Lender for ten percent (10%) of Holding common stock on a fully diluted basis; (b) approval by the Bankruptcy Court of the financing transactions contemplated by this Agreement and the other Loan Documents including, without limitation, the New Supply Agreement, the ROFR, and the Use Restriction Agreements and (c) payment in full and termination of the Fleet Loan on or before the effective date of the Plan of Reorganization. Without limiting the foregoing, Borrowers shall file an Acceptable Plan of Reorganization on or before April 1, 2002. The Parties hereto acknowledge that the requirement for the warrant described in Subpart (a) of this Section 5.11 is in lieu of requiring Borrowers to pay customary loan fees typically charged by lenders who make loans of the nature and type described herein.

       5.12. Period Budgets, Borrowers shall prepare and discuss with Lender such budgets as Lender shall reasonably request from time to time setting forth projected costs and expenses of Borrowers'. Borrowers shall conform all spending consistent with such budgets absent written consent of Lender, which such consent shall be given in Lender's sole and absolute discretion.

       5.13. Member Status. Homeland shall at all times during the term hereof continue to be a member of AWG.

       5.14. Financial Covenants. Borrowers shall at all times comply with all financial covenants which may be required by Fleet Retail Finance, Inc. pursuant to the Fleet Loan, and upon execution of the documents evidencing the Fleet Loan, such financial covenants shall be added hereto as Annex D and incorporated herein by this reference.

       5.15. Fleet Loan. In the event that Lender advances funds to fully pay Fleet Retail Finance, Inc. under the Fleet Loan pursuant to Lender exercising its rights under the Intercreditor Agreement, including without limitation, Sections 6 and 7 thereof, Borrowers shall terminate the Fleet Loan.

6.     NEGATIVE COVENANTS

       Each Borrower executing this Agreement jointly and severally agrees as to all Borrowers that, without the prior written consent of Lender, from and after the date hereof until the Termination Date:

       6.1. Mergers, Subsidiaries, Etc. No Borrower shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, provided that Borrower Representative shall be the survivor of any such merger to which it is a party.

       6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Borrower shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that each Borrower may maintain its existing investments in its Subsidiaries as of the Closing Date.

       6.3. Indebtedness.

             (a) No Borrower shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause
       (c) of Section 6.7, (ii) the Term Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, and (iv) Prior Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Borrower or Lender, as determined by Lender, than the terms of the Indebtedness being refinanced, amended or modified. No Borrower shall obtain any debtor-in-possession financing from Fleet Retail Finance, Inc. or other Person except upon such terms as Lender shall approve in its sole discretion.

             (b) No Borrower shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, and (ii) Indebtedness secured by a Permitted Encumbrance.

         6.4. Employee Loans and Affiliate Transactions.

             (a) No Borrower shall enter into or be a party to any transaction with any other Borrower or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower. In addition, if any such transaction or series of related transactions involves payments in excess of $50,000 in the aggregate, the terms of these transactions must be disclosed in advance to Lender. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

             (b) No Borrower shall enter into any lending or borrowing transaction with any employees of any Borrower, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $25,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding.

             (c) No Borrower shall increase the direct or indirect aggregate compensation (excluding stock options) of the ten most highly compensated employees of the Borrowers, taken as a whole, by more than 5% per annum in excess of the current compensation level for those employees, expressed as an aggregate dollar amount, and set forth in Disclosure Schedule (6.4(c)).

       6.5. Capital Structure and Business. No Borrower shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Term Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, or (c) amend its charter or bylaws in a manner which would adversely affect Lender or such Borrower's duty or ability to repay the Obligations. No Borrower shall engage in any business other than the businesses currently engaged in by it.

       6.6. Guaranteed Indebtedness. No Borrower shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Borrower, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Borrower if the primary obligation is expressly permitted by this Agreement.

       6.7. Liens. No Borrower shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Borrower in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $5,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Borrower shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

       6.8. Sale of Stock and Assets. No Borrower shall, and Lender does not authorize any Borrower to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets other than the sale of Inventory in the ordinary course of business without the prior written consent of Lender, which consent may be in the form of a disposition plan submitted by Borrowers to Lender and approved by Lender. All proceeds derived from any disposition of Collateral other than the sale of Inventory in the ordinary course of business shall be paid to Lender, and applied to the Obligations in the manner set forth in Section 1.3(c) of this Agreement, subject to the provisions of the Intercreditor Agreement.

       6.9. ERISA. No Borrower shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event.

       6.10. Intentionally Omitted

       6.11. Hazardous Materials. No Borrower shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such Environmental Liabilities which could individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       6.12. Sale-Leasebacks. No Borrower shall engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets.

       6.13. Cancellation of Indebtedness. No Borrower shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

       6.14. Restricted Payments. No Borrower shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (b) employee loans permitted under Section 6.4(b) above, (c) scheduled payments of interest with respect to the Subordinated Debt.

       6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Borrower shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, state of incorporation, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Borrower shall change its Fiscal Year.

       6.16. No Impairment of Intercompany Transfers. No Borrower shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

       6.17. No Speculative Transactions. No Borrower shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

       6.18. Leases. No Borrower shall enter into any operating lease for Equipment or Real Estate.

       6.19. Changes Relating to Subordinated Debt. No Borrower shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (t) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Borrower or Lender. At the time of the execution of this

Agreement, the parties hereto acknowledge that there exists no Subordinated Debt other than pursuant that certain Indenture dated August 2, 1996.

       6.20. Reorganization Matters. Borrowers shall actively oppose any Plan of Reorganization which is not filed by Borrowers, Fleet or Lender unless such plan is an Acceptable Plan of Reorganization .

       6.21. AWG Leases and Existing Supply Protection Agreements. Borrowers shall not reject any of the Existing Supply Protection Agreements, Existing Loan Documents, or any of the Leases on which AWG is the landlord or sub-landlord or any membership open account agreement, or any other agreement which inures to AWG's benefit without AWG's prior written consent.

       6.22. No Other Supply Agreement or Right of First Refusal. No Borrower, without the prior written consent of Lender, shall (i) enter into any supply agreement for the supply of products covered by the New Supply Agreement or (ii) grant to any party any option or right of first refusal to purchase any property owned by such Borrower. Further, no Borrower shall take any action to evade or circumvent or otherwise permit the evasion or circumvention of the terms, provisions, and intended benefits of any of the Existing Supply Protection Agreements, the New Supply Agreement, the ROFR, the Use Restriction Agreements or any of the other Loan Documents.

7.     TERM

       7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Termination Date, and the Term Loans and all other Obligations shall be automatically due and payable in full on such date.

       7.2. Survival of Obligations Upon Termination of Financing, Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrowers or the rights of Lender relating to any unpaid portion of the Term Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrowers, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.     EVENTS OF DEFAULT: RIGHTS AND REMEDIES

       8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

             (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, any Term Loan or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Lender's demand for such reimbursement or payment of expenses.

             (b) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of this Agreement.

             (c) Any Borrower shall default under, fail or neglect to perform, keep or observe any other provision of the Existing Loan Documents, the New Supply Agreement, the ROFR, any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this
       Section 8.1) or any other agreement constituting, securing, evidencing or otherwise relating to the Obligations.

             (d) A default or breach shall occur under any other agreement, document or instrument to which any Borrower is a party (including but not limited to those documents evidencing or securing Borrowers obligations under the Fleet Loan) which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Borrower in excess of $100,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $100,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

             (e) Any representation or warranty herein or in any other Loan Document or in any written statement, report, financial statement or certificate made or delivered to Lender by any Borrower is untrue or incorrect in any material respect as of the date when made or deemed made.

             (f) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time outstanding shall be rendered against any Borrower which is not covered by insurance or stayed pursuant to 11 U.S.C. Section 362, and the same shall not, within thirty
       (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

             (g) Assets of any Borrower with a fair market value of $25,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Borrower and such condition continues for thirty (30) days or more.

             (h) Any case or proceeding, except in connection with the current Bankruptcy Cases, shall have been commenced against any Borrower seeking a decree or order in respect of such Person (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
       (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Borrower or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Borrower, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

             (i) Any Borrower, except in connection with the current Bankruptcy Cases (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
       (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Borrower or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

             (j) Any material provision of the Loan Documents shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Borrower shall challenge the enforceability of the Loan Documents or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under the Loan Documents shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

             (k) Any "Change of Control" shall occur or if any of the Borrowers' stock ownership or membership in Lender is terminated for any reason.

             (l) Any default or breach by any Borrower shall occur and be continuing under any material portion of such Borrower's equipment leases or servicing agreements, or any material portion or such Borrower's equipment leases or servicing agreements shall be terminated for any reason.

             (m) Any conversion or dismissal of the Bankruptcy Cases or the application by the Borrowers for such conversion or dismissal, unless such dismissal is consented to, in writing, by the Lender.

             (n) Any order shall be entered by the Bankruptcy Court, or the Borrowers shall file an application for an order, (i) appointing a trustee in the Bankruptcy Cases, or (ii) appointing an examiner or other fiduciary in the Bankruptcy Cases with the authority to perform the duties of a trustee.

             (o) If(i) the Bankruptcy Court fails to convert the Interim Financing Order into a Final Order no later than August 31, 2001; (ii) the Interim Financing Order, or such Interim Finance Order which has become a Final Order, shall be modified, vacated, supplemented, amended or reversed except with the prior written consent of Lender; or (iii) the Borrowers shall apply to the Bankruptcy Court for authority to do so without the prior written consent of the Lender.

             (p) The commencement of a liquidation process or going out-of-business sale with respect to any substantial portion of the Borrowers assets (other than those associated with certain store locations which Borrowers elect to sell or close as set forth on Exhibit F to the New Supply Agreement, pursuant to Section 6 of the Intercreditor Agreement), without the prior written consent of Lender.

             (q) The Bankruptcy Court shall enter an order authorizing or allowing any claim or lien (except as permitted in this Agreement) in the Bankruptcy Cases having a priority whether under Section 364 of the Bankruptcy Code or otherwise superior to or pari passu with that of the Lender except as may be permitted in the Interim Financing Order or Final Order.

             (r) Borrowers commence any action or proceeding or tile any claims or objections of any type against the Lender to contest (i) the pre-petition indebtedness of Borrowers to Lender and/or the Liens of Lender on any Collateral securing such indebtedness; or (ii) the validity and priority of the post-petition Liens on the Collateral, evidenced by the Loan Documents or the validity of the post-petitions indebtedness to Borrowers to the extent actually advanced to or on behalf of Borrowers.

             (s) Any creditor of any Borrower or any other party is granted a termination of the automatic stay under 11 U.S.C. Section 362 without the prior written consent of Lender.

             (t) Any submission by Borrowers or any other Person to the Bankruptcy Court proposing a Plan of Reorganization which is not an Acceptable Plan of Reorganization.

             (u) The entry of an order by the Bankruptcy Court approving a Plan of Reorganization which is not an Acceptable Plan of Reorganization.

             (v) The occurrence of an "exercise event" under any right of first refusal agreement between any Borrower and Lender and any Borrower fails to comply with the provisions of such applicable right of first refusal agreement.

             (w) The transfer of more than twenty percent (20%) of the stock of Holding to an entity primarily engaged (including through any subsidiary, affiliate or otherwise) in the retail or wholesale grocery business.

       8.2. Remedies. If any Default or Event of Default shall have occurred and be continuing, Lender may, without notice, (i) increase the rate of interest applicable to the Term Loans to the Default Rate; (ii) declare all or any portion of the Obligations, including all or any portion of the Term Loans to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Borrower; and (iii) setoff the Obligations, or any portion thereof, against any or all funds of Borrowers' on deposit with Lender or represented by any obligations owed or issued by Lender to any Borrower; (iv) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or
(i), all of the Obligations shall become immediately due and payable without declaration, notice or demand by any Person.

       8.3. Waivers by Borrowers. Except as otherwise provided for in this Agreement or by applicable law, each Borrower waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

       8.4. Cross-Default. Homeland hereby agrees that a default under this Agreement shall automatically constitute a default under each of the other Obligations.

9.     INTENTIONALLY OMITTED

10.    SUCCESSORS AND ASSIGNS

       10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Borrower, Lender and their respective successors and assigns (including, in the case of any Borrower, a debtor-in-possession on behalf of such Borrower), except as otherwise provided herein or therein. No Borrower may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Borrower without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Borrower and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.    MISCELLANEOUS

       11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, fee letter between any Borrower and Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

       11.2. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes or other Loan Documents, or any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrowers.

       Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Lender, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

       11.3. Legal Fees and Expenses. Borrowers shall reimburse Lender for all reasonable out-of-pocket legal and legal-related expenses incurred in connection with the preparation of the Loan Documents. Borrowers shall reimburse Lender for all reasonable legal and legal related fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation both Pre-Petition and Post-Petition in connection with:

             (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Lender of the proceeds of the Term Loan;

             (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Term Loans made pursuant hereto or its rights hereunder or thereunder;

             (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the

       Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default;

             (d) any attempt to enforce any remedies of Lender against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default;

             (e) any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default;

             (f) efforts to (i) monitor the Term Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Borrowers or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, whether before or after Default;

             (g) any and all matters which may arise under or in connection with the Bankruptcy Cases;

including, as to each of clauses (a) through (g) above, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all legal or legal related expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: fees, costs and expenses of paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

       11.4. No Waiver. Lender's failure, whether pursuant to a prohibitive term in the Intercreditor Agreement or otherwise, at any time or times, to require strict performance by the Borrowers of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default, whether pursuant to a prohibitive term in the Intercreditor Agreement or otherwise, shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrowers specifying such suspension or waiver.

       11.5. Remedies. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

       11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

       11.8. Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by the Borrowers and designated as confidential for a period of two (2) years following receipt thereof, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Term Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party; or (f) which ceases to be confidential through no fault of Lender.

       11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF

AMERICA. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN JOHNSON COUNTY, KANSAS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF JOHNSON COUNTY, KANSAS AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN ANNEX C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNTIL THE DATE OF CONSUMMATION OF THE FINAL ORDER APPROVING AN ACCEPTABLE PLAN OF REORGANIZATION, THE PARTIES AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS EXECUTED ON OR ABOUT THE DATE HEREOF.

       11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10),
(c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex C or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Lender) designated on Annex C to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

       11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

       11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

       11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

       11.14. Press Releases. Each Borrower executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of AWG or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to AWG and without the prior written consent of AWG unless (and only to the extent that) such Borrower or Affiliate is required to do so under law and then, in any event, such Borrower or Affiliate will consult with AWG before issuing such press release or other public disclosure.

       11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. In the event a court of competent jurisdiction determines that the Restated Term Note is not a valid Post-Petition Obligation, the Existing Notes shall be reinstated as a valid Pre-Petition Obligation and all the Existing Loan Documents in effect on the Petition Date shall remain in full force and effect and shall secure such existing Obligations.

       11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

       11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

       11.18. Existing Loan Documents. Except to the extent otherwise amended by necessary implication or specifically amended by this Agreement and the other Loan Documents, the Existing Loan Documents are hereby ratified and re-affirmed by the parties hereto. Borrowers, Lender and all other Persons signatory hereto agree that the Existing Loan Documents shall remain in full force and effect and represent the obligations of the parties thereto according to their terms.

       11.19. Release of Claims and Waiver. Borrowers hereby release, remise, acquit and forever discharge Lender and Lender's employees, agents, representatives, consultants, attorney, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporation, parent corporations, and related corporate divisions (collectively "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of every character, known or unknown, direct and/or indirect, fixed or contingent, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the other Loan Documents, including but not limited to any settlement negotiations (collectively the "Released Matters"). Borrowers acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrowers represent and warrant to lender that they have not purported to transfer, assign or otherwise convey any right, title or interest of Borrowers' in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

12.    CROSS-GUARANTY

       12.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

                   (d) the insolvency of any Borrower; or

                   (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

       12.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Each Borrower and their Affiliates expressly waives all rights it may have now or in the future to surcharge pursuant to Section 506(c) of the Bankruptcy Code. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Lender would decline to enter into this Agreement.

       12.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

       12.4. Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

       12.5. Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

       12.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

       (a) the net amount of all Term Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

       (b) the amount which could be claimed by Lender from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

12.7. Contribution with Respect to Guaranty Obligations.

       (a) To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Term Loans made to that Borrower for which it is primarily liable) (a "Guarantor Pavment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

       (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

       (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section
12.7 shall limit the liability of any Borrower to pay the Term Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

       (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

       (e) The rights of the indemnifying Borrowers against other Borrowers under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

       12.8. Liability Cumulative. The liability of Borrowers under this
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

KANSAS DISCLOSURE

               1) THIS IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN BORROWERS AND LENDER, AND THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL AGREEMENT BETWEEN BORROWERS AND LENDER.

               2) BORROWERS AND LENDER ACKNOWLEDGE THAT ALL NONSTANDARD TERMS OF THIS AGREEMENT AND ALL PRIOR ORAL AGREEMENTS AND CONTEMPORANEOUS ORAL AGREEMENTS BETWEEN THEM ARE SUFFICIENTLY SET FORTH HEREIN EXCEPT (IF NONE, WRITE "NONE"):

NONE.

BORROWERS AND LENDER FURTHER ACKNOWLEDGE THAT THE ABOVE SPACE IS SUFFICIENT FOR DISCLOSURE OF TERMS AND AGREEMENTS, IF ANY, NOT SET FORTH IN THIS AGREEMENT.

               3) BORROWERS AND LENDER AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT BETWEEN THEM EXISTS.

               Borrowers' initials: /s/ DC
                                   -----------------------
               Lender's initials:  /s/ GLP
                                   -----------------------

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            HOMELAND HOLDING
                                            CORPORATION, Debtor-in-Possession, a
                                            Delaware corporation, as Borrower


                                            By: /s/ DAVID B. CLARK
                                               ---------------------------------
                                            Name:   David B. Clark
                                                 -------------------------------
                                            Title:  President, CEO
                                                  ------------------------------


                                            HOMELAND STORES, INC., Debtor-in-
                                            Possession, a Delaware corporation,
                                            as Borrower

                                            By: /s/ DAVID B. CLARK
                                               ---------------------------------
                                            Name:   David B. Clark
                                                 -------------------------------
                                            Title:  President, CEO
                                                  ------------------------------


                                            ASSOCIATED WHOLESALE GROCERS,
                                            INC., a Missouri corporation, as
                                            Lender

                                            By: /s/ GARY L. PHILLIPS
                                               ---------------------------------
                                            Name:   Gary L. Phillips
                                                 -------------------------------
                                            Title:  President/CEO
                                                  ------------------------------

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT
                                   DEFINITIONS

         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

         "$16.5 Million Loan Commitment" shall mean the commitment of Lender to make the $16.5 Million Loan in the principal amount of $16,500,000.

         "$16.5 Million Payment Date" shall mean the earlier of (a) the Confirmation Date, (b) August 1, 2003, (c) the date in which the Term Loans become due and payable pursuant to Section 8.2(b), and (d) the date of indefeasible prepayment in full by Borrowers of the Term Loans.

         "$16.5 Million Term Loan" shall have the meaning assigned to it in
Section 1.1 (a)(i).

         "$16.5 Million Term Note" shall have the meaning assigned to it in
Section 1.1 (a)(i).

         "1995 Supply Agreement" shall mean that certain Supply Agreement dated April 21, 1995 between AWG and Homeland as amended pursuant to that certain First Amendment to Supply Agreement dated as of August 2, 1996, and that certain Second Amendment to Supply Agreement dated as of August 12, 1997 and as amended by the Agreement.

         "1999 Supply Agreements" shall mean those certain Supply Agreements between Borrowers and AWG dated as of April 23, 1999, November 2, 1999 and February 20, 2000.

         "Acceptable Plan of Reorganization" shall mean any Plan of Reorganization that has been acknowledged by Lender in writing as acceptable to it in its sole and absolute discretion.

         "Account Debtor" shall mean any Person who may become obligated to any Borrower under, with respect to, or on account of, an Account.

         "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Borrower and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Borrower's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Borrower, under all

                                       A-l
purchase orders and contracts for the sale of goods or the performance of services or both by such Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of such Borrower) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Lender.

         "Agreement" shall mean this Credit Agreement by and among Borrowers and Lender.

         "Allocable Amount" shall have the meaning assigned to it in Section 12.7(b).

         "Amended and Restated Membership Agreement" shall have the meaning assigned to it in Annex B.

         "Amended and Restated Stock Power of Attorney" shall have the meaning assigned to it in Annex B.

         "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

         "AWG" shall mean Associated Wholesale Grocers, Inc.

         "Bankruptcy Cases" shall mean collectively Holding's case under Chapter 11 of the Bankruptcy Code known as Case No. 01-17869TS in the Bankruptcy Court and Homeland's case under Chapter 11 of the Bankruptcy Code known as Case No. 01-17870TS in the Bankruptcy court.

         "Bankruptcy Code" shall mean Title 11, United States Code.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Oklahoma.

         "Borrower Representative" shall mean Homeland in its capacity as Borrower Representative pursuant to the provisions of Section 1.2.

         "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the recitals to the Agreement.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Kansas.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

         "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Change of Control" shall mean any event, transaction or occurrence as a result of which Holding shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Homeland.

         "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Borrower, (b) any Borrower's ownership or use of any properties or other assets, or (e) any other aspect of any Borrower's business.

         "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located.

         "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex B.

         "Closing Date" shall mean August 15, 2001.

         "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Kansas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Kansas, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Control Letters, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

         "Collection Account" shall mean that certain account of Lender as Lender shall specify from time to time.

         "Commitments" shall mean the aggregate of the $16.5 Million Term Loan Commitment, the Restated Term Loan Commitment and the Supply Term Loan Commitment, as such amounts may be reduced, amortized or otherwise adjusted according to the terms of this Agreement.

         "Confirmation Date" shall mean the date on which an order issued by the Bankruptcy Court confirming a Plan of Reorganization becomes a Final Order.

         "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Control Letter" means a letter agreement between Lender and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Borrower, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Borrower,
(iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Borrower, (iv) the holder of a Deposit Account of any Borrower, whereby, among other things, the issuer, securities intermediary, futures commission merchant or holder disclaims any security interest in the applicable financial assets, acknowledges the Lien of Lender on such financial assets, and agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Borrower.

         "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Borrower under any written agreement granting any right to use any Copyright or Copyright registration.

         "Copyright Security Agreements" shall mean the Copyright Security Agreements made in favor of Lender by each applicable Borrower.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by any Borrower: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

         "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Code, now owned or hereafter acquired by any Borrower.

         "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

         "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located.

         "Dollars" or "$" shall mean lawful currency of the United States of America.

         "Electronic Chattel Paper" shall mean all "electronic chattel paper" as such term is defined in the Code, now owned or hereafter acquired by any Borrower.

         "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located and, in any event, including without limitation, all such Borrower's machinery and equipment, including store and warehouse equipment, coolers, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, supplies, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures (whether affixed or not affixed to the real property) and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to any Borrower, any trade or business (whether or not incorporated) which, together with such Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

         "ERISA Event" shall mean, with respect to any Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(f) the failure by any Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

         "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

         "Event of Default" shall have the meaning assigned to it in Section
8.1.

         "Existing Loan Documents" shall mean the Existing Supply Protection Agreements, and all agreements, notes, collateral documents and other documents relating to, evidencing or securing one or more of Borrowers' obligations under the Existing Notes or the Supply Agreements.

         "Existing Notes" shall mean those certain promissory notes as follows:

               (i) Amended and Restated Promissory Note dated February 29, 2000 in the original principal amount of $6,162,011.63 made by Belton Food Center, Inc. in favor of AWG and assumed by Homeland pursuant to that certain Assignment, Assumption and Release Agreement dated February 29, 2000 between Belton Food Center, Inc., Ronald M. Bowes, Susan
                      L. Bowers and Ronald M. Bowes, Trustee of Trust Created by Trust Indenture, dated January 7, 1997, with Ronald M. Bowes, as Settlor, Homeland and AWG.

               (ii) Amended and Restated Promissory Note dated November 2, 1999 in the original principal amount of $6,953,860.00 made by Brattain Foods, Inc. in favor of AWG and assumed by Homeland pursuant to that certain Assignment, Assumption and Release Agreement dated November 2, 1999 between Brattain Foods, Inc., Donald R. Brattain, Jane A. Brattain, BHC, LLC, Homeland and AWG.

               (iii) Amended and Restated Promissory Note dated March 26, 1999 in the original principal amount of $12,130,646.98 made by Horner Foods, Inc. in favor of AWG and assumed by Homeland pursuant to that certain Assignment, Assumption and Release Agreement dated April 23, 1999 between Horner Foods, Inc., Lester E. Horner, Leah M. Horner, Horner Family 199301 Trust dated January 29, 1993, Lester E. Horner Trust dated January 29, 1993 and Leah M. Horner Trust dated January 29, 1993, Homeland and AWG.

         "Existing Supply Protection Agreements" shall mean the 1995 Supply Agreement, the 1999 Supply Agreements, and each right of first refusal, use restriction and non-compete agreement that was executed in connection with one or more of the foregoing supply agreements.

         "Fair Salable Balance Sheet" shall mean a balance sheet of Borrowers prepared in accordance with Section 3.4(d).

         "Fees" shall have the meaning assigned to it in Section 1.9.

         "Final Order" shall mean a final, non-appealable order entered in the Bankruptcy Cases.

         "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 of the Agreement.

         "First Day Interim Financing Order" shall mean the Interim Order of the Hon. J. TeSelle, United States Bankruptcy Court, Case Nos. 01-17869TS and 01-17870TS, to make available to Borrowers $3,100,000 in post-petition financing.

         "First Day Note" shall have the meaning set forth in Section G of the Recitals.

         "Fiscal Period" shall mean any of the four (4) week accounting periods of Borrowers.

         "Fiscal Year" shall mean any of the annual accounting periods of Borrowers ending on the Saturday closest to December 31 of each year.

         "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Borrower.

         "Fleet Loan" shall mean that certain debtor-in-possession revolving credit loan and term loan to be made by Fleet Retail Finance Inc. and Back Bay Capital Funding, LLC as lenders for the benefit of Borrowers.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied.

         "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, and, in any event, including all right, title and interest which such Borrower may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, all payment intangibles, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Borrower or any computer bureau or service company from time to time acting for such Borrower.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guarantor Payment" shall have the meaning assigned to it in Section 12.7(a).

         "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material, " "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant, " "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

         "Holding" shall mean Homeland Holding Corporation, Debtor-in-Possession, a Delaware corporation.

         "Homeland" shall mean Homeland Stores, Inc., Debtor-in-Possession, a Delaware corporation.

         "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Prime Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

         "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.13.

         "Indemnified Person" shall have the meaning assigned to it in Section 1.13.

         "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement to be executed between Fleet Retail Finance Inc. and Lender setting forth, among other things, their relative priorities with respect to the Collateral, all in form and content acceptable to Lender in its sole discretion.

         "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

         "Interest Payment Date" means the last Business Day of every week, provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Term Loans have been paid in full and (y) the $16.5 Million Payment Date and the Supply Term Maturity Date shall each be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

         "Interim Financing Order" shall mean the Interim Order of the Hon. J. TeSelle, United States Bankruptcy Court, Case Nos. 01-17869TS and 01-17870TS, to make available to Borrowers certain post-petition financing arrangements pursuant to this Agreement.

         "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Borrower for sale or lease.

         "Investment Property" shall have the meaning ascribed thereto in
Section 9-102 of the Code, as amended from time to time, in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Borrower, including the rights of any Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Borrower; (iv) all commodity contracts held by any Borrower; and (v) all commodity accounts held by any Borrower.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "Leases" shall mean the Internal Revenue Service, or any successor thereto.

         "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

         "Leases" shall have the meaning assigned to it in Section 3.6.

         "Lender" shall mean AWG.

         "Letter-of-Credit Rights" shall mean all "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Borrower.

         "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Borrower.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Litigation" shall have the meaning assigned to it in Section 3.13.

         "Loan" or "Loans" shall mean collectively or individually the $16.5 Million Term Loan, the Restated Term Loan and the Supply Term Loan.

         "Loan Account" shall have the meaning assigned to it in Section 1.12.

         "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the ROFR, the New Supply Agreement, the Use-Restriction Agreements and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower, or any employee of any Borrower, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower, (b) any Borrower's ability to pay or perform under any of the Term Loans or any of the other Obligations, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Borrowers which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually or in the aggregate to any Borrower in any 30-day period in excess of $50,000 shall be deemed to have had Material Adverse Effect.

         "Maximum Lawful Rate" shall have the meaning assigned to it in Section 1.5(g)

         "Mortgaged Properties" shall have the meaning assigned to it in Annex
B.

         "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Borrower to Lender with respect to the Mortgaged Properties, all in form and substance satisfactory to Lender.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Borrower or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "New Supply Agreement" shall mean that certain Supply Agreement between Borrowers and AWG dated as of the date hereof.

         "Non-Competition Agreement" shall mean that certain Non-Competition Agreement between Borrowers and AWG dated as of the date hereof.

         "Note" or "Notes" shall mean collectively or individually the Term
Notes.

         "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, matured or unmatured, voluntary or involuntary, earned or unearned, monetary or non-monetary, joint or several or otherwise, whether or not evidenced by any note, agreement or other instrument, whether (a) arising under the Agreement or any of the other Loan Documents including without limitation, the Supply Agreements, the ROFR, the Non-Competition Agreement, and the Use Restriction Agreement or (b) arising under any other contract, lease or sublease, of every kind nature and description, present or future, however evidenced, created or incurred, whether primary or secondary, direct or indirect (by guaranty or otherwise), absolute or contingent, due or not due, now existing or hereafter arising and however acquired or extended, matured or unmatured, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, earned or unearned, monetary or non-monetary, joint or several or otherwise, whether or not such notes, loans, advances, debts, liabilities, indebtedness, obligations, contracts, covenants and duties are of the same kind or quality or related to the same transactions or the same series of transactions, or under any open account arrangement between any Borrower, any affiliate of any Borrower and Lender and all costs and expenses, including but not limited to attorneys' fees incurred by Lender in preparing, reviewing securing, collecting (including but not limited to those arising in any bankruptcy proceeding), enforcing or compromising any of said notes, loans, advances, debts, liabilities, indebtedness, obligations, contracts, covenants and duties. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Borrower, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Borrower under the Agreement or any of the other Loan Documents.

         "Orderly Liquidation Value" shall mean the orderly liquidation value as determined by an appraiser acceptable to Lender in its sole discretion.

         "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Borrower granting any right with respect to any invention on which a Patent is in existence.

         "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Lender by each applicable Borrower.

         "Patents" shall mean all of the following in which any Borrower now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Borrower is a party as lessee made in the ordinary course of business; (d) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (e) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Borrower is a party; (f) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (g) presently existing or hereinafter created Liens in favor of Lender; (h) Liens in favor of Fleet pursuant to the Fleet Loan and subject to the Intercreditor Agreement; and
(i) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Petition Date" shall mean August 1, 2001, the date on which the Borrowers filed voluntary petitions under Chapter 11 of the Bankruptcy Code.

         "Plan" shall mean, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which any Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Borrower.

         "Plan of Reorganization" shall mean any plan of reorganization of Borrowers.

         "Pledge Agreement" shall have the meaning assigned to it in Annex B.

         "Post Petition" any date or period in time subsequent to the Petition Date.

         "Pre-Petition" any date or period in time prior to the Petition Date.

         "Prime Rate" shall mean that variable interest rate which is periodically determined, established and distributed by UMB Bank, N.A., Kansas City, Missouri (or any successor to such bank) as its "base lending rate" to its officers and employees for their guidance in making loans, whether or not otherwise published or announced, as the same may be adjusted from time to time.

         "Prior Indebtedness" shall mean that amount owed or owing Prior Lender immediately prior to Closing.

         "Prior Lender" shall mean the National Bank of Canada.

         "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Borrower against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral, and
(e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

         "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of June 16, 2001 after giving pro forma effect to the Related Transactions.

         "Projections" means Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

         "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

         "Real Estate" shall have the meaning assigned to it in Section 3.6.

         "Refinancing" shall mean the repayment in full by Borrowers of the Prior Indebtedness on the Closing Date.

         "Related Transactions" means the borrowing under the Term Loan on the Closing Date, the Refinancing, the consummation of the Fleet Loan, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

         "Related Transactions Documents" shall mean the Loan Documents and documents evidencing or relating to the Fleet Loan.

         "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Released Matters" shall have the meaning assigned to it in Section 11.19.

         "Released Parties" shall have the meaning assigned to it in Section 11.19.

         "Replacement Assets" shall have the meaning assigned to it in Section 6.8.

         "Restated Term Loan" shall have the meaning assigned to it in Section 1.1(b)(i).

         "Restated Term Note" shall have the meaning assigned to it in Section 1.1(b)(i).

         "Restated Loan Commitment" shall mean the commitment of Lender to restate the Existing Notes with the Restated Term Loan in the aggregate principal amount, as of the Closing Date of $9,465,956.66.

         "Restated Term Maturity Date" shall mean the earlier of (a) February 24, 2007 or (b) the date on which the Term Loans become due and payable pursuant to Section 8.2(b) or (c) the date the Term Loans are indefeasibly paid in full.

         "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

         "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "ROFR" shall mean that certain Right of First Refusal Agreement between Borrowers and AWG dated as of the date hereof.

         "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Lender and each Borrower that is a signatory thereto.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subordinated Debt" shall mean any Indebtedness of any Borrower subordinated to the Obligations in a manner and form satisfactory to Lender in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

         "Supply Agreements" shall mean collectively the 1995 Supply Agreement, the 1999 Supply Agreements and the New Supply Agreement.

         "Supply Loan Commitment" shall mean the commitment of Lender to make the Supply Term Loan in the principal amount of $3,100,000.

         "Supply Term Loan" shall have the meaning assigned to it in Section 1.1(c)(i).

         "Supply Term Maturity Date" shall mean the earlier of (a) May 30, 2002,
(b) the date on which the Term Loans become due and payable pursuant to Section 8.2(b), (c) the date on which the 1995 Supply Agreement is terminated, superceded, rejected or otherwise ceases, for any reason, to be enforceable, in whole or in part, against Homeland, or (d) the date when the Term Loans are indefeasibly paid in full.

         "Supply Term Note" shall have the meaning assigned to it in Section 1.1(c)(i).

         "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or any political subdivision thereof.

         "Termination Date" shall mean the date on which the Term Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

         "Term Loan" or "Term Loans" shall mean collectively and individually the $16.5 Million Term Loan, the Restated Term Loan and the Supply Term Loan.

         "Term Notes" shall mean the $16.5 Million Term Note, the Restated Term Note and the Supply Term Note.

         "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Borrower granting any right to use any Trademark.

         "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Lender by each applicable Borrower.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Borrower: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof and (c) all goodwill associated with or symbolized by any of the foregoing.

         "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower or any ERISA Affiliate as a result of such transaction.

         "Use Restriction Agreements" shall mean those certain Use Restriction Agreements executed by Homeland for the benefit of AWG dated as of the date hereof.

         All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Kansas to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in the Term Loan Document refers to the knowledge (or an analogous phrase) of any Borrower, such words are intended to signify that such Borrower has actual knowledge or awareness of a particular fact or circumstance or that such Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                            ANNEX B (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

         In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

         A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Lender.

         B. Notes. Duly executed originals of the Term Notes dated the Closing Date.

         C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto, including executed powers of attorney by each Borrower in favor of Lender.

         D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender.

         E. Security Interests and Code Filings.

                  (a) Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Borrower (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral, (all of which shall be terminated on the Closing Date).

                  (b) Evidence satisfactory to Lender, including copies, of all UCC-1 and other financing statements filed in favor of any Borrower with respect to each location, if any, at which Inventory may be consigned.

                  (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower, (iv) all holders of Deposit Accounts of any Borrower, and (v) all issuers of all letters of credit which give rise to any Letter-of-Credit Rights.

         F. Leases: Chattel Paper. All copies of all original leases and other Chattel Paper owned or held by any Borrower, including, without limitation, leases of Inventory consisting of machinery and Equipment, servicing agreements and contracts.

         G. Titles. Original titles to all motor vehicles and all other items of titled equipment or Inventory of Borrowers showing no prior lienholders and signed applications reflecting Lender's first priority lien.

         H. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Lender, by and between all parties to the Prior Indebtedness, documents evidencing repayment in full of the Prior Indebtedness, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, manually signed by the Prior Lender releasing all liens, if any, of Prior Lender upon any of the personal property of each Borrower, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Indebtedness, if any.

         I. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Borrower which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Lender, together with all instruments, documents and agreements executed pursuant thereto.

         J. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Lender with respect to the disbursement on the Closing Date of the proceeds of the Term Loan.

         K. Charter or Articles of Organization and Good Standing. For each Borrower, such Person's (a) charter or articles of organization and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or organization, and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         L. Bylaws, Operating Agreement and Resolutions. For each Borrower, (a) such Person's bylaws or operating agreement, together with all amendments thereto and (b) resolutions of such Person's Board of Directors or managers and stockholders or members, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or other authorized Person as being in full force and effect without any modification or amendment.

         M. Incumbency Certificates. For each Borrower, signature and incumbency certificates of the officers or managers of each such Person executing any of the Loan

Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or other authorized person as being true, accurate, correct and complete.

         N. Opinions of Counsel. Duly executed originals of opinions of Crowe & Dunlevy, counsel for the Borrowers and each other Person executing or delivering a Pledge Agreement, together with any local counsel opinions requested by Lender, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Borrowers, authorizing and directing such counsel to address its opinion to Lender and to include in such opinion an express statement to the effect that Lender is authorized to rely on such opinion.

         O. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original notes and all other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement.

         P. Accountants' Letters. A letter from the Borrowers to their independent auditors authorizing the independent certified public accountants of the Borrowers to communicate with Lender in accordance with Section 4.2, and a letter from such auditors acknowledging Lender's reliance on the auditor's certification of past and future Financial Statements.

         Q. Officer's Certificate. Lender shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer or other such officer or manager of each Borrower, dated the Closing Date, stating that, since December 31, 2000 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Borrower; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

         R. Waivers. Lender shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Lender, in each case as required pursuant to Section 5.9.

         S. Mortgages. Mortgages covering all of the Real Estate (the "Mortgaged Properties") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Lender, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Lender.

         T. Subordination and Intercreditor Agreements. Lender shall have received any and all subordination and/or intercreditor agreements, including the Intercreditor Agreement, all in form and substance reasonably satisfactory to Lender, in its sole discretion, as Lender shall have deemed necessary or appropriate with respect to any Indebtedness of any Borrower.

         U. Environmental Reports. Lender shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASCM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and Lender shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Borrower as Lender shall have requested, and Lender shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Lender shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports.

         V. Audited Financials; Financial Condition. Lender shall have received Borrowers' final Financial Statements for their Fiscal Year ended December 31, 2000, audited by PriceWaterhouseCoopers, LLP. Each Borrower shall have provided Lender with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections, Fair Salable Balance Sheet and a Borrowing Base Certificate with respect to such Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Lender, and Lender shall be satisfied, in its sole discretion, with all of the foregoing. Lender shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; (d) the Fair Salable Balance Sheet was prepared on the same basis as the Pro Forma, except that Borrowers' assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrowers stated at the reasonably estimated present values thereof; and (e) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Lender shall request.

         W. Acknowledgements of Third Parties. Acknowledgements from landlords, mortgagees and bailees in form and substance satisfactory to Lender in its sole discretion that such parties hold applicable Collateral for Lender.

         X. Amended and Restated Membership Agreement. Duly executed original of the Amended and Restated Membership Agreement between AWG and Homeland dated as of the date hereof.

         Y. Amended and Restated Stock Power of Attorney. Duly executed original of the Amended and Restated Stock Power of Attorney between AWG and Homeland dated as of the date hereof.

         Z. Supply Agreement. Lender shall have received the New Supply Agreement in form and substance satisfactory to Lender.

         AA. ROFR. Lender shall have received the ROFR in form and substance satisfactory to Lender.

         BB. Memorandum of Right of First Refusal and Supply Agreement. Memorandum of Right of First Refusal and Supply Agreement to be recorded.

         CC. Use Restriction Agreements. Lenders shall have received the Use Restriction Agreements in form and substance satisfactory to Lender.

         DD. Non-Competition Agreement. Lenders shall have received the Non-Competition Agreement in form and substance satisfactory to Lender.

         EE. Other Documents. Such other certificates, documents and agreements respecting any Borrower as Lender may, in its sole discretion, request.

                             ANNEX C (SECTION 11.10)

                                       TO

                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

         (A)      If to Lender, at

                  Associated Wholesale Grocers, Inc.
                  5000 Kansas Avenue
                  P.O. Box 2932
                  Kansas City, Kansas 66110-2932
                  Attention: General Counsel
                  Telecopier No.: (913) 288-1573
                  Telephone No.: (913) 288-1511
                  with copies to:

                  Husch & Eppenberger, LLC
                  1200 Main Street, Suite 1700
                  Kansas City, Missouri 64105
                  Attention: Christopher J. Rockers, Esq.
                  Telephone No.: (816) 421-4800
                  Telecopier No.: (816) 421-0596

         (B)      If to any Borrower, to Borrower Representative at

                  Homeland Stores, Inc.
                  2601 NW Expressway, Suite 1100 E
                  Oklahoma City, Oklahoma 73112
                  Attention: Wayne S. Peterson
                  Telephone No.:   (405) 879-6670
                  Telecopier No.:  (405) 879-4614

                  With copies to:
                  Crowe & Dunlevy
                  1800 Mid-America Tower
                  20 North Broadway
                  Oklahoma City, Oklahoma 73102
                  Attention: Roger A. Stong, Esq.
                  Telephone No.:   (405) 239-6614
                  Telecopier No.:  (405) 239-6651

                                EXHIBIT 1.1(b)(i)

                                       TO

                                CREDIT AGREEMENT


                         FORM OF $16.5 MILLION TERM NOTE

August 15, 2001                                              Kansas City, Kansas
                                                                     $16,500,000


                  FOR VALUE RECEIVED, the undersigned, HOMELAND HOLDING CORPORATION, Chapter 11 debtor-in-possession, a Delaware corporation ("Holding") and HOMELAND STORES, INC., Chapter 11 debtor-in-possession, a Delaware corporation ("Homeland"); (Holding and Homeland are sometimes collectively referred to herein as "Borrowers"), HEREBY PROMISE TO PAY to the order of ASSOCIATED WHOLESALE GROCERS, INC., a Missouri corporation ("Lender") at the offices of Lender at 5000 Kansas Avenue, Kansas City, Kansas 66106, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of SIXTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($16,500,000). All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

                  This $16.5 Million Term Note is that certain $16.5 Million Term Note issued pursuant to Section 1.1(a)(i) of that certain Credit Agreement dated as of August 15, 2001 by and among Borrowers, the other Persons named therein as Credit Parties and Lender (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the $16.5 Million Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this $16.5 Million Term Note.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

                  If any payment on this $16.5 Million Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this $16.5 Million Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  Time is of the essence of this $16.5 Million Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

                  Except as provided in the Credit Agreement, this $16.5 Million Term Note may not be assigned by Lender to any Person.

                  THIS $16.5 MILLION TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                   HOMELAND HOLDING CORPORATION,
                                   Chapter 11 Debtor-in-Possession, a Delaware corporation



                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------



                                   HOMELAND STORES, INC., Chapter 11 Debtor-in-Possession, a Delaware corporation



                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------

                                EXHIBIT 1.1(b)(i)

                                       TO

                                CREDIT AGREEMENT


                           FORM OF RESTATED TERM NOTE

August 15, 2001                                              Kansas City, Kansas
                                                                   $9,465,956.66


                  FOR VALUE RECEIVED, the undersigned, HOMELAND HOLDING CORPORATION, Chapter 11 debtor-in-possession, a Delaware corporation ("Holding") and HOMELAND STORES, INC., Chapter 11 debtor-in-possession, a Delaware corporation ("Homeland"); (Holding and Homeland are sometimes collectively referred to herein as "Borrowers"), HEREBY PROMISE TO PAY to the order of ASSOCIATED WHOLESALE GROCERS, INC., a Missouri corporation ("Lender") at the offices of Lender at 5000 Kansas Avenue, Kansas City, Kansas 66106, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of NINE MILLION FOUR HUNDRED SIXTY-FIVE THOUSAND NINE HUNDRED FIFTY-SIX DOLLARS AND 66 CENTS ($9,465,956.66). All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

                  This Restated Term Note is that certain Restated Term Note issued pursuant to Section 1.1(b) of that certain Credit Agreement dated as of August 15, 2001 by and among Borrowers, the other Persons named therein as Credit Parties and Lender (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Restated Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Restated Term Note.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

                  If any payment on this Restated Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this Restated Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  Time is of the essence of this Restated Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

                  Except as provided in the Credit Agreement, this Restated Term Note may not be assigned by Lender to any Person.

                  THIS RESTATED TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                   HOMELAND HOLDING CORPORATION,
                                   Chapter 11 Debtor-in-Possession, a Delaware corporation



                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------



                                   HOMELAND STORES, INC., Chapter 11
                                   Debtor-in-Possession, a Delaware corporation



                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------

                               EXHIBIT 1.1(b)(ii)

                                       TO

                                CREDIT AGREEMENT

HOMELAND LOAN AMORTIZATION
COMBINED PAYMENTS FOR ALL THREE EXISTING NOTES
ORIGINAL LOAN AMOUNTS - $4,640,000, $6,953,860 AND $4,200,000


  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

    8/11/01              9,465,956.66             14,107.94           42,928.57             9,437,136.03
    8/18/01              9,437,136.03             14,065.03           42,928.57             9,408,272.49
    8/25/01              9,408,272.49             14,021.98           42,928.57             9,379,365.90
     9/1/01              9,379,365.90             13,978.86           42,928.57             9,350,416.19
     9/8/01              9,350,416.19             13,935.74           42,928.57             9,321,423.36
    9/15/01              9,321,423.36             13,892.48           42,928.57             9,292,387.27
    9/22/01              9,292,387.27             13,849.29           42,928.57             9,263,307.99
    9/29/01              9,263,307.99             13,805.89           42,928.57             9,234,185.31
    10/6/01              9,234,185.31             13,762.49           42,928.57             9,205,019.23
   10/13/01              9,205,019.23             13,719.02           42,928.57             9,175,809.68
   10/20/01              9,175,809.68             13,675.55           42,928.57             9,146,556.66
   10/27/01              9,146,556.66             13,631.94           42,928.57             9,117,260.03
    11/3/01              9,117,260.03             13,588.19           42,928.57             9,087,919.65
   11/10/01              9,087,919.65             13,544.51           42,928.57             9,058,535.59
   11/17/01              9,058,535.59             13,500.76           42,928.57             9,029,107.78
   11/24/01              9,029,107.78             13,456.80           42,928.57             8,999,636.01
    12/1/01              8,999,636.01             13,412.91           42,928.57             8,970,120.35
    12/8/01              8,970,120.35             13,368.95           42,928.57             8,940,560.73
   12/15/01              8,940,560.73             13,324.85           42,928.57             8,910,957.01
   12/22/01              8,910,957.01             13,280.82           42,928.57             8,881,309.26
   12/29/01              8,881,309.26             13,236.58           42,928.57             8,851,617.27
     1/5/02              8,851,617.27             13,192.34           42,928.57             8,821,881.04
    1/12/02              8,821,881.04             13,147.96           42,928.57             8,792,100.43
    1/19/02              8,792,100.43             13,1O3.58           42,928.57             8,762,275.44
    1/26/02              8,762,275.44             13,059.13           42,928.57             8,732,406.00
     2/2/02              8,732,406.00             13,014.61           42,928.57             8,702,492.04
     2/9/02              8,702,492.04             12,970.02           42,928.57             8,672,533.49
    2/16/02              8,672,533.49             12,925.36           42,928.57             8,642,530.28
    2/23/02              8,642,530.28             12,880.70           42,928.57             8,612,482.41
     3/2/02              8,612,482.41             12,835.90           42,928.57             8,582,389.74

  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

     3/9/02             8,582,389.74              12,791.03           42,928.57             8,552,252.20
    3/16/02             8,552,252.20              12,746.16           42,928.57             8,522,069.79
    3/23/02             8,522,069.79              12,701.22           42,928.57             8,491,842.44
    3/30/02             8,491,842.44              12,656.14           42,928.57             8,461,570.01
     4/6/02             8,461,570.01              12,610.99           42,928.57             8,431,252.43
    4/13/02             8,431,252.43              12,565.84           42,928.57             8,400,889.70
    4/20/02             8,400,889.70              12,520.55           42,928.57             8,370,481.68
    4/27/02             8,370,481.68              12,475.19           42,928.57             8,340,028.30
     5/4/02             8,340,028.30              12,429.90           42,928.57             8,309,529.63
    5/11/02             8,309,529.63              12,384.40           42,928.57             8,278,985.46
    5/18/02             8,278,985.46              12,338.90           42,928.57             8,248,395.79
    5/25/02             8,248,395.79              12,293.26           42,928.57             8,217,760.48
     6/1/02             8,217,760.48              12,247.62           42,928.57             8,187,079.53
     6/8/02             8,187,079.53              12,201.91           42,928.57             8,156,352.87
    6/15/02             8,156,352.87              12,156.13           42,928.57             8,125,580.43
    6/22/02             8,125,580.43              12,110.28           42,928.57             8,094,762.14
    6/29/02             8,094,762.14              12,064.29           42,928.57             8,063,897.86
     7/6/02             8,063,897.86              12,018.30           42,928.57             8,032,987.59
    7/13/02             8,032,987.59              11,972.24           42,928.57             8,002,031.26
    7/20/02             8,002,031.26              11,926.04           42,928.57             7,971,028.73
    7/27/02             7,971,028.73              11,879.84           42,928.57             7,939,980.00
     8/3/02             7,939,980.00              11,833.64           42,928.57             7,908,885.07
    8/10/02             7,908,885.07              11,787.23           42,928.57             7,877,743.73
    8/17/02             7,877,743.73              11,740.82           42,928.57             7,846,555.98
    8/24/02             7,846,555.98              11,694.41           42,928.57             7,815,321.82
    8/31/02             7,815,321.82              11,647.79           42,928.57             7,784,041.04
     9/7/02             7,784,041.04              11,601.17           42,928.57             7,752,713.64
    9/14/02             7,752,713.64              11,554.55           42,928.57             7,721,339.62
    9/21/02             7,721,339.62              11,507.79           42,928.57             7,689,918.84
    9/28/02             7,689,918.84              11,460.89           42,928.57             7,658,451.16
    10/5/02             7,658,451.16              11,413.99           42,928.57             7,626,936.58
   10/12/02             7,626,936.58              11,367.02           42,928.57             7,595,375.03
   10/19/02             7,595,375.03              11,319.98           42,928.57             7,563,766.44
   10/26/02             7,563,766.44              11,272.94           42,928.57             7,532,110.81
    11/2/02             7,532,110.81              11,225.76           42,928.57             7,500,408.00
    11/9/02             7,500,408.00              11,178.51           42,928.57             7,468,657.94
   11/16/02             7,468,657.94              11,131.19           42,928.57             7,436,860.56
   11/23/02             7,436,860.56              11,083.73           42,928.57             7,405,015.72
   11/30/02             7,405,015.72              11,036.34           42,928.57             7,373,123.49
    12/7/02             7,373,123.49              10,988.81           42,928.57             7,341,183.73
   12/14/02             7,341,183.73              10,941.14           42,928.57             7,309,196.30

  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

  12/21/02              7,309,196.30              10,893.54           42,928.57             7,277,161.27
  12/28/02              7,277,161.27              10,845.73           42,928.57             7,245,078.43
    1/4/03              7,245,078.43              10,797.92           42,928.57             7,212,947.78
   1/11/03              7,212,947.78              10,750.11           42,928.57             7,180,769.32
   1/18/03              7,180,769.32              10,702.09           42,928.57             7,148,542.84
   1/25/03              7,148,542.84              10,654.07           42,928.57             7,116,268.34
    2/1/03              7,116,268.34              10,606.05           42,928.57             7,083,945.82
    2/8/03              7,083,945.82              10,557.75           42,928.57             7,051,575.00
   2/15/03              7,051,575.00              10,509.59           42,928.57             7,019,156.02
   2/22/03              7,019,156.02              10,461.29           42,928.57             6,986,688.74
    3/1/03              6,986,688.74              10,412.85           42,928.57             6,954,173.02
    3/8/03              6,954,173.02              10,364.41           42,928.57             6,921,608.86
   3/15/03              6,921,608.86              10,315.83           42,928.57             6,888,996.12
   3/22/03              6,888,996.12              10,267.25           42,928.57             6,856,334.80
   3/29/03              6,856,334.80              10,218.60           42,928.57             6,823,624.83
    4/5/03              6,823,624.83              10,169.88           42,928.57             6,790,866.14
   4/12/03              6,790,866.14              10,121.02           42,928.57             6,758,058.59
   4/19/03              6,758,058.59              10,072.09           42,928.57             6,725,202.11
   4/26/03              6,725,202.11              10,023.16           42,928.57             6,692,296.70
    5/3/03              6,692,296.70               9,974.16           42,928.57             6,659,342.29
   5/10/03              6,659,342.29               9,924.95           42,928.57             6,626,338.67
   5/17/03              6,626,338.67               9,875.81           42,928.57             6,593,285.91
   5/24/03              6,593,285.91               9,826.60           42,928.57             6,560,183.94
   5/31/03              6,560,183.94               9,777.18           42,928.57             6,527,032.55
    6/7/03              6,527,032.55               9,727.76           42,928.57             6,493,831.74
   6/14/03              6,493,831.74               9,678.27           42,928.57             6,460,581.44
   6/21/03              6,460,581.44               9,628.71           42,928.57             6,427,281.58
   6/28/03              6,427,281.58               9,579.15           42,928.57             6,393,932.16
    7/5/03              6,393,932.16               9,529.38           42,928.57             6,360,532.97
   7/12/03              6,360,532.97               9,479.68           42,928.57             6,327,084.08
   7/19/03              6,327,084.08               9,429.77           42,928.57             6,293,585.28
   7/26/03              6,293,585.28               9,379.86           42,928.57             6,260,036.57
    8/2/03              6,260,036.57               9,329.81           42,928.57             6,226,437.81
    8/9/03              6,226,437.81               9,279.76           42,928.57             6,192,789.00
   8/16/03              6,192,789.00               9,229.64           42,928.57             6,159,090.07
   8/23/03              6,159,090.07               9,179.45           42,928.57             6,125,340.95
   8/30/03              6,125,340.95               9,129.12           42,928.57             6,091,541.50
    9/6/03              6,091,541.50               9,078.79           42,928.57             6,057,691.72
   9/13/03              6,057,691.72               9,028.25           42,928.57             6,023,791.40
   9/20/03              6,023,791.40               8,977.78           42,928.57             5,989,840.61
   9/27/03              5,989,840.61               8,927.17           42,928.57             5,955,839.21

  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

    10/4/03             5,955,839.21                8,876.49          42,928.57              5,921,787.13
   10/11/03             5,921,787.13                8,825.74          42,928.57              5,887,684.30
   10/18/03             5,887,684.30                8,774.99          42,928.57              5,853,530.72
   10/25/03             5,853,530.72                8,724.03          42,928.57              5,819,326.18
    11/1/03             5,819,326.18                8,673.07          42,928.57              5,785,070.68
    11/8/03             5,785,070.68                8,622.04          42,928.57              5,750,764.15
   11/15/03             5,750,764.15                8,570.87          42,928.57              5,716,406.45
   11/22/03             5,716,406.45                8,519.63          42,928.57              5,681,997.51
   11/29/03             5,681,997.51                8,468.39          42,928.57              5,647,537.33
    12/6/03             5,647,537.33                8,417.01          42,928.57              5,613,025.77
   12/13/03             5,613,025.77                8,365.56          42,928.57              5,578,462.76
   12/20/03             5,578,462.76                8,314.11          42,928.57              5,543,848.30
   12/27/03             5,543,848.30                8,262.45          42,928.57              5,509,182.18
     1/3/04             5,509,182.18                8,210.79          42,928.57              5,474,464.40
    1/10/04             5,474,464.40                8,159.06          42,928.57              5,439,694.89
    1/17/04             5,439,694.89                8,107.26          42,928.57              5,404,873.58
    1/24/04             5,404,873.58                8,055.32          42,928.57              5,370,000.33
    1/31/04             5,370,000.33                8,003.31          42,928.57              5,335,075.07
     2/7/04             5,335,075.07                7,951.30          42,928.57              5,300,097.80
    2/14/04             5,300,097.80                7,899.15          42,928.57              5,265,068.38
    2/21/04             5,265,068.38                7,847.00          42,928.57              5,229,986.81
    2/28/04             5,229,986.81                7,794.64          42,928.57              5,194,852.88
     3/6/04             5,194,852.88                7,742.35          42,928.57              5,159,666.66
    3/13/04             5,159,666.66                7,689.85          42,928.57              5,124,427.94
    3/20/04             5,124,427.94                7,637.42          42,928.57              5,089,136.79
    3/27/04             5,089,136.79                7,584.71          42,928.57              5,053,792.93
     4/3/04             5,053,792.93                7,532.07          42,928.57              5,018,396.43
    4/10/04             5,018,396.43                7,479.36          42,928.57              4,982,947.22
    4/17/04             4,982,947.22                7,426.51          42,928.57              4,947,445.16
    4/24/04             4,947,445.16                7,373.66          42,928.57              4,911,890.25
     5/1/04             4,911,890.25                7,320.60          42,928.57              4,876,282.28
     5/8/04             4,876,282.28                7,267.54          42,928.57              4,840,621.25
    5/15/04             4,840,621.25                7,214.41          42,928.57              4,804,907.09
    5/22/04             4,804,907.09                7,161.14          42,928.57              4,769,139.66
    5/29/04             4,769,139.66                7,107.87          42,928.57              4,733,318.96
     6/5/04             4,733,318.96                7,054.46          42,928.57              4,697,444.85
    6/12/04             4,697,444.85                7,000.98          42,928.57              4,661,517.26
    6/19/04             4,661,517.26                6,947.50          42,928.57              4,625,536.19
    6/26/04             4,625,536.19                6,893.81          42,928.57              4,589,501.43
     7/3/04             4,589,501.43                6,840.12          42,928.57              4,553,412.98
    7/10/04             4,553,412.98                6,786.36          42.928.57              4,517,270.77

  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

    7/17/04             4,517,270.77               6,732.46           42,928.57             4,481,074.66
    7/24/04             4,481,074.66               6,678.49           42,928.57             4,444,824.58
    7/31/04             4,444,824.58               6,624.52           42,928.57             4,408,520.53
     8/7/04             4,408,520.53               6,570.41           42,928.57             4,372,162.37
    8/14/04             4,372,162.37               6,516.16           42,928.57             4,335,749.96
    8/21/04             4,335,749.96               6,461.91           42,928.57             4,299,283.30
    8/28/04             4,299,283.30               6,407.59           42,928.57             4,262,762.32
     9/4/04             4,262,762.32               6,353.13           42,928.57             4,226,186.88
    9/11/04             4,226,186.88               6,298.67           42,928.57             4,189,556.98
    9/18/04             4,189,556.98               6,244.07           42,928.57             4,152,872.48
    9/25/04             4,152,872.48               6,189.40           42,928.57             4,116,133.31
    10/2/04             4,116,133.31               6,134.59           42,928.57             4,079,339.33
    1O/9/04             4,079,339.33               6,079.78           42,928.57             4,042,490.54
   10/16/04             4,042,490.54               6,024.83           42,928.57             4,005,586.80
   10/23/04             4,005,586.80               5,969.88           42,928.57             3,968,628.11
   10/30/04             3,968,628.11               5,914.79           42,928.57             3,931,614.33
    11/6/04             3,931,614.33               5,859.63           42,928.57             3,894,545.39
   11/13/04             3,894,545.39               5,804.40           42,928.57             3,857,421.22
   11/20/04             3,857,421.22               5,749.10           42,928.57             3,820,241.75
   11/27/04             3,820,241.75               5,693.59           42,928.57             3,783,006.77
    12/4/04             3,783,006.77               5,638.15           42,928.57             3,745,716.35
   12/11/04             3,745,716.35               5,582.57           42,928.57             3,708,370.35
   12/18/04             3,708,370.35               5,526.92           42,928.57             3,670,968.70
   12/25/04             3,670,968.70               5,471.20           42,928.57             3,633,511.33
     1/1/05             3,633,511.33               5,415.34           42,928.57             3,595,998.10
     1/8/05             3,595,998.10               5,359.41           42,928.57             3,558,428.94
    1/15/05             3,558,428.94               5,303.48           42,928.57             3,520,803.85
    1/22/05             3,520,803.85               5,247.41           42,928.57             3,483,122.69
    1/29/05             3,483,122.69               5,191.20           42,928.57             3,445,385.32
     2/5/05             3,445,385.32               5,134.99           42,928.57             3,407,591.74
    2/12/05             3,407,591.74               5,078.64           42,928.57             3,369,741.81
    2/19/05             3,369,741.81               5,022.22           42,928.57             3,331,835.46
    2/26/05             3,331,835.46               4,965.73           42,928.57             3,293,872.62
     3/5/05             3,293,872.62               4,909.10           42,928.57             3,255,853.15
    3/12/05             3,255,853.15               4,852.47           42,928.57             3,217,777.05
    3/19/05             3,217,777.05               4,795.70           42,928.57             3,179,644.18
    3/26/05             3,179,644.18               4,738.86           42,928.57             3,141,454.47
     4/2/05             3,141,454.47               4,681.95           42,928.57             3,103,207.85
     4/9/05             3,103,207.85               4,624.97           42,928.57             3,064,904.25
    4/16/05             3,064,904.25               4,567.92           42,928.57             3,026,543.60
    4/23/05             3,026,543.60               4,510.73           42,928.57             2,988,125.76

  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

   4/30/05              2,988,125.76               4,453.47           42,928.57             2,949,650.66
    5/7/05              2,949,650.66               4,396.14           42,928.57             2,911,118.23
   5/14/05              2,911,118.23               4,338.67           42,928.57             2,872,528.33
   5/21/05              2,872,528.33               4,281.13           42,928.57             2,833,880.89
   5/28/05              2,833,880.89               4,223.59           42,928.57             2,795,175.91
    6/4/05              2,795,175.91               4,165.91           42,928.57             2,756,413.25
   6/11/05              2,756,413.25               4,108.16           42,928.57             2,717,592.84
   6/18/05              2,717,592.84               4,050.27           42,928.57             2,678,714.54
   6/25/05              2,678,714.54               3,992.31           42,928.57             2,639,778.28
    7/2/05              2,639,778.28               3,934.21           42,928.57'            2,600,783.92
    7/9/05              2,600,783.92               3,876.11           42,928.57             2,561,731.46
   7/16/05              2,561,731.46               3,818.01           42,928.57             2,522,620.90
   7/23/05              2,522,620.90               3,759.63           42,928.57             2,483,451.96
   7/30/05              2,483,451.96               3,701.32           42,928.57             2,444,224.71
    8/6/05              2,444,224.71               3,642.87           42,928.57             2,404,939.01
   8/13/05              2,404,939.01               3,584.28           42,928.57             2,365,594.72
   8/20/05              2,365,594.72               3,525.62           42,928.57             2,326,191.77
   8/27/05              2,326,191.77               3,466.89           42,928.57             2,286,730.09
    9/3/05              2,286,730.09               3,408.16           42,928.57             2,247,209.68
   9/10/05              2,247,209.68               3,349.22           42,928.57             2,207,630.33
   9/17/05              2,207,630.33               3,290.21           42,928.57             2,167,991.97
   9/24/05              2,167,991.97               3,231.13           42,928.57             2,128,294.53
   10/1/05              2,128,294.53               3,171.98           42,928.57             2,088,537.94
   10/8/05              2,088,537.94               3,112.69           42,928.57             2,048,722.06
  10/15/05              2,048,722.06               3,053.40           42,928.57             2,008,846.89
  10/22/05              2,008,846.89               2,993.97           42,928.57             1,968,912.29
  10/29/05              1,968,912.29               2,934.47           42,928.57             1,928,918.19
   11/5/05              1,928,918.19               2,874.76           42,928.57             1,888,864.38
  11/12/05              1,888,864.38               2,815.12           42,928.57             1,848,750.93
  11/19/05              1,848,750.93               2,755.27           42,928.57             1,808,577.63
  11/26/05              1,808,577.63               2,695.49           42,928.57             1,768,344.55
   12/3/05              1,768,344.55               2,635.50           42,928.57             1,728,051.48
  12/10/05              1,728,051.48               2,575.44           42,928.57             1,687,698.35
  12/17/05              1,687,698.35               2,515.31           42,928.57             1,647,285.09
  12/24/05              1,647,285.09               2,455.04           42,928.57             1,606,811.56
  12/31/05              1,606,811.56               2,394.77           42,928.57             1,566,277.76
    1/7/06              1,566,277.76               2,334.36           42,928.57             1,525,683.55
   1/14/06              1,525,683.55               2,273.81           42,928.57             1,485,028.79
   1/21/06              1,485,028.79               2,213.26           42,928.57             1,444,313.48
   1/28/06              1,444,313.48               2,152.64           42,928.57             1,403,537.55
    2/4/06              1,403,537.55               2,091.74           42,928.57             1,362,700.72

  DATE                   BEGINNING                                                            ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                 PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                 AMOUNT
---------                ---------                --------            -------                ---------

  2/11/06               1,362,700.72               2,030.91           42,928.57              1,321,803.06
  2/18/06               1,321,803.06               1,970.01           42,928.57              1,280,844.50
  2/25/06               1,280,844.50               1,908.97           42,928.57              1,239,824.90
   3/4/06               1,239,824.90               1,847.79           42,928.57              1,198,744.12
  3/11/06               1,198,744.12               1,786.54           42,928.57              1,157,602.09
  3/18/06               1,157,602.09               1,725.29           42,928.57              1,116,398.81
  3/25/06               1,116,398.81               1,663.90           42,928.57              1,075,134.14
   4/1/06               1,075,134.14               1,602.37           42,928.57              1,033,807.94
   4/8/06               1,033,807.94               1,540.77           42,928.57                992,420.14
  4/15/06                 992,420.14               1,479.03           42,928.57                950,970.60
  4/22/06                 950,970.60               1,417.29           28,534.26                923,853.63
  4/29/06                 923,853.63               1,376.83           28,529.78                896,700.68
   5/6/06                 896,700.68               1,336.44           28,529.78                869,507.34
  5/13/06                 869,507.34               1,295.84           28,529.78                842,273.40
  5/20/06                 842,273.40               1,255.31           28,529.78                814,998.93
  5/27/06                 814,998.93               1,214.64           28,529.78                787,683.79
   6/3/06                 787,683.79               1,173.97           28,529.78                760,327.98
  6/10/06                 760,327.98               1,133.16           28,529.78                732,931.36
  6/17/06                 732,931.36               1,092.35           28,529.78                705,493.93
  6/24/06                 705,493.93               1,051.47           28,529.78                678,015.62
   7/1/06                 678,015.62               1,010.45           28,529.78                650,496.29
   7/8/06                 650,496.29                 969.50           28,529.78                622,936.01
  7/15/06                 622,936.01                 928.41           28,529.78                595,334.64
  7/22/06                 595,334.64                 887.32           28,529.78                567,692.18
  7/29/06                 567,692.18                 846.09           28,529.78                540,008.49
   8/5/06                 540,008.49                 804.86           28,529.78                512,283.57
  8/12/06                 512,283.57                 763.49           28,529.78                484,517.28
  8/19/06                 484,517.28                 722.12           28,529.78                456,709.62
  8/26/06                 456,709.62                 680.68           28,529.78                428,860.52
   9/2/06                 428,860.52                 639.17           28,529.78                400,969.91
   9/9/06                 400,969.91                 597.59           28,529.78                373,037.72
  9/16/06                 373,037.72                 555.94           28,529.78                345,063.88
  9/23/06                 345,063.88                 514.22           28,529.78                317,048.32
  9/30/06                 317,048.32                 472.50           28,529.78                288,991.04
  10/7/06                 288,991.04                 430.71           28,529.78                260,891.97
 10/14/06                 260,891.97                 388.78           28,529.78                232,750.97
 10/21/06                 232,750.97                 346.85           28,529.78                204,568.04
 10/28/06                 204,568.04                 304.85           28,529.78                176,343.11
  11/4/06                 176,343.11                 262.78           11,167.99                165,437.90
 11/11/06                 165,437.90                 246.54           11,160.95                154,523.49
 11/18/06                 154,523.49                 230.30           11,160.95                143,592.84

  DATE                   BEGINNING                                                             ENDING
BILLED TO                PRINCIPAL                 WEEKLY             WEEKLY                  PRINCIPAL
STATEMENT                 AMOUNT                  INTEREST            PAYMENT                  AMOUNT
---------                ---------                --------         -------------             -----------
  11/25/06              143,592.84                 213.99              11,160.95             132,645.88
   12/2/06              132,645.88                 197.68              11,160.95             121,682.61
   12/9/06              121,682.61                 181.37              11,160.95             110,703.03
  12/16/06              110,703.03                 164.99              11,160.95              99,707.07
  12/23/06               99,707.07                 148.61              11,160.95              88,694.73
  12/30/06               88,694.73                 132.16              11,160.95              77,665.94
    1/6/07               77,665.94                 115.78              11,160.95              66,620.77
   1/13/07               66,620.77                  99.26              11,160.95              55,559.08
   1/20/07               55,559.08                  82.81              11,160.95              44,480.94
   1/27/07               44,480.94                  66.29              11,160.95              33,386.28
    2/3/07               33,386.28                  49.77              11,160.95              22,275.10
   2/10/07               22,275.10                  33.18              11,160.95              11,147.33
   2/17/07               11,147.33                  16.59              11,160.95                   2.97
   2/24/07                    2.97                     --                   2.97                  (0.00)
                                             2,043,117.30          11,537,851.75
                                             ============          =============

                                EXHIBIT 1.1(c)(i)

                                       TO

                                CREDIT AGREEMENT


                            FORM OF SUPPLY TERM NOTE



August 15, 2001                                              Kansas City, Kansas
                                                                      $3,100,000


          FOR VALUE RECEIVED, the undersigned, HOMELAND HOLDING CORPORATION, Chapter 11 debtor-in-possession, a Delaware corporation ("Holding") and HOMELAND STORES, INC., Chapter 11 debtor-in-possession, a Delaware corporation ("Homeland"); (Holding and Homeland are sometimes collectively referred to herein as "Borrowers"), HEREBY PROMISE TO PAY to the order of ASSOCIATED WHOLESALE GROCERS, INC., a Missouri corporation ("Lender") at the offices of Lender at 5000 Kansas Avenue, Kansas City, Kansas 66106, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of THREE MILLION ONE HUNDRED THOUSAND DOLLARS AND NO CENTS ($3,100,000). All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

          This Supply Term Note is that certain Supply Term Note issued pursuant to Section 1.1(c)(i) of that certain Credit Agreement dated as of August 15, 2001 by and among Borrowers, the other Persons named therein as Credit Parties and Lender (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Supply Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Supply Term Note.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Supply Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Supply Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Supply Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

          Except as provided in the Credit Agreement, this Supply Term Note may not be assigned by Lender to any Person.

          THIS SUPPLY TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

          This Supply Term Note amends, restates, supercedes and replaces that certain promissory note made by Borrowers to Lender on August 1, 2001 in the original principal amount of $3,100,000.

                                          HOMELAND HOLDING CORPORATION,
                                          Chapter 11 Debtor-in-Possession, a
                                          Delaware corporation


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          HOMELAND STORES, INC., Chapter 11
                                          Debtor-in-Possession, a Delaware
                                          corporation



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  SCHEDULE 1.4

                                       TO

                                CREDIT AGREEMENT

                    SOURCES AND USES; FUNDS FLOW MEMORANDUM

Homeland Stores, Inc.
Interim and DIP Financing
Sources and Uses of Funds


Interim Financing
   Sources:
      AWG -- Supply Agreement                                          3,100,000
                                                                      ==========

   Uses:
      National Bank of Canada -- Revolver                              2,650,000
      National Bank of Canada -- Fee                                     150,000
      Fleet Retail Finance / Back Bay -- Fee                             300,000
                                                                      ----------
   Total Uses                                                          3,100,000
                                                                      ==========



DIP Financing
   Sources:
   AWG -- Term Loan                                                   16,500,000
   Back Bay -- Term Loan                                              10,000,000
   Fleet Retail Finance -- Revolver                                    7,685,182
                                                                      ----------
   Total Sources                                                      34,185,182
                                                                      ==========

   Uses:
      National Bank of Canada -- Revolver                             25,991,606
      National Bank of Canada -- Term Loan                             7,028,450
      National Bank of Canada - Interest                                 125,322
      National Bank of Canada -- Fees                                    206,804
      National Bank of Canada - Letter of Cr                              30,000
      Fleet Retail Finance / Back Bay -- Fee                             303,000
      AWG Holdback -- Fees                                               500,000
                                                                      ----------
   Total Uses                                                         34,185,182
                                                                      ==========

                                  SCHEDULE 3.1

                                       TO

                                CREDIT AGREEMENT

                         JURISDICTIONS OF INCORPORATION


          Each of Homeland Holding Corporation and Homeland Stores, Inc. is incorporated under the laws of the State of Delaware.

                                  SCHEDULE 3.2

                                       TO

                                CREDIT AGREEMENT

                      EXECUTIVE OFFICES; FEIN; LEGAL NAMES


          The legal names of the Borrowers are "Homeland Holding Corporation" and "Homeland Stores, Inc." The chief and executive office and the principal place of business of each of the Borrowers is as follows:

                             Oil Center, Suite 1100E
                           2601 Northwest Expressway
                         Oklahoma City, Oklahoma 73112

          The federal employer identification number and the state organizational number of Homeland Holding Corporation are 73-1311075 and 2142947, respectively.

          The federal employer identification number and the state organizational number of Homeland Stores, Inc. are 73-1310085 and 2137888, respectively.

                                 SCHEDULE 3.4(A)

                                       TO

                                CREDIT AGREEMENT

                              FINANCIAL STATEMENTS


          The audited financial statements of the Borrowers and their subsidiaries for the fiscal years ended January 2, 1999, and January 1,2000, are attached to this Schedule 3.4(a). See footnote 1 to such audited financial statements re consolidated and consolidating financial statements.

          The unaudited financial statements of the Borrowers and their subsidiaries for the two quarters ended June 16,2001, are attached to this
Schedule 3.4(a).

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Homeland Holding Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Homeland Holding Corporation and its subsidiaries, (the "Company") at January 1, 2000 and January 2, 1999, and the results of their operations and their cash flows for the 52 weeks ended January 1, 2000, the 52 weeks ended January 2, 1999, and the 53 weeks ended January 3, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICEWATERHOUSECOOPERS LLP
February 29, 2000, except for Note 14,
as to which the date is March 9, 2000

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

               (In thousands, except share and per share amounts)


                                     ASSETS

                                                          January 1,   January 2,
                                                             2000         1999
                                                          ---------    ---------
Current assets:
 Cash and cash equivalents                                 $  6,136     $  7,856
 Receivables, net of allowance for uncollectible
   accounts of $1,361 and $972                               11,353        9,961
 Inventories                                                 52,663       46,280
 Prepaid expenses and other current assets                    2,176        2,527
                                                           --------     --------

   Total current assets                                      72,328       66,624

Property, plant and equipment:
 Land and land improvements                                   9,046        9,346
 Buildings                                                   21,962       20,216
 Fixtures and equipment                                      36,818       28,466
 Leasehold improvements                                      20,446       17,488
 Software                                                     7,181        5,396
 Leased assets under capital leases                           8,737        9,053
 Construction in progress                                        19        3,278
                                                           --------     --------

                                                            104,209       93,243

Less, accumulated depreciation
 and amortization                                            30,728       20,832
                                                           --------     --------

Net property, plant and equipment                            73,481       72,411

Reorganization value in excess of amounts
 allocable to identifiable assets, less
 accumulated amortization of $40,908 and
 $34,018 at January 1, 2000, and January 2,
 1999, respectively                                              --        7,791

Other assets and deferred charges                            22,045       12,378
                                                           --------     --------

   Total assets                                            $167,854     $159,204
                                                           ========     ========


                                                                       Continued



                  The accompanying notes are an integral part of these consolidated financial statements.

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                        January 1,    January 2,
                                                          2000          1999
                                                        ---------     ---------
Current liabilities:
  Accounts payable - trade                              $  22,968     $  20,267
  Salaries and wages                                        3,168         2,827
  Taxes                                                     3,616         3,093
  Accrued interest payable                                  2,671         2,622
  Other current liabilities                                 6,992         8,548
  Current portion of long-term debt                         2,918         1,728
  Current portion of obligations under capital
    leases                                                    501         1,235
                                                        ---------     ---------

    Total current liabilities                              42,834        40,320

Long-term obligations:
  Long-term debt                                           94,668        83,852
  Obligations under capital leases                          1,197         1,700
  Other noncurrent liabilities                              1,501         1,464
                                                        ---------     ---------

    Total long-term obligations                            97,366        87,016

Commitments and contingencies                                  --            --

Stockholders' equity:
  Common stock $0.01 par value, authorized -
   7,500,OOO shares, issued 4,917,860 shares
   and 4,904,417 shares at January 1, 2000,
   and January 2, 1999, respectively                           49            49
  Additional paid-in capital                               56,254        56,174
  Accumulated deficit                                     (28,649)      (24,355)
                                                        ---------     ---------
Total stockholders' equity                                 27,654        31,868
                                                        ---------     ---------

Total liabilities and stockholders' equity              $ 167,854     $ 159,204
                                                        =========     =========


                  The accompanying notes are an integral part of these consolidated financial statements.

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               (In thousands, except share and per share amounts)


                                              52 weeks        52 weeks       53 weeks

                                                ended           ended         ended
                                              January 1,      January 2,     January 3,
                                                 2000           1999           1998
                                              -----------    -----------    -----------
Sales, net                                    $   559,554    $   529,576    $   527,993

Cost of sales                                     425,394        402,261        401,691
                                              -----------    -----------    -----------

  Gross profit                                    134,160        127,315        126,302

Selling and administrative expenses               120,594        114,335        112,590
Amortization of excess reorganization value         6,890         13,672         14,527
Asset Impairment                                      925             --             --
                                              -----------    -----------    -----------

  Operating profit (loss)                           5,751           (692)          (815)

Gain (loss) on disposal of assets                     (15)            34           (117)
Interest income                                       569            426            385
Interest expense                                   (9,011)        (8,484)        (8,408)
                                              -----------    -----------    -----------

Loss before income taxes                           (2,706)        (8,716)        (8,955)


Income tax provision                               (1,588)        (1,875)        (1,689)
                                              -----------    -----------    -----------
Net loss                                      $    (4,294)   $   (10,591)   $   (10,644)
                                              ===========    ===========    ===========
Basic and diluted earnings per share:
 Net loss per share                           $    (0.87)    $     (2.18)   $     (2.23)
                                              ===========    ===========    ===========
Weighted average shares outstanding             4,911,958      4,857,130      4,782,938
                                              ===========    ===========    ===========


                  The accompanying notes are an integral part of these consolidated financial statements.

               HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

            (In thousands, except share and per share amounts)


                                    Common Stock             Additional                       Total
                            ----------------------------      Paid-In      Accumulated     Stockholders'
                               Shares          Amount         Capital        Deficit          Equity
                            ------------    ------------    ------------   ------------    ------------
Balance, December 28, 1996     4,758,025    $         48    $     56,013   $     (3,120)   $     52,941

Net loss                              --              --              --        (10,644)        (10,644)

Issuance of common stock          62,612              --              27             --              27
                            ------------    ------------    ------------   ------------    ------------
Balance, January 3, 1998       4,820,637              48          56,040        (13,764)         42,324

Net loss                              --              --              --        (10,591)        (10,591)

Issuance of common stock          83,780               1             134             --             135
                            ------------    ------------    ------------   ------------    ------------

Balance, January 2, 1999       4,904,417              49          56,174        (24,355)         31,868

Net Loss                              --              --              --         (4,294)         (4,294)

Issuance of common stock          13,443              --              80             --              80
                            ------------    ------------    ------------   ------------    ------------
Balance, January 1, 2000       4,917,860    $         49    $     56,254   $    (28,649)   $     27,654
                            ============    ============    ============   ============    ============


                  The accompanying notes are an integral part of these consolidated financial statements.

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               (In thousands, except share and per share amounts)


                                                               52 weeks        52 weeks         53 weeks
                                                                 ended           ended            ended
                                                               January 1,      January 2,       January 3,
                                                                 2000             1999            1998
                                                              ------------    ------------    ------------
Cash flows from operating activities:
  Net loss                                                      $ (4,294)      $ (10,591)      $ (10,644)

  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                                 10,427           9,802           8,404
    Amortization of beneficial interest in operating leases          121             121             121
    Amortization of excess reorganization value                    6,890          13,672          14,527
    Amortization of goodwill                                         226              --              --
    Amortization of financing costs                                   42             120              64
    Loss (gain) on disposal of assets                                 15             (34)            117
    Asset impairment                                                 925              --              --
    Deferred income taxes                                          1,451           1,699           1,589
    Change in assets and liabilities:
     Increase in receivables                                      (1,392)           (648)           (791)
     Increase in inventories                                      (2,355)           (334)           (937)
     Decrease in prepaid expenses and other current assets           458              54             179
     Increase in other assets and deferred charges                (2,498)         (2,487)         (2,722)
     Increase in accounts payable - trade                          2,701           1,326           1,525
     Increase (decrease) in salaries and wages                       293             319            (991)
     Increase (decrease) in taxes                                    426            (512)            702
     Increase (decrease) in accrued interest payable                  49               3             (70)
     Increase (decrease) in other current liabilities             (1,813)         (1,494)          1,572
     Increase (decrease) in other non-current liabilities             69            (531)           (283)
                                                                ========       =========       =========
     Net cash provided by operating activities                    11,741          10,485          12,362
                                                                ========       =========       =========

                                                                       Continued


                  The accompanying notes are an integral part of these consolidated financial statements.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


                                                            52 weeks        52 weeks         53 weeks
                                                             ended           ended            ended
                                                           January 1,      January 2,       January 3,
                                                              2000            1999            1998
                                                          ------------    ------------    ------------
Cash flows from investing activities:
   Capital expenditures                                         (8,980)        (12,404)        (14,021)
   Store acquisitions                                           (2,374)             --              --
   Cash received from sale of assets                               750             775              70
                                                          ------------    ------------    ------------
     Net cash used in investing activities                     (10,604)        (11,629)        (13,951)
                                                          ------------    ------------    ------------


Cash flows from financing activities:
   Payments under term loan                                     (1,667)         (1,667)           (833)
   Borrowings under revolving credit loans                     142,707         129,567         141,463
   Payments under revolving credit loans                      (137,400)       (122,340)       (134,106)
   Principal payments under notes payable                          (46)            (61)            (61)
   Principal payments under AWG notes                           (5,294)             --              --
   Principal payments under capital lease obligations           (1,237)         (1,412)         (1,615)
   Proceeds from issuance of common stock                           80             135              27
                                                          ------------    ------------    ------------

     Net cash provided by (used in) financing activities        (2,857)          4,222           4,875
                                                          ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents            (1,720)          3,078           3,286
Cash and cash equivalents at beginning of period                 7,856           4,778           1,492
                                                          ------------    ------------    ------------
Cash and cash equivalents at end of period                $      6,136    $      7,856    $      4,778
                                                          ============    ============    ============

Supplemental information:
   Cash paid during the period for interest               $      8,993    $      8,419    $      8,414
                                                          ============    ============    ============
   Cash paid during the period for income taxes           $        110    $        100    $        100
                                                          ============    ============    ============

Supplemental schedule of non-cash investing activities:
   Capital lease obligations assumed                      $         --    $        453    $      1,161
                                                          ============    ============    ============
   Debt assumed in acquisitions                           $     13,706    $         --    $         --
                                                          ============    ============    ============


                  The accompanying notes are an integral part of these consolidated financial statements.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


1.   Organization:

     Homeland Holding Corporation ("Holding"), a Delaware corporation, was incorporated on November 6, 1987, but had no operations prior to November 25, 1987. Effective November 25, 1987, Homeland Stores, Inc. ("Homeland"), a wholly-owned subsidiary of Holding, acquired substantially all of the net assets of the Oklahoma Division of Safeway Inc. Holding, its consolidated subsidiary, Homeland, Homeland's wholly-owned subsidiary, SLB Marketing, Inc., and SLB's wholly-owned subsidiary, JCH Beverage, Inc., are collectively referred to herein as the "Company." The Company is a leading supermarket chain in the Oklahoma, southern Kansas and Texas Panhandle region. The Company operates in four distinct market places: Oklahoma City, Oklahoma; Tulsa, Oklahoma; Amarillo, Texas; and certain rural areas of Oklahoma, Kansas and Texas.

     Holding has guaranteed substantially all of the debt issued by Homeland. Holding is a holding company with no significant operations other than its investment in Homeland. Separate financial statements of Homeland are not presented herein since they are identical to the consolidated financial statements of Holding in all respects except for stockholders' equity which is as follows:

                                          January 1,      January 2,
                                             2000            1999
                                         ------------    ------------
     Homeland stockholder's equity:
       Common stock, $.01 par value,
          authorized, issued and
          outstanding 100 shares         $          1    $          1
       Additional paid-in capital              56,302          56,222
       Accumulated deficit                    (28,649)        (24,355)
                                         ------------    ------------
          Total Homeland stockholder's
           equity                        $     27,654    $     31,868
                                         ============    ============

2.   Summary of Significant Accounting Policies:

     Fiscal year - The Company has adopted a fiscal year which ends on the Saturday nearest December 31.

     Basis of consolidation - The consolidated financial statements include the accounts of Homeland Holding Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)

     Revenue recognition - The Company recognizes revenue at the "point of sale," which occurs when groceries and related merchandise are sold to its customers.

2.   Summary of Significant Accounting Policies, continued:

     Concentrations of credit and business risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and receivables. The Company places its temporary cash investments with high quality financial institutions. Concentrations of credit risk with respect to receivables are limited due to the diverse nature of those receivables, including a large number of retail customers within the region and receivables from vendors throughout the country. The Company purchases approximately 70% of its products from Associated Wholesale Grocers, Inc. ("AWG"). Although there are similar wholesalers that could supply the Company with merchandise, if AWG were to discontinue shipments, this could have a material adverse effect on the Company's financial condition.

     Inventories - Inventories are stated at the lower of cost or market, with cost being determined primarily using the gross margin method.

     Property, plant and equipment - In conjunction with the emergence from Chapter 11 proceedings in August, 1996, the Company implemented "fresh-start" reporting and, accordingly, all property, plant and equipment was restated to reflect reorganization value, which approximates fair value in continued use. Depreciation and amortization, including amortization of leased assets under capital leases, are computed on a straight-line basis over the lesser of the estimated useful life of the asset or the remaining term of the lease. Property, plant and equipment acquired subsequent to "fresh start" are stated at cost. Depreciation and amortization of newly acquired assets, for financial reporting purposes, are based on the following estimated lives:

                                                 Estimated lives
                                                 ---------------
            Buildings                               10-40
            Fixtures and equipment                  5-12.5
            Leasehold improvements                    15
            Software                                 3-5

     The costs of repairs and maintenance are expensed as incurred, and the costs of renewals and betterments are capitalized and depreciated at the appropriate rates. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in the results of operations for that period.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


2.   Summary of Significant Accounting Policies, continued:

     Reorganization value in excess of amounts allocable to identifiable assets
     - The Company's reorganization value in excess of amounts allocable to identifiable assets, established in accordance with "fresh start" reporting, had been amortized on a straight-line basis over three years and became fully amortized in the third quarter of 1999.

     Store Closings / Asset Impairment - Provision is made on a current basis for the write-down of identified owned-store closings to their net realizable value. For identified leased-store closings, leasehold improvements are written down to their net realizable value and a provision is made on a current basis if anticipated expenses are in excess of expected sublease rental income. The Company's long-lived assets, including goodwill, are reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

     Other assets and deferred charges - Other assets and deferred charges consist primarily of patronage refund certificates issued by AWG (as part of its year-end distribution of income from AWG's cooperative operations), beneficial interests in operating leases, and goodwill acquired in the Company's 1999 acquisitions. The beneficial interest in operating leases is being amortized on a straight-line basis over the remaining terms of the leases, including all available renewal option periods, and the goodwill is being amortized over a 15 year period. The AWG patronage refund certificates bear annual interest of 6% and are redeemable for cash seven years from the date of issuance. The carrying value of certificates, including those earned not yet received, at January 1, 2000 and January 2, 1999 was $11,726 and $9,118, respectively.

     Earnings per share - The Company presents the two earnings per share ("EPS") amounts as required under Statement of Accounting Standard No. 128, Earnings Per Share ("SFAS 128"). Basic EPS is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using the weighted average number of common shares outstanding and equivalent shares based on the assumed exercise of stock options and warrants (using the treasury method).

     Cash and cash equivalents - For purposes of the statements of cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     Advertising costs - Costs of advertising are expensed as incurred. Gross advertising costs for 1999, 1998 and 1997, were $9,112, $8,349 and $7,906, respectively.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


2.   Summary of Significant Accounting Policies, continued:

     Income taxes - The Company provides for income taxes based on enacted tax laws and statutory tax rates at which items of income and expense are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future Federal income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Self-insurance reserves - The Company is self-insured for property loss, general liability and automotive liability coverage subject to specific retention levels. Estimated costs of these self-insurance programs are accrued based on projected settlements for claims using actuarially determined loss development factors based on the Company's prior experience with similar claims. Any resulting adjustments to previously recorded reserves are reflected in current operating results.

     Pre-opening costs - Store pre-opening costs are charged to expense as incurred.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant assumptions and estimates relate to the reserve for self-insurance programs, the deferred income tax valuation allowance, the accumulated benefit obligation relating to the employee retirement plan and the allowance for bad debts. It is reasonably possible that the Company's estimates for such items could change in the near term.

     Comprehensive Income - There were no components of other comprehensive income during the three year period ended January 1, 2000.

3.   Store Acquisitions:

     In April 1999, the Company completed its acquisition of nine stores from AWG, in eastern Oklahoma. The net purchase price was $1.3 million which represents $5.6 million for real property, fixtures and equipment and goodwill, plus $2.3 million for inventory, $0.2 million for transaction costs, offset by $6.8 million in long-term debt assumed by the Company.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


3.   Store Acquisitions, continued:

     The Company acquired title to one store and leases the remaining eight from AWG. The one store to which Homeland acquired title in Pryor, Oklahoma, was closed (and subsequently sold to a non-grocery user) as a result of the proximity to an existing Company store. The Company financed this acquisition principally through the assumption of $6.8 million in long-term debt, together with increased borrowings under its Revolving Facility. The debt incurred by the Company to AWG is secured by liens on, and security interest in, the assets associated with the nine stores. Subsequent to the closing of the acquisition, the Company repaid a portion of its indebtedness to AWG which related to inventory and the Pryor store which was sold. Therefore, AWG released its security interest in the inventory and the assets relating to the Pryor store.

     In November 1999, the Company completed its acquisition of four stores from Brattain Foods, Inc. ("BFI"), in Muskogee, Oklahoma. The net purchase price was $1.l million which represents $6.0 million for fixtures and equipment and goodwill, plus $1.9 million for inventory, $0.2 million for transaction costs, offset by $7.0 million of long-term debt (BFI's obligation to AWG) assumed by the Company. The Company will lease three of the stores from AWG and lease the fourth from a third party. The Company financed this acquisition principally through the assumption of $7.0 million in long-term debt, together with increased borrowings under its Revolving Facility. The debt incurred by the Company to AWG is secured by liens on, and security interest in, the assets associated with the four stores. Subsequent to the closing of the acquisition, the Company repaid a portion of its indebtedness to AWG, which related to inventory and therefore, AWG released its security interest in the inventory.

     The result of operations from these stores from the acquisition date through fiscal year-end are included in the fiscal 1999 Consolidated Statements of Operations.

     On January 18, 2000, the Company entered into an agreement in principle to acquire three Price Chopper Stores, in Oklahoma City, operated by Belton Food Center, Inc. ("BFC"). On February 29, 2000, the Company completed its acquisition of these three stores from BFC. The net purchase price was $0.2 million which represents $4.2 million for fixtures and equipment, leasehold improvements and goodwill, plus $2.0 million for inventory, $0.2 million for transaction costs, offset by $6.2 million of long-term debt (BFC's obligation to AWG) assumed by the Company. The Company will lease all three of the stores from AWG. The Company financed this acquisition principally through the assumption of $6.2 million in long-term debt, together with increased borrowings under its Revolving Facility. The

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


3.   Store Acquisitions, continued:

     debt incurred by the Company to AWG is secured by liens on, and security interest in, the assets associated with the three stores. Subsequent to the closing of the acquisition, the Company repaid a portion of its indebtedness to AWG, which related to inventory and therefore, AWG released its security interest in the inventory.

     On February 18, 2000, the Company signed a letter of intent with Fleming Companies Inc. for the purchase of four Baker's Supermarkets, including one store which is under construction. Consummation of the transaction, which is expected during the second quarter of 2000, is subject to, among other things, the execution of a definitive purchase agreement, completion of due diligence, and certain customary closing conditions. The financing for this acquisition will be accomplished through the utilization of the Company's Revolving Facility.

4.   Asset Impairment:

     During 1999, the Company made the decision to dispose of a previously closed store and related assets. The Company decided to sell these assets rather than continue the previous plan of leasing the assets. The carrying value of the assets held for sale was reduced to a value of $385, based on current estimates of selling value less costs to dispose. The resulting adjustment of $925 was recorded. Subsequent to year-end, the assets were sold for an amount which approximated the then carrying value.

5.   Long-Term Debt:

     Long-term debt at year-end consists of:

                                               January 1,     January 2,
                                                  2000           1999
                                              ------------   ------------
          10% Notes due 2003 (the "Notes")    $     60,000   $     60,000
          Term Loan                                  5,833          7,500
          Revolving Credit Loans                    23,194         17,887
          AWG Loans                                  8,412             --
          Note Payable                                 147            193
                                              ------------   ------------
                                                    97,586         85,580
          Less current portion                       2,918          1,728
                                              ------------   ------------

          Long-term debt due after one year   $     94,668   $     83,852
                                              ============   ============

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


5.   Long-Term Debt, continued:

     The Notes bear an interest rate of 10%, which is payable semi-annually each February 1 and August 1. The Notes are uncollateralized and will mature on August 1, 2003. The Indenture relating to the Notes has certain customary restrictions on consolidations and mergers, indebtedness, issuance of preferred stocks, asset sales and payment of dividends.

     The Loan Agreement, as amended, consists of a $37,000 revolving facility for working capital and letters of credit (the "Revolving Facility"), a $10,000 term loan (the "Term Loan") and an additional term loan of $5,000 for acquisitions ("Acquisition Term Loan"). The Revolving Facility permits the Company to borrow up to the lesser of $37,000 or the applicable borrowing base. As of January 1, 2000, there were no borrowings outstanding under the Acquisition Term Loan facility.

     The interest rate, payable quarterly, under the Loan Agreement is based on the Prime Rate, as defined, plus a percentage that varies based on a number of factors, including (a) whether it is the Revolving Facility or the Term Loan, (b) the time period, and (c) whether the Company elects to use the London Interbank Offered Rate. At January 1, 2000, the interest rate on borrowings on the Revolving Facility was 8.73% (weighted average) and the Term Loan was 8.87%.

     The Revolving Facility provides for certain mandatory prepayments based on occurrence of certain defined and specified transactions. The Term Loan requires quarterly principal payments of $417 and will mature, along with the Revolving Facility, on August 2, 2002.

     The obligations of the Company under the Loan Agreement are collateralized by liens on, and a security interest in, substantially all of the assets of Homeland and are guaranteed by Holding. The Loan Agreement, among other things, requires a maintenance of EBITDA, consolidated fixed charge ratio, debt-to-EBITDA ratio, current ratio, excess cash flow paydown, each as defined, and limits the Company's capital expenditures, incurrence of additional debt, consolidation and mergers, acquisitions and payments of dividends.

     The obligations of the Company as it relates to AWG Loans are secured by liens on, and security interest in, the fixtures and equipment associated with the stores acquired in 1999, as referenced in Note 3. Each of the AWG Loans is a seven-year note, which is amortized weekly, and has interest rates associated with it equal to the prime rate plus 1%. At January
     1, 2000, the interest rate was 9.50%.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


5.   Long-Term Debt, continued:

     At January 1, 2000, the aggregate annual debt maturities were as follows:

                                   2000                                  $ 2,918
                                   2001                                    2,907
                                   2002                                   27,042
                                   2003                                   61,420
                                   2004                                    1,535
                                   Thereafter                              1,764
                                                                         -------
                                                                         $97,586
                                                                         =======

     The Company has outstanding at January 1, 2000, $912 in letters of credit which are not reflected in the accompanying financial statements. The letters of credit are issued under the credit agreements and the Company paid associated fees of $12, $43, and $146 in 1999, 1998 and 1997, respectively.

6.   Stockholders' Equity:

     At January 1, 2000, the Company has warrants outstanding to purchase 263,158 shares of common stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $11.85 at any time up to August 2, 200l.

7.   Fair Value of Financial Instruments:

     The carrying amounts of cash and cash equivalents, receivables, AWG patronage refund certificates, accounts payable and accrued expenses and other liabilities are reasonable estimates of their fair values. Based on borrowing rates currently available to the Company for borrowings with similar terms and maturities, the Company believes the carrying amount of borrowings under the Loan Agreement and the AWG Loans approximate fair value. The fair value of publicly-traded debt is valued based on quoted market values. At January 1, 2000, the carrying amount and the fair value of the Notes were $60,000 and $48,330, respectively.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


8.   Income Taxes:

     The components of the income tax provision for 1999, 1998 and 1997 were as follows:

                                                 52 Weeks        52 Weeks         53 Weeks
                                                  Ended            Ended            Ended
                                             January 1, 2000  January 2, 1999  January 3, 1998
                                             ---------------  ---------------  ---------------
                  Federal and State:
                     Current - AMT             $       (137)    $       (176)    $       (100)
                     Deferred                        (1,451)          (1,699)          (1,589)
                                               ------------     ------------     ------------
                  Total income tax provision   $     (1,588)    $     (1,875)    $     (1,689)
                                               ============     ============     ============

     A reconciliation of the income tax benefit provision at the statutory Federal income tax rate to the Company's effective tax rate is as follows:

                                                    52 Weeks        52 Weeks         53 Weeks
                                                     Ended           Ended            Ended
                                                January 1, 2000  January 2, 1999  January 3, 1998
                                                ---------------  ---------------  ---------------
                  Federal income tax benefit at
                     statutory rate               $        947    $      3,051     $      3,134
                  Amortization of intangibles           (2,412)         (4,785)          (5,084)
                  Change in valuation
                     allowance                            (123)           (141)             261
                                                  ------------    ------------     ------------
                   Total income tax provision     $     (1,588)   $     (1,875)    $     (1,689)
                                                  ============    ============     ============

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


8.   Income Taxes, continued:

     The components of deferred tax assets and deferred tax liabilities are as follows:

                                                                  January 1,       January 2,
                                                                     2000             1999
                                                                 -------------    -------------
                 Current assets (liabilities):
                        Allowance for uncollectible
                               receivables                       $         517    $         340
                        Prepaid pension                                   (224)            (347)
                        Other, net                                          22               19
                                                                 -------------    -------------

                               Net current deferred tax assets             315               12
                                                                 -------------    -------------

                 Noncurrent assets (liabilities):
                        Property, plant and equipment                    2,221            1,402
                        Employee compensation and benefits                 285              262
                        Self-insurance reserves                            606              574
                        Net operating loss carryforwards                11,210           12,668
                        AMT credit carryforwards                           963              826
                        Capital leases                                     (71)               5
                        Other, net                                         627             (177)
                                                                 -------------    -------------
                              Net noncurrent deferred tax
                                  assets                                15,841           15,560
                                                                 -------------    -------------
                        Total net deferred tax assets                   16,156           15,572
                        Valuation allowance                            (16,156)         (15,572)
                                                                 -------------    -------------

                 Net deferred tax assets                         $          --    $          --
                                                                 =============    =============

     Due to the uncertainty of realizing the future tax benefits, a full valuation allowance was deemed necessary to entirely offset the net deferred tax assets as of January 1, 2000, and January 2, 1999. If the Company's current trend toward profitability continues, then net deferred tax assets of up to $16.2 million could be recognized. At January 1, 2000, the Company had the following operating loss and tax credit carryforwards available for tax purposes:

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


8.   Income Taxes, continued:

                                                                    Expiration
                                               Amount                 Dates
                                              --------             -----------
        Federal regular tax net
          operating loss carryforwards        $ 29,499              2002-2010
        Federal AMT credit carryforwards
          against regular tax                 $    963             indefinite

     The net operating loss carryforwards are subject to utilization limitations due to ownership changes. The net operating loss carryforwards may be utilized to offset future taxable income as follows: $5,147 in 2000, $3,251 in each of years 2001 through 2007 and $1,595 in 2008. Loss carryforwards not utilized in any year that they are available may be carried over and utilized in subsequent years, subject to their expiration provisions.

     In accordance with SOP 90-7, the tax benefit realized from utilizing the pre-reorganization net operating loss carryforwards is recorded first as a reduction of the reorganization value in excess of amounts allocable to identifiable assets, then as a reduction of noncurrent intangible assets existing at the reorganization date, and finally as an increase to stockholders' equity rather than realized as a benefit in the statement of operations. The Company recorded $1,451 and $1,699 of reductions to reorganization value and/or intangible assets in 1999 and 1998, respectively.

9.   Incentive Compensation Plans:

     The Company has bonus arrangements for store management and other key management personnel. During 1999, 1998, and 1997, approximately $1,760, $1,480 and $981, respectively, were charged to costs and expenses for such bonuses.

     In December 1996, the Board of Directors of the Company adopted the Homeland Holding Corporation 1996 Stock Option Plan (the "Stock Option Plan"). In 1997, the Company established the 1997 Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan"). The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for these plans. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") was issued by the FASB in

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


9.   Incentive Compensation Plans, continued:

     1995 and, if fully adopted, changes the methods for recognition of expense on plans similar to the Company's Adoption of SFAS 123 is optional; however, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 in 1999, 1998 and 1997 are presented below.

     The Stock Option Plan and the Directors Stock Option Plan, to be administered by the Board of Directors (the "Board"), or a committee of the Board (the "Committee"), provides for the granting of options to purchase up to an aggregate of 432,222 and 200,000 shares of Common Stock, respectively. Options granted under the plans must be "non-qualified options." The option price of each option is determined by the Board or the Committee and it must be not less than the fair market value at the date of grant. Unless the Board or the Committee otherwise determines, options must become exercisable ratably over a five-year period or immediately in the event of a "change of control" as defined in each of the plans. Each option must be evidenced by a written agreement and must expire and terminate on the earliest of: (a) ten years from the date the option is granted; (b) termination for cause; or (c) three months after termination for other than cause.

     Options granted under the Company's stock option plans have exercise prices ranging from $3.00 to $7.63 per share and have a weighted average remaining contractual life of 8.5 years. A summary of the status of the Company's outstanding stock options as of January 1, 2000, January 2, 1999, and January 3, 1998, and changes during the years ended on those dates is as follows:

                                                   1999                     1998                    1997
                                            ----------------------  ----------------------- ------------------------
                                                        Wgtd. Avg.               Wgtd.Avg.              Wgtd. Avg.
                                             Shares    Exer. Price   Shares     Exer. Price   Shares    Exer. Price
                                            ---------  -----------  ---------   ----------- ---------   ------------
         Outstanding as of
            beginning of year                 429,000   $    6.09     198,500   $    7.48     197,500   $    8.00

         Granted                              120,500        3.01     319,000        5.64     136,000        7.24
         Exercised                                 --          --      13,200        6.50          --          --
         Forfeited                              7,500        7.63      75,300        7.80     135,000        8.00
                                            ---------               ---------               ---------

         Outstanding at end
            of year                           542,009        5.38     429,000        6.09     198,500        7.48
                                            =========               =========               =========

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


9.   Incentive Compensation Plans, continued:


     Stock options outstanding and exercisable on January 1, 2000 are as follows:

             Range of exercise                            Weighted average exercise          Weighted average remaining
             prices per share     Shares under option               price per share           contractual life in years
             -----------------    -------------------     -------------------------          --------------------------

             Outstanding:
                 $3.00 - $3.63                200,500                        $ 3.22                                 9.1
                  4.75 -  7.63                341,500                          6.65                                 8.1
             -----------------                -------                        ------                                ----
                 $3.00 - $7.63                542,000                        $ 5.38                                 8.5
             -----------------                -------                        ------                                ----
             Exercisable:
                 $3.00 - $3.63                 46,000                        $ 3.19                                  --
                  4.75 -  7.63                168,500                          7.09                                  --
             -----------------                -------                        ------                                ----
                 $3.00 - $7.63                214,500                        $ 6.26                                  --
             -----------------                -------                        ------                                ----

     The weighted average fair value of options granted during 1999, 1998 and 1997 was $1.46, $2.83 and $3.53, respectively. No compensation was charged against income in 1999, 1998 and 1997.

     The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used:

                                                          1999                   1998                  1997
                                                        -------                -------               -------
           Expected   dividend   yield                       0%                     0%                    0%

           Expected stock price volatility                  40%                    37%                   39%

           Weighted average risk-free
                  interest rate                            5.8%                   5.3%                  6.4%

           Weighted average expected
                  life of options                       6 years                6 years               8 years

     Had compensation cost of the Company's option plans been determined using the fair value at the grant date of awards consistent with the method of SFAS 123, the Company's net loss and

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


9.   Incentive Compensation Plans, continued:

     net loss per common share for the Successor Company would have been reduced to the pro forma amounts indicated in the table below:

                                                        1999               1998                   1997
                                                      --------           ---------             ---------
             Net loss - as reported                   $ (4,294)          $ (10,591)            $ (10,644)
             Net loss - pro forma                     $ (4,466)          $ (10,722)            $ (10,846)

             Basic and diluted EPS -
                as reported                           $  (0.87)          $   (2.18)            $   (2.23)
             Basic and diluted EPS -
                pro forma                             $  (0.91)          $   (2.21)            $   (2.27)

     No options or warrants outstanding at January 1, 2000, January 2, 1999, and January 3, 1998, were included in the computation of diluted earnings per share because the effect would be antidilutive to applicable periods.

     Pursuant to the terms of the Union Agreements, the Company established an employee stock bonus plan for the benefit of the unionized employees (the "Stock Bonus Plan"). The Stock Bonus Plan consists of three separate elements: (a) the issuance of 58,025 shares of Common Stock each plan year of the three year period ended July 31, 1999; (b) up to 58,025 shares of Common Stock may be purchased by the plan participants during each plan year of the three year period ending July 31, 2000 (the "Stock Purchase") and (c) the granting of 58,025 shares of Common Stock for each plan year of the three year period ended July 31, 1999 upon the Company's achievement of certain escalating EBITDA-based performance goals. The purchase price of the shares under the Stock Purchase element shall be equal to their appraised value or at fair value if the shares are readily tradable on a securities market. For each share of Common Stock purchased by a participant under the Stock Purchase element, the Company will match 33 1/3% of such purchase in the form of stock. The Stock Bonus Plan does not fall under the provisions of SFAS 123.

10.  Retirement Plans:

     Effective January 1, 1988, the Company adopted a non-contributory, defined benefit retirement plan for all executive and administrative personnel. Benefits are based on length of service and career average pay with the Company. The Company's funding policy is to contribute an amount equal to or greater than the minimum funding requirement of the

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)

     Employee Retirement Income Security Act of 1974, but not in excess of the maximum deductible limit. Plan assets were invested in mutual funds during 1999, 1998 and 1997.

10.  Retirement Plans, continued:

     Information regarding the plan follows:

                                                          1999             1998
                                                      ------------     ------------
CHANGE IN BENEFIT OBLIGATION:
    Benefit obligation at beginning of year           $     11,432     $      9,911
    Service cost                                               562              514
    Interest cost                                              792              725
    Actuarial (gain) loss                                   (1,980)             513
    Benefits paid                                             (278)            (231)
                                                      ------------     ------------
    Benefit obligation at end of year                 $     10,528     $     11,432
                                                      ============     ============

CHANGE IN PLAN ASSETS:
    Fair value of plan assets at beginning of year    $     10,692     $      9,673
    Actual return on plan assets                               820            1,075
    Employer contribution                                       --              175
    Benefits paid                                             (278)            (231)
                                                      ------------     ------------
    Fair value of plan assets at end of year          $     11,234     $     10,692
                                                      ============     ============

 RECONCILIATION OF FUNDED STATUS:
    Funded status                                     $        707     $       (739)
    Unrecognized net actuarial (gain) loss                     (66)           1,793
    Unrecognized prior service cost                            (51)             (62)
                                                      ------------     ------------
    Prepaid benefit cost                              $        590     $        992
                                                      ============     ============

 WEIGHTED-AVERAGE ASSUMPTIONS AS OF END OF YEAR:
    Discount rate                                             7.75%            6.75%
    Expected return on plan assets                            9.00%            9.00%
    Rate of compensation increase
           Before Age 35                                      5.50%            5.50%
           Ages 35 - 49                                       4.50%            4.50%
           After Age 49                                       3.50%            3.50%
 COMPONENTS OF NET PERIODIC PENSION COST:                 1999             1998             1997
                                                      ------------     ------------     ------------
    Service Cost                                      $        562     $        514     $        449
    Interest Cost                                              792              725              630
    Expected return on plan assets                            (953)            (868)            (748)
    Amortization of prior service cost                         (11)             (11)             (11)
    Recognized net actuarial loss                               11               46                7
                                                      ------------     ------------     ------------
    Net periodic pension cost                         $        401     $        406     $        327
                                                      ============     ============     ============

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)

10.  Retirement Plans, continued:

     The Company also contributes to various union-sponsored, multi-employer defined benefit plans in accordance with collective bargaining agreements. The Company could, under certain circumstances, be liable for the Company's unfunded vested benefits or other costs of these multi-employer plans. The allocation to participating employers of the actuarial present value of vested and nonvested accumulated benefits in multi-employer plans as well as net assets available for benefits is not available and, accordingly, is not presented. The costs of these plans for 1999, 1998, and 1997, were $1,271, $1,235 and $1,188, respectively.

     Effective January 1, 1988, the Company adopted a defined contribution plan covering substantially all non-union employees of the Company. Participants may contribute from 1% to 12% of their pre-tax compensation. The plan allows for a discretionary Company matching contribution formula based on the Company's operating results. The Company did not make any contributions to this plan in 1999, 1998 or 1997.

11.  Leases:

     The Company leases 65 of its retail store locations under noncancellable agreements, which expire at various times between 2000 and 2030. These leases, which include both capital leases and operating leases, generally are subject to six five-year renewal options. Most leases also require the payment of taxes, insurance and maintenance costs and many of the leases covering retail store properties provide for additional contingent rentals based on sales in excess of certain stipulated amounts.

     Leased assets under capital leases consists of the following:

                                                      January 1,     January 2,
                                                         2000           1999
                                                     ------------   ------------
          Buildings                                  $      2,554   $      2,706
          Equipment                                         3,169          3,174
          Beneficial interest in capital leases             3,014          3,173
                                                     ------------   ------------
                                                            8,737          9,053
          Less accumulated amortization                     4,163          3,204
                                                     ------------   ------------
          Net leased assets                          $      4,574   $      5,849
                                                     ============   ============

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


11.  Leases, continued:

     Future minimum lease payments under capital leases and noncancellable operating leases as of January 1, 2000, are as follows:

                                                Capital       Operating
      Fiscal Year                               Leases          Leases
      -----------                             ------------   ------------
        2000                                  $        707   $      8,164
        2001                                           276          7,128
        2002                                           182          5,687
        2003                                           182          5,087
        2004                                           182          4,475
        Thereafter                                   1,107         21,385
                                              ------------   ------------
        Total minimum obligations                    2,636   $     51,926
                                                             ============

        Less estimated interest                        938
                                              ------------
        Present value of net minimum
            obligations                              1,698
        Less current portion                           501
                                              ------------
         Long-term obligations under
            capital leases                    $      1,197
                                              ============

     Rent expense for 1999, 1998 and 1997 is as follows:

                                            1999               1998              1997
                                           -------            -------           -------
     Minimum rents                         $ 7,200            $ 6,680           $ 6,067
     Contingent rents                           86                115               105
                                           -------            -------           -------

                                           $ 7,286            $ 6,795           $ 6,172
                                           =======            =======           =======

12.  Commitments and Contingencies:

     In 1995, the Company and AWG entered into a seven-year supply agreement (the "Supply Agreement"), whereby the Company became a retail member of the AWG cooperative and AWG became the Company's primary supplier (see Note 2 - Concentrations of credit and business risk). The terms of the Supply Agreement allow the Company to purchase

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)


12.  Commitments and Contingencies, continued:

     products at the lowest prices and best terms available to AWG members and also entitle the Company to participate in its store cost savings programs and receive member rebates and refunds on purchases. In addition, the Supply Agreement includes certain Volume Protection Rights, as defined therein.

     The Company has entered into employment contracts with certain key executives providing for the payment of minimum salary and bonus amounts in addition to certain other benefits in the event of termination of the executives or change of control of the Company.

     The Company is party to various lawsuits arising from the 1996 Chapter 11 proceedings and also in the normal course of business. Management believes that the ultimate outcome of these matters will not have a material effect on the Company's consolidated financial position, results of operations and cash flows.

13.  Fourth Quarter Items:

     In the fourth quarter of 1999, the Company received a return of net premiums totaling $1,332 related to the final settlement of pre-bankruptcy workers compensation claims. Also, the Company increased its reserves for doubtful accounts by approximately $600 related to the uncertainty of collection of accounts receivable from a vendor. Each of these amounts impacted selling and administrative expenses for the quarter.

14.  Subsequent Event:

     On March 9, 2000, the Company received a letter from the U.S. Department of Labor alleging violations, applicable to a limited number of the Company's employees, of certain wage laws. The Company has engaged legal counsel and is currently investigating the allegations. At this time, it is not possible to reasonably estimate the amount, if any, of the financial impact.

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               (In thousands, except share and per share amounts)


                                     ASSETS

                                                       (Unaudited)
                                                         June 16,     December 30,
                                                           2001           2000
                                                       ------------   ------------
Current assets:
       Cash and cash equivalents                       $      7,742   $     10,198
       Receivables, net of allowance
               for uncollectible accounts of
               $273 and $331                                  9,980         14,079
       Inventories                                           50,123         54,707
       Prepaid expenses and other
               current assets                                 1,169          1,610
                                                       ------------   ------------

               Total current assets                          69,014         80,594

Property, plant and equipment:
       Land and land improvements                             8,797          8,797
       Buildings                                             21,716         21,691
       Fixtures and equipment                                43,519         43,305
       Leasehold improvements                                20,654         21,202
       Software                                               7,574          7,760
       Leased assets under capital leases                     9,402          9,886
       Construction in progress                                 337            165
                                                       ------------   ------------

                                                            111,999        112,806
        Less, accumulated depreciation
                and amortization                             44,382         41,036
                                                       ------------   ------------

        Net property, plant and equipment                    67,617         71,770

        Other assets and deferred charges                    26,179         27,394
                                                       ------------   ------------

               Total assets                            $    162,810   $    179,758
                                                       ============   ============


                                                                       Continued



                  The accompanying notes are an integral part of these consolidated financial statements.

                 HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                              (Unaudited)
                                                                June 16,     December 30,
                                                                 2001           2000
                                                             ------------   ------------
Current liabilities:
        Accounts payable - trade                                   18,653         28,869
        Salaries and wages                                          1,864          2,107
        Taxes                                                       4,632          3,606
        Accrued interest payable                                    2,677          2,819
        Other current liabilities                                   6,494          7,013
        Long-term obligations in default
                classified as current                             105,775             --
        Current portion of long-term debt                              --          3,860
        Current portion of obligations
                under capital leases                                  564            564
                                                             ------------   ------------

                Total current liabilities                         140,659         48,838

Long-term obligations:
        Long-term debt                                                 --        104,592
        Obligations under capital leases                            1,723          1,996
        Other noncurrent liabilities                                2,077          3,235
                                                             ------------   ------------

                Total long-term obligations                         3,800        109,823

Stockholders' equity:
        Common stock $0.01 par value,
                authorized - 7,500,000 shares,
                issued 4,925,871 shares
                at June 16, 2001, and
                December 30, 2000, respectively                        49             49
        Additional paid-in capital                                 56,274         56,274
        Accumulated deficit                                       (37,284)       (34,538)
        Accumulated other comprehensive
                income                                               (688)          (688)
                                                             ------------   ------------

                Total stockholders' equity                         18,351         21,097
                                                             ------------   ------------

                Total liabilities and stockholders' equity   $    162,810   $    179,758
                                                             ============   ============




                  The accompanying notes are an integral part of these consolidated financial statements.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                            AND COMPREHENSIVE INCOME

               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                            12 weeks ended                24 weeks ended
                                        June 16,        June 17,       June 16,       June 17,
                                          2001           2000           2001           2000
                                       -----------    -----------    -----------    -----------
Sales, net                             $   123,409    $   142,620    $   248,942    $   279,227
Cost of sales                               93,617        109,672        188,303        214,271
                                       -----------    -----------    -----------    -----------

     Gross profit                           29,792         32,948         60,639         64,956

Selling and administrative expenses         28,719         30,556         57,045         59,753

Asset impairment                             1,702             --          1,702             --
                                       -----------    -----------    -----------    -----------

     Operating profit                         (629)         2,392          1,892          5,203

Loss on disposal of assets                     (15)           (56)           (14)           (29)
Interest income                                197            172            399            344
Interest expense                            (2,421)        (2,455)        (5,023)        (4,797)
                                       -----------    -----------    -----------    -----------

Income (loss) before income taxes           (2,868)            53         (2,746)           721

Income tax provision                            --            (20)            --           (274)
                                       -----------    -----------    -----------    -----------

     Net income (loss)                 $    (2,868)   $        33    $    (2,746)   $       447
                                       ===========    ===========    ===========    ===========

Net income (loss) per share:
     Basic                             $     (0.58)   $      0.01    $     (0.56)   $      0.09
                                       ===========    ===========    ===========    ===========
     Diluted                           $     (0.58)   $      0.01    $     (0.56)   $      0.09
                                       ===========    ===========    ===========    ===========
Weighted average shares outstanding:
     Basic                               4,925,871      4,922,163      4,925,871      4,920,760
                                       ===========    ===========    ===========    ===========
     Diluted                             4,925,871      4,964,288      4,925,871      4,963,231
                                       ===========    ===========    ===========    ===========


                   The accompanying notes are an integral part of these consolidated financial statements.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                     12 weeks ended         24 weeks ended
                                                   June 16,   June 17,   June 16,    June 17,
                                                     2001       2000        2001       2000
                                                   -------    -------    --------    -------
Cash flows from operating activities:
  Net income (loss)                                $(2,868)   $    33    $ (2,746)   $   447
  Adjustments to reconcile net loss to
  net cash from operating activities:
     Depreciation and amortization                   2,462      2,547       4,948      5,068
     Amortization of beneficial
      interest in operating leases                      27         28          55         56
     Amortization of goodwill                          146        192         321        318
     Amortization of financing costs                    39         14          55         27
     Loss on disposal of assets                         15         56          14         29
     Asset impairment                                1,702         --       1,702         --
     Deferred income taxes                              --        (10)         --        214
      Change in assets and liabilities:
       (Increase) decrease in receivables             (224)      (375)      4,099      4,623
       Decrease in inventories                         196        837       4,584      1,037
       (Increase) decrease in prepaid
         expenses and other current assets             937        987         441        267
       Increase in other assets
         and deferred charges                         (575)    (1,096)     (1,103)    (1,138)
       Increase (decrease) in accounts
         payable-trade                              (2,445)    (2,684)    (10,216)    (5,812)
       Increase (decrease) in salaries and wages       (52)       339        (243)    (1,110)
       Increase in taxes                             1,382        676       1,026        864
       Increase (decrease)in accrued interest
         payable                                     1,566      1,369        (142)      (171)
       Increase (decrease) in other
         current liabilities                           164        617        (519)       642
       Decrease in other noncurrent
         liabilities                                  (183)      (278)     (1,152)      (748)
                                                   -------    -------    --------    -------

            Total adjustments                        5,157      3,219       3,870      4,166
                                                   -------    -------    --------    -------

            Net cash provided by operating
              activities                             2,289      3,252       1,124      4,613
                                                   -------    -------    --------    -------

                                                                       Continued


                   The accompanying notes are an integral part of these consolidated financial statements.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

               (In thousands, except share and per share amounts)
                                   (Unaudited)



                                                                 12 weeks ended             24 weeks ended
                                                             June 16,      June 17,      June 16,      June 17,
                                                               2001          2000          2001          2000
                                                            ----------    ----------    ----------    ----------
Cash flows from investing activities:
      Capital expenditures                                        (464)         (564)         (652)       (1,563)
      Store acquisitions                                            --        (3,518)           --        (3,663)
      Cash received from sale of assets                             18            47            22           473
                                                            ----------    ----------    ----------    ----------

                 Net cash used in investing
                 activities                                       (446)       (4,035)         (630)       (4,753)
                                                            ----------    ----------    ----------    ----------

Cash flows from financing activities:
      Borrowings under term loan                                    --         5,000            --         5,000
      Payments under term loan                                    (595)         (417)       (1,190)         (829)
      Borrowings under revolving credit loans                   20,809        32,836        50,856        77,916
      Payments under revolving credit loans                    (20,680)      (33,787)      (51,686)      (77,881)
      Payment on tax notes                                         (13)          (12)          (26)          (24)
      Principal payments under notes payable                      (325)         (534)         (631)       (3,592)
      Principal payments under capital lease
             obligations                                          (138)         (109)         (273)         (247)
                                                            ----------    ----------    ----------    ----------

                 Net cash provided by (used in) financing
                       activities                                 (942)        2,977        (2,950)          343
                                                            ----------    ----------    ----------    ----------

Net increase (decrease) in cash and
      cash equivalents                                             901         2,194        (2,456)          203

Cash and cash equivalents at beginning
      of period                                                  6,841         8,246        10,198        10,237
                                                            ----------    ----------    ----------    ----------
Cash and cash equivalents at end
      of period                                             $    7,742    $   10,440    $    7,742    $   10,440
                                                            ==========    ==========    ==========    ==========

Supplemental information:
      Cash paid during the period for interest              $      574    $      979    $    4,547    $    4,655
                                                            ==========    ==========    ==========    ==========

      Cash paid during the period for
             income taxes                                   $       --    $       --    $       --    $       30
                                                            ==========    ==========    ==========    ==========

 Supplemental schedule of noncash investing
  and financing activities:
             Debt assumed in acquisition of stores          $       --    $       --    $       --    $    6,162
                                                            ==========    ==========    ==========    ==========



                  The accompanying notes are an integral part of these consolidated financial statements.

                  HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.   Basis of Preparation of Consolidated Financial Statements:

          The accompanying unaudited interim consolidated financial statements of Homeland Holding Corporation ("Holding"), through its wholly-owned subsidiary, Homeland Stores, Inc. ("Homeland") and Homeland's wholly-owned subsidiary, JCH Beverage, Inc. ("JCH") and JCH's wholly-owned subsidiary, SLB Marketing, Inc., (collectively referred to herein as the "Company"), reflect all adjustments, which consist only of normal and recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position and the consolidated results of operations and cash flows for the periods presented.

          These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the period ended December 30. 2000 and the notes thereto.

2.   Accounting Policies:

          The significant accounting policies of the Company are summarized in the consolidated financial statements of the Company for the 52 weeks ended December 30, 2000, and the notes thereto.

3.   Subsequent Events

          On August 1, 2001, Holding and Homeland filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") with the United States Bankruptcy Court for the Western District of Oklahoma ("Bankruptcy Court"). The cases filed by Holding and Homeland are in re Homeland Holding Corporation, Debtor, Case No. 01-17869TS, and in re Homeland Stores, Inc., Debtor, Case No. 01-17870TS, respectively. Holding and Homeland continue in possession of their properties and the management of their businesses as debtors-in-possession pursuant to Section 1107 and
     Section 1108 of the Bankruptcy Code. Holding and Homeland continue to be managed by their respective directors and officers, subject in each case to the supervision of the Bankruptcy Court.

          Under the Indenture dated as of August 2, 1996 ("Indenture"),
     Homeland was required to make an interest payment on its 10% Senior Subordinated Notes Due 2003 ("Notes") of $3.0 million on August 1, 2001. Homeland failed to make the required interest payment on August 1, 2001, which constitutes a default under the Indenture. As a result of the default under the Indenture and the subsequent cross-defaults under the Loan Agreement (as defined hereinafter) and other obligations, the corresponding balances have been classified as current liabilities. Additionally, the Company has recorded an asset impairment charge of $1.7 million related to the portion of goodwill which the Company believes will not be recoverable.

          Finally, on August 3, 2001, the Company's union employees, primarily represented by the United Food and Commercial Workers of North America, ratified a new three-year contract.

                                 SCHEDULE 3.4(B)

                                       TO

                                CREDIT AGREEMENT

                                    PRO FORMA

                  The pro forma balance sheets of the Borrowers giving effect to the contemplated transactions are attached to this Schedule 3.4(b).

Homeland Stores, Inc.
Consolidated Balance Sheet (in 000's)
As of June 16, 2001

                                                 (Unaudited)                       Pro Forma
                                                    As of         Related            As of
                                                   June 16,     Transaction        June 16,
                                                     2001       Adjustments          2001
                                                 -----------    -----------        ---------
Current assets:
    Cash and cash equivalents                       7,142           1,018(a)           8,760
    Receivables                                     9,980               0              9,980
    Inventories                                    50,123               0             50,123
    Prepaid expenses                                1,169               0              1,169
                                                 --------         -------           --------
Total Current Assets                               69,014           1,018             70,032

Property, plant & equipment:
    Land and land improvements                      8,797               0              8,797
    Buildings                                      21,716               0             21,716
    Fixtures and equipment                         43,519               0             43,519
    Lease hold improvements                        20,654               0             20,654
    Software                                        7,574               0              7,574
    Leased assets under capital leases              9,402               0              9,402
    Construction in progress                          337               0                337
                                                 --------         -------           --------
Total property, plant & equipment                 111,999               0            111,999

Less accumulated depreciation                     (44,382)              0            (44,382)
                                                 --------         -------           --------
Net property, plant and equipment                  67,617               0             67,617

Other Assets                                       26,179               0             26,179
                                                 --------         -------           --------
Total Assets                                      162,810           1,018            163,828
                                                 ========         =======           ========

Current liabilities:
    Trade payables                                 18,653               0             18,653
    Salaries and wages                              1,864               0              1,864
    Taxes                                           4,632               0              4,632
    Accrued interest payable                        2,671             125(b)           2,802
    Other current liabilities                       6,494           2,779(c)           9,273
    Long-term obligations in default              105,775         (45,704)(d)         60,071
    Current portion of long-term debt                   0          46,722(e)          46,722
    Current portion of capital leases                 564               0                564
                                                 --------         -------           --------
Total current liabilities                         140,659           3,922            144,581

Long-term obligations:
    Long-term debt                                      0               0                  0
    Capital leases                                  1,723               0              1,723
    Other noncurrent liabilities                    2,077               0              2,077
                                                 --------         -------           --------
Total long-term obligations                         3,800               0              3,800

Stockholders Equity:
    Common stock                                       49               0                 49
    Additional paid-in capital                     56,274               0             56,274
    Accumulated deficit                           (37,984)         (2,904)(f)        (40,188)
                                                 --------         -------           --------
    Accumulated other comprehensive income           (688)              0               (688)
Total stockholders equity                          18,351          (2,904)            15,447
                                                 --------         -------           --------
Total liabilities and stockholders equity         162,810           1,018            163,828
                                                 ========         =======           ========


(a) Estimated increase in cash as
    a result of refinancing.

(b) Interest payable to National
    Bank of Canada per payoff
    letter.

(c) Estimated unpaid transaction
    fees as of 08/15/01.

(d) Long-term debt as of 06/16/01
    to be refinanced:
          NBC Revolver     $ 28,415
          NBC Term Loan       7,624
          AWG Term Loans      9,665
                           --------
       Total                245,704

(e) Refinanced long-term debt:

          AWG Term Loan     $ 16,500
          AWG Restated Loa     9,437
          Supply Agreement     3,100
          Fleet Revolver       7,685
          Back Bay            10,000
                            --------
       Total                 546 722

(f) Impact of interest expense (b) and
    transaction fees (c).

                                SCHEDULE 3.4(C)

                                       TO

                                CREDIT AGREEMENT

                                  PROJECTIONS

     The projections of the Borrowers are attached to this Schedule 3.4(c).

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW - CHAPTER 11 FILING                            PAGE 1

(Dollars in Thousands)


TRANSACTION DESCRIPTION

SOURCES                                      USES
  Revolver (Tranche A)         $ 15,312        Revolver (Tranche A)        $ 30,975
  Tranche B                    $ 10,000        Senior term debt            $  7,029
  Subordinated debt            $ 60,000        Subordinated debt           $ 60,000
  AWG Debt                     $  9,361        AWG Debt                    $  9,361
  Capital Leases               $  2,195        Capital Leases              $  2,195
  Critical Vendor Payment      $      0        Critical vendor payment     $  5,700
  Tranche W                      16,500
  Advance on Supply Agreement     3,100      Transaction Expenses          $  1,208
                               --------                                    --------
    Total                      $116,468          Total                     $116,468
                               ========                                    ========


DEBT TERMS
Prime rate                 6.75%                                Principal
                                                 Amortization     amort.
                           Rate      Term (yrs)  Period (yrs)   starts yr
                         -------     ----------  ------------   ---------
  Revolver (Tranche A)     7.75%        2.0           --           --
  Tranche B               13.50%        1.5            2            1
  AWG Debt                 7.75%          5            1
  Tranche W                8.75%        1.5            7            1

                                                                     Advance
REAL ESTATE PORTION OF REVOLVER/TRANCHE B       Assumption  Amount    rate    Available
                                                ----------  ------   -------  ---------
Real Estate FMV                                   100.0%    $20,000   40.0%   $ 8,000
Leaseholds-value appraised                                  $ 9,300   30.0%   $ 2,790
TRANCHE W COLLATERAL
Store Equipment - Orderly liquidation value                 $ 5,000   85.0%   $ 4,250

                                                       Advance   Effective
REVOLVER LINE                  Amount     Eligible      rate        Rate      Available
                              --------    --------    --------   ---------    ---------
Inventory
  Grocery                     $ 28,630        57.1%       85.0%       48.5%   $ 13,896
  Beer & Wine                 $    222         0.0%       85.0%        0.0%   $      0
  Produce                     $    798         0.0%       85.0%        0.0%   $      0
  Meat                        $  2,788         0.0%       85.0%        0.0%   $      0
  Deli                        $    598         0.0%       85.0%        0.0%   $      0
  Bakery                      $    533         0.0%       85.0%        0.0%   $      0
  Pharmacy                    $  6,049        57.1%       85.0%       48.5%   $  2,936
  Health & Beauty             $ 13,213        57.1%       85.0%       48.5%   $  6,413
  Consignment                 $   (159)        0.0%       85.0%        0.0%   $      0
  Reserve                     $   (312)        0.0%       85.0%        0.0%   $      0
                              --------    --------    --------    --------    --------
    Total                     $ 52,360                                44.4%   $ 23,245

Receivables
  Store charges               $    710         0.0%       65.0%        0.0%   $      0
  Pharmacy                    $  1,839        90.0%       65.0%       58.5%   $    959
  Coupons                     $    622        90.0%       65.0%       58.5%   $    364
  AWG                         $  4,434         0.0%       65.0%        0.0%   $      0
  Retail trade                $  3,727         0.0%       65.0%        0.0%   $      0
  Rents                       $      5         0.0%       65.0%        0.0%   $      0
  Other                       $    655         0.0%       65.0%        0.0%   $      0
  Allow doubtful accounts     $   (277)        0.0%       65.0%        0.0%   $      0
                              --------                                        --------
    Total                     $ 11,515                                        $  1,323
                              --------                                        --------
Total                         $107,593                                22.8%   $ 24,568
                              ========                                        ========

MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
TRANSACTION FEES                                                    PAGE 2

(Dollars in Thousands)

TRANSACTION FEES
                                                                                  Amount   Fee %     Fee
                                                                                  ------   -----   -------
  Tranche A
    1.0% of the commitment, payable in full at closing                            25,000    1.0%       250
    $3,000 payable monthly in advance for the term of the commitment                                    72

  Tranche B
    3.5% of the Tranche B Facility at closing, and 3% on the 1st anniversary d    10,000    3.5%       350
    $1,500 payable monthly in advance for the term of the commitment                                    36

  Tranche W                                                                       16,500                 0

  Advance on Supply Agreement                                                      3,100                 0

  McDonald Investments
    1.5% of senior debt                                                           41,500    1.5%       623
    4.0% of subordinated debt                                                     10,000    4.0%       400
    less monthly fees received to date                                                                (200)

  Legal and other                                                                                      500



                                                                                                   -------
    Total                                                                                          $ 2,031
                                                                                                   =======

MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                  CONFIDENTIAL
--------------------------------------------------------------------------------
OPENING BALANCE SHEET - CHAPTER 11 FILING                         PAGE 3

(Dollars in Thousands)

                                                            Period 8     ch.11                                               At
                                                              2001     Adjustments  Sub-total  Transaction   Adjustments   closing
                                                            --------   -----------  ---------  -----------   -----------  ---------
Current Assets
  Cash and marketable securities                            $  6,000           0    $   6,000   $   1,208     $  (1,208)  $   6,000
  Accounts receivable (net)                                   11,516                   11,516                                11,516
  Inventories                                                 52,360                   52,360                                52,360
  Prepaid expenses and other current assets                    1,183                    1,183                                 1,183
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total current assets                                      71,059           0       71,059       1,208        (1,208)     71,059

Property, plant and equipment                                111,384                  111,384                               111,384
Less accumulated depreciation                                 45,031                   45,031                                45,031
                                                            --------     -------    ---------   ---------     ---------   ---------
  Net property, plant & equipment                             66,353           0       66,353           0             0      66,353

Other Assets
  Other                                                       17,629                   17,629                                17,629
  Transaction Expense                                              0                        0                     1,208       1,208
  Goodwill/Reorg value in excess                               9,722                    9,722                                 9,722
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total other                                               27,351           0       27,351           0     $   1,208      28,559
                                                            --------     -------    ---------   ---------     ---------   ---------
Total Assets                                                $164,763     $     0    $ 164,763   $   1,208     $       0   $ 165,971
                                                            ========     =======    =========   =========     =========   =========
Current liabilities
  Accounts payable                                            17,819      (3,848)      13,972      (4,800)                    9,172
  Accrued liabilities                                          5,285           0        6,285                                 6,285
  Accrued bond interest                                        2,977      (2,977)           0                                     0
  Other current liabilities                                    6,625      (5,725)         900        (900)                        0
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total current liabilities                                 33,707     (12,550)      21,157      (5,700)            0      15,457

Other liabilities
  Other                                                        2,017      (2,017)           0                                     0
  Deferred taxes                                                   0                        0                                     0
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total other liabilities                                    2,017                        0                                     0

Senior Debt
  Revolver(Tranche A)                                         30,975           0       30,975     (15,663)                   15,312
  AWG Debt                                                     9,361                    9,361           0                     9,361
  Tranche W                                                        0                        0      16,500                    16,500
  Advance on Supply Agreement                                      0                        0       3,100                     3,100
  Tranche B                                                    7,029                    7,029       2,971                    10,000
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total senior debt                                         47,365           0       47,365       6,908             0      54,273

Liabilities Subject to Compromise
  Accounts payable                                                 0       3,838        3,848                                 3,848
  Accrued liabilities                                              0       2,977        2,977                                 2,977
  Other liabilities                                                0       7,742        7,742                                 7,742
  Subordinated debt                                           60,000                   60,000           0                    60,000
  Rejected Lease liability and occupancy                           0                        0           0                         0
  Capital Leases                                               2,195                    2,195           0                     2,195
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total liabilities subject to compromise                   62,195      14,567       76,762           0             0      76,762

    Total senior debt and liabilities subject to compromise  109,560      14,567      124,126       6,908             0     131,034

Shareholders' equity
  Common stock                                                    49                       49                                    49
  Additional paid-in capital                                  56,274                   56,274                                56,274
  Retained income (deficit)                                  (36,844)          0      (36,844)                              (36,844)
                                                            --------     -------    ---------   ---------     ---------   ---------
    Total Shareholders' equity                                19,479           0       19,479           0             0      19,479
                                                            --------     -------    ---------   ---------     ---------   ---------
Total liabilities & net worth                               $164,763     $     0    $ 164,763   $   1,208     $       0   $ 165,971
                                                            ========     =======    =========   =========     =========   =========

MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW - EMERGENCE FROM CHAPTER 11                    PAGE 4

(Dollars in Thousands)

TRANSACTION DESCRIPTION

Sources
  Revolver                                                              $15,731
  Senior term debt                                                      $12,000
  New Note/Equity                                                       $36,983
  AWG Debt                                                              $ 7,858
  Capital Leases                                                        $ 1,353
  New notes (trade)                                                     $11,275
  Tranche W                                                             $     0
                                                                        -------
Total                                                                   $85,000
                                                                        =======

Uses
Pay off/refinance:
  Revolver(Tranche A)                                                   $     0
  Tranche B                                                             $10,231
  Subordinated Debt                                                     $36,983
  AWG Debt                                                              $ 7,658
  Capital Leases                                                        $ 1,353
  Other liabilities subject to compromise                               $11,275
  Tranche W                                                             $16,500
       Sub-total                                                        $84,000

Transaction Expenses                                                    $ 1,000
                                                                        -------
       Total                                                            $85,000
                                                                        =======

RECOVERY FOR LIABILITIES SUBJECT TO COMPROMISE

Reorganization Value                                                    $85,000

Cash Payment                                                                  0
New Notes (trade)                                                        11,275
New Notes (bondholders)                                                  15,000
Capital leases reinstated                                                 1,353
New Equity Value                                                        $21,983
                                                                        -------
     Total Recovery                                                     $49,611

Approximate Claims                                                      $80,487

% Recovery                                                                 61.6%


DEBT TERMS

Prime rate                              6.75%                                    Principal
                                                                Amortization       amort.
                                        Rate     Term (yrs)     Period (yrs)     starts yr
                                       -----    ------------    ------------    ------------
Revolver                                7.75%              2              --              --
Senior term debt                        7.75%              2               7               1
New Notes                              10.00%              5               7               5
Tranch W                                8.75%              5               1               1
Capital Leases                          7.25%              1               1               1
New Notes (trade)                      10.00%              5               7               5

Cash balances earn                      4.00%

                                                  Net GOB          Advance       Effective
REVOLVER LINE                      Amount           Value           rate            Rate          Available
                                ------------    ------------    ------------    ------------    ------------
Eligible Inventory
   Grocery                      $     17,774            57.1%           85.0%           48.5%   $      8,827
   Health & Beauty              $      8,203            57.1%           85.0%           48.5%   $      3,981
   Pharmaceutical               $      3,756            57.1%           85.0%           48.5%   $      1,823
Eligible Receivables
   Coupons                      $        420            90.0%           65.0%           58.5%   $        246
   Pharmaceutical Receivables   $      1,107            90.0%           65.0%           58.5%   $        647
   Retail Trade                 $      2,516            90.0%           65.0%           58.5%   $      1,472
                                ------------                                                    ------------
 Total                          $     35,508                                            47.3%   $     16,796
                                ============                                                    ============


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
OPENING BALANCE SHEET - EMERGENCE FROM CHAPTER 11                   PAGE 5

(Dollars in Thousands)

                                                                            Write-
                           Period 6      Cash        ch. 11                down/cash                                          At
                              2002      payment   Adjustments  Sub-total    at close  Transaction Adjustments    Equity     closing
                           ---------   ---------  -----------  ---------   ---------  ----------- -----------  ---------   --------
Current Assets
  Cash and marketable
    securities             $   6,172           0           0   $   6,712   $       0   $   1,000   $  (1,000)  $       0   $  6,712
  Accounts receivable
    (net)                      8,836                               8,836                                                      8,836
  Inventories                 32,506                              32,506                                                     32,506
  Prepaid expenses and
    other current assets         718                                 718                                                        718
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total current assets      48,772           0           0      48,772           0       1,000      (1,000)          0     48,772
Property plant and
  equipment                   74,839                              74,839     (10,569)                                        64,270
Less accumulated
  depreciation                36,422                              36,422                                                     36,422
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
  Net property, plant and
    equipment                 38,417                       0      38,417     (10,569)          0           0           0     27,848

Other Assets
  Other                       17,629                              17,629                       0                             17,629
  Transaction Expense            911                                 911                               1,000                  1,911
  Intercompany accounts            0                       0           0                                                          0
  Investment-Parent
    Company                        0                                   0                                                          0
  Goodwill/Reorg value
    in excess                  9,722                  (9,722)          0                                                          0
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total other               28,262                  (9,722)     18,540           0           0       1,000           0     19,540
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
Total Assets               $ 115,452               $  (9,722)  $ 105,730   $ (10,569)  $   1,000   $       0   $       0   $ 96,161
                           =========   =========   =========   =========   =========   =========   =========   =========   ========

Current liabilities
  Accounts payable             6,996                       0       6,996           0                                          6,996
  Accrued liabilities          4,165                       0       4,165                                                      4,165
  Other current
    liabilities                    0                       0           0                                                          0
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total current
      liabilities             11,161           0           0       1,161           0           0           0           0     11,161

Other liabilities
  Other                            0                                   0                                                          0
  Deferred taxes                   0                                   0                                                          0
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total other
      liabilities                  0                       0           0                                                          0

Senior Debt
  Revolver
    (Tranche A)                    0                                   0           0      15,731                             15,731
  AWG Debt                     7,658                       0       7,658                       0                              7,658
  Tranche W                   16,500           0           0      16,500                 (16,500)                      0          0
  Tranche B/New Senior
    term debt                 10,231                              10,231                   1,769                             12,000
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total senior debt         34,389           0           0      34,389           0       1,000           0           0     35,389

Liabilities Subject to
  Compromise
  Accounts payable             3,848                  (1,476)      2,372           0                                              0
  Accrued liabilities          2,977                  (1,142)      1,835           0                                              0
  Other current
    liabilities                7,742                  (2,970)      4,772           0                                              0
  Subordinated debt           60,000                 (23,017)     36,983           0                  36,983     (21,983)    15,000
  Rejected Lease
    liability and
    occupancy                  3,725                  (1,429)      2,296           0                                              0
  New Notes (trade)                0                       0           0                              11,275                 11,275
  Capital Leases               2,195                    (842)      1,353                                   0                  1,353
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total liabilities
      subject to
      compromise              80,487           0     (30,876)     49,611           0           0      48,258     (21,983)    27,628
    Total senior debt
      and liabilities
      subject to
      compromise             114,876           0     (30,876)     84,000           0       1,000      48,258     (21,983)    63,017

Shareholders' equity
  Common stock                    49                                  49         (49)          0                  21,983     21,983
  Additional paid-in
    capital                   56,274                              56,274     (56,274)          0                       0          0
  Retained income
    (deficit)                (66,908)                 21,154     (45,754)     45,754           0                       0          0
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total Shareholders'
      equity                 (10,585)                 27,154      10,569     (10,569)          0           0      21,983     21,983
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------
Total liabilities &
  net worth                $ 115,452               $  (9,722)  $ 105,730   $ (10,569)  $   1,000   $  48,258   $       0   $ 96,161
                           =========   =========   =========   =========   =========   =========   =========   =========   ========



MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
INCOME STATEMENT                                                    PAGE 6

(Dollars in Thousands

Number of Stores                                86          78          78          78          78          78          78
                                              -------     -------     -------     -------     -------     -------     -------
                                                                                  Actual
                                                                                  Period
                                              -------------------------------------------------------------------------------
                                                 1           2           3           4           5           6           7
                                              -------     -------     -------     -------     -------     -------     -------
Net sales                                     $44,971     $40,439     $40,123     $41,909     $40,289     $41,211     $42,199
  % increase                                       NA       (10.1)%      (0.8)%       4.5%       (3.9)%       2.3%        2.4%

Cost of sales                                  34,344      30,455      29,887      31,968      30,329      31,320      31,828
                                              -------     -------     -------     -------     -------     -------     -------
Gross profit                                   10,627       9,984      10,236       9,941       9,960       9,891      10,371
  % of net sales                                 23.6%       24.7%       25.5%       23.7%       24.7%       24.0%       24.6%

SG&A expense                                    8,606       8,438       8,593       8,795       8,579       8,687       8,994
                                              -------     -------     -------     -------     -------     -------     -------
EBITDAR                                         2,021       1,546       1,643       1,146       1,381       1,204       1,377
  % of net sales                                  4.5%        3.8%        4.1%        2.7%        3.4%        2.9%        3.3%

Chapter 11 Reorganization Costs                     0           0           0           0           0           0         100
Store closing costs                                 0           0           0           0           0           0           0
Union severance                                     0           0           0           0           0           0           0
Management severance                                0           0           0           0           0           0           0
Officer retention plan                              0           0           0           0           0           0           0
Depreciation                                      859         933         897         874         893         890         836
                                              -------     -------     -------     -------     -------     -------     -------
Earnings before interest and taxes              1,162         613         746         272         488         314         441
  % of net sales                                  2.5%        1.5%        1.9%        0.6%        1.2%        0.8%        1.0%

Interest expense (income)
  Interest expense                                861         862         859         833         796         792         590
  Interest (income)                               (67)        (69)        (66)        (66)        (65)        (66)        (66)
                                              -------     -------     -------     -------     -------     -------     -------
    Total interest expense (income)               814         793         793         767         731         726         524
  Loss (gain) on disposal of assets                (1)          1          (1)         10           5           0           5
                                              -------     -------     -------     -------     -------     -------     -------
Earnings before taxes and amortization            349        (181)        (46)       (505)       (248)       (412)        (88)
  % of net sales                                  0.8%       (0.4)%      (0.1)%      (1.2)%      (0.6)%      (1.0)%      (0.2)%

  Deferred transaction costs                        0           0           0           0           0           0           0
                                              -------     -------     -------     -------     -------     -------     -------
Earnings before taxes & extraordinary items       349        (181)        (46)       (505)       (248)       (412)        (88)
  % of net sales                                  0.8%       (0.4)%      (0.1)%      (1.2)%      (0.6)%      (1.0)%      (0.2)%

Income taxes                                        0           0           0           0           0           0           0
                                              -------     -------     -------     -------     -------     -------     -------
Income before extraordinary items                 349        (181)        (46)       (505)       (248)       (412)        (88)
  % of net sales                                  0.8%       (0.4)%      (0.1)%      (1.2)%      (0.6)%      (1.0)%      (0.2)%

Extraordinary Items                                 0           0           0           0           0           0           0
                                              -------     -------     -------     -------     -------     -------     -------
Net income                                        349        (181)        (46)       (505)       (248)       (412)        (88)
                                              =======     =======     =======     =======     =======     =======     =======
  % of net sales                                  0.8%       (0.4)%      (0.1)%      (1.2)%      (0.6)%      (1.0)%      (0.2)%


Number of Stores                                78          74          70          70          70          70
                                              -------     -------     -------     -------     -------     -------
                                                                             Actual
                                                                             Period                                   Projected
                                              -------------------------------------------------------------------    -----------
                                                    8           9          10          11          12          13    Fiscal Year
                                              -------     -------     -------     -------     -------     -------    -----------
Net sales                                     $39,699     $39,322     $36,992     $37,672     $39,409     $42,359     $526,594
  % increase                                     (5.9)%      (1.0)%      (5.9)%       1.8%        4.6%        7.5%

Cost of sales                                  29,920      29,703      27,813      28,317      29,849      31,909      397,673
                                              -------     -------     -------     -------     -------     -------     --------
Gross profit                                    9,779       9,619       9,179       9,355       9,550      10,449      128,952
  % of net sales                                 24.6%       24.5%       24.8%       24.8%       24.3%       24.7%        24.5%

SG&A expense                                    8,789       8,879       8,103       7,929       8,261       8,637      111,290
                                              -------     -------     -------     -------     -------     -------     --------
EBITDAR                                           990         740       1,076       1,426       1,299       1,813       17,662
  % of net sales                                  2.5%        1.9%        2.9%        3.8%        3.3%        4.3%         3.4%

Chapter 11 Reorganization Costs                   200       1,000         300         300         300         300        2,500
Store closing costs                                 0         200         200           0           0           0          400
Union severance                                    89          89           0           0           0           0          177
Management severance                              127         127           0           0           0           0          255
Officer retention plan                              0           0           0           0           0           0            0
Depreciation                                      828         794         763         762         760         765       10,854
                                              -------     -------     -------     -------     -------     -------     --------
Earnings before interest and taxes               (254)     (1,470)       (187)        364         239         748        3,476
  % of net sales                                 (0.6)%      (3.7)%      (0.5)%       1.0%        0.6%        1.8%         0.7%

Interest expense (income)
  Interest expense                                295         396         389         399         401         395        7,888
  Interest (income)                               (65)        (69)        (63)        (63)        (63)        (63)        (854)
                                              -------     -------     -------     -------     -------     -------     --------
    Total interest expense (income)               227         327         326         336         338         332        7,034
  Loss (gain) on disposal of assets                 5           5           5           5           5           5           49
                                              -------     -------     -------     -------     -------     -------     --------
Earnings before taxes and amortization           (486)     (1,802)       (518)         23        (104)        411       (3,607)
  % of net sales                                 (1.2)%      (4.6)%      (1.4)%       0.1%       (0.3)%       1.0%

  Deferred transaction costs                        0          19          19          19          19          19           93
                                              -------     -------     -------     -------     -------     -------     --------
Earnings before taxes & extraordinary items      (486)     (1,821)       (537)          5        (123)        392       (3,700)
  % of net sales                                 (1.2)%      (1.6)%      (1.5)%       0.0%       (0.3)%       0.9%        (0.7)%

Income taxes                                        0           0           0           0           0           0            0
                                              -------     -------     -------     -------     -------     -------     --------
Income before extraordinary items                (486)     (1,821)       (537)          5        (123)        392       (3,700)
  % of net sales                                 (1.2)%      (4.6)%      (1.5)%       0.0%       (0.3)%       0.9%        (0.7)%

Extraordinary Items                                 0           0           0           0           0           0            0
                                              -------     -------     -------     -------     -------     -------     --------
Net income                                       (486)     (1,821)       (537)          5        (123)        392       (3,700)
                                              =======     =======     =======     =======     =======     =======     ========
  % of net sales                                 (1.2)%      (4.6)%      (1.5)%       0.0%       (0.3)%       0.9%        (0.7)%



MCDONALD INVESTMENTS INC.                                   RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                   CONFIDENTIAL
-------------------------------------------------------------------------------
INCOME STATEMENT                                                   PAGE 7

(Dollars in Thousands)

Number of Stores                                70          56          56          56          44          44          44
                                              -------     -------     -------     -------     -------     -------     -------
                                                                             Projected 2002
                                                                                  Period
                                              -------------------------------------------------------------------------------
                                                 1           2           3           4           5           6           7
                                              -------     -------     -------     -------     -------     -------     -------
Net sales                                     $38,523     $31,488     $32,017     $33,270     $26,083     $26,802     $26,859
 %increase                                       (9.1)%     (18.3)%       1.7%        3.9%      (21.6)%       2.8%        0.2%
Cost of sales                                  29,401      23,723      24,069      25,392      19,471      20,312      20,081
                                              -------     -------     -------     -------     -------     -------     -------
Gross profit                                    9,122       7,765       7,948       7,877       6,611       6,490       6,778
 % of net sales                                  23.7%       24.7%       24.8%       23.7%       25.3%       24.2%       25.2%
SG&A expense                                    7,801       6,407       6,290       6,528       5,199       5,338       5,538
                                              -------     -------     -------     -------     -------     -------     -------
EBITDAR                                         1,321       1,358       1,657       1,349       1,412       1,152       1,240
 % of net sales                                   3.4%        4.3%        5.2%        4.1%        5.4%        4.3%        4.8%
Chapter 11 Reorganization Costs                   200         200         200         200         200         200           0
Store closing costs                                 0           0           0         300           0           0           0
Union severance                                   310           0           0         266           0           0           0
Management severance                              446           0           0         382           0           0           0
Officer retention plan                              0           0           0       2,215           0           0           0
Depreciation                                      828         726         708         716         578         598         555
                                              -------     -------     -------     -------     -------     -------     -------
Earnings before interest and taxes               (462)        432         750      (2,730)        634         354         684
 % of net sales                                  (1.2)%       1.4%        2.3%       (8.2)%       2.4%        1.3%        2.5%
Interest expense (income)
 Interest expense                                 383         344         323         339         329         264         886
 Interest (income)                                (66)        (68)        (69)        (63)        (63)        (63)        (63)
                                              -------     -------     -------     -------     -------     -------     -------
    Total interest expense (income)               317         276         254         276         266         201         823
 Loss (gain) on disposal of assets                  0           0           0           0           0           0           0
                                              -------     -------     -------     -------     -------     -------     -------
Earnings before taxes & amortization             (779)        156         496      (3,006)        368         153        (139)
 % of net sales                                  (2.0)%       0.5%        1.5%       (9.0)%       1.4%        0.6%      (0.05)%
 Deferred transaction costs                        34          34          34          34          34          34          34
                                              -------     -------     -------     -------     -------     -------     -------
Earnings before taxes & extraordinary items      (813)        122         462      (3,040)        334         119        (173)
 % of net sales                                  (2.1)%       0.4%        1.4%       (9.1)%       1.3%        0.4%       (0.6)%
Income taxes                                        0           0           0           0           0           0           0
                                              -------     -------     -------     -------     -------     -------     -------
Income before extraordinary items                (813)        122         462      (3,040)        334         119        (173)
 % of net sales                                  (2.1)%       0.4%        1.4%       (9.1)%       1.3%        0.4%       (0.6)%
Extraordinary items                                 0           0           0           0           0           0           0
                                              -------     -------     -------     -------     -------     -------     -------
Net Income                                       (813)        122         462      (3,040)        334         119        (173)
                                              =======     =======     =======     =======     =======     =======     =======
 % of net sales                                  (2.1)%       0.4%        1.4%       (9.1)%       1.3%        0.4%       (0.6)%


Number of Stores                                44          44          44          44          44          44
                                              -------     -------     -------     -------     -------     -------
                                                                         Projected 2002
                                                                             Period                                   Projected
                                              -------------------------------------------------------------------    -----------
                                                 8           9          10          11          12          13       Fiscal Year
                                              -------     -------     -------     -------     -------     -------    -----------
Net sales                                     $25,567     $26,414     $26,562     $26,337     $28,102     $30,261     $ 378,285
 %increase                                       (4.8)%       3.3%        0.6%       (0.8)%       6.7%        7.7%
Cost of sales                                  19,191      19,648      19,999      19,678      21,421      22,845       285,233
                                              -------     -------     -------     -------     -------     -------     ---------
Gross profit                                    6,376       6,765       6,563       6,659       6,681       7,416        93,051
 % of net sales                                  24.9%       25.6%       24.7%       25.3%       23.8%       24.5%         24.6%
SG&A expense                                    5,373       5,607       5,425       5,324       5,599       5,811        78,240
                                              -------     -------     -------     -------     -------     -------     ---------
EBITDAR                                         1,002       1,158       1,138       1,335       1,082       1,605        15,811
 % of net sales                                   3.9%        4.4%        4.3%        5.1%        3.9%        5.3%          4.4%
Chapter 11 Reorganization Costs                     0           0           0           0           0           0         1,200
Store closing costs                                 0           0           0           0           0           0           300
Union severance                                     0           0           0           0           0           0           575
Management severance                                0           0           0           0           0           0           828
Officer retention plan                              0           0           0           0           0           0         2,215
Depreciation                                      547         549         551         550         555         563         8,026
                                              -------     -------     -------     -------     -------     -------     ---------
Earnings before interest and taxes                455         609         587         785         527       1,042         3,667
 % of net sales                                   1.8%        2.3%        2.2%        3.0%        1.9%        3.4%          1.0%
Interest expense (income)
 Interest expense                                 171         169         160         165         177         941         4,651
 Interest (income)                                (63)        (63)        (63)        (63)        (63)        (63)         (833)
                                              -------     -------     -------     -------     -------     -------     ---------
    Total interest expense (income)               108         106          97         102         114         878         3,818
 Loss (gain) on disposal of assets                  0           0           0           0           0           0             0
                                              -------     -------     -------     -------     -------     -------     ---------
Earnings before taxes & amortization              347         503         490         683         413         164          (151)
 % of net sales                                   1.4%        1.9%        1.8%        2.6%        1.5%        0.5%
  Deferred transaction costs                       34          34          34          34          34          34           442
                                              -------     -------     -------     -------     -------     -------     ---------
Earnings before taxes & extraordinary items       313         469         456         649         379         130          (592)
 % of net sales                                   1.2%        1.8%        1.7%        2.5%        1.3%        0.4%         (0.2)%
Income taxes                                        0           0           0           0           0           0             0
                                              -------     -------     -------     -------     -------     -------     ---------
Income before extraordinary items                 313         469         456         649         379         130          (592)
 % of net sales                                   1.2%        1.8%        1.7%        2.5%        1.3%        0.4%         (0.2)%
Extraordinary items                                 0           0           0           0           0           0             0
                                              -------     -------     -------     -------     -------     -------     ---------
Net Income                                        313         469         456         649         379         130          (592)
                                              =======     =======     =======     =======     =======     =======     =========
 % of net sales                                   1.2%        1.8%        1.7%        2.5%        1.3%        0.4%         (0.2)%


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
INCOME STATEMENT                                                    PAGE 8

(Dollars in Thousands)

Number of Stores                                 44          44          44          44          44
                                             ---------    --------    --------    --------    --------

                                                              Year ended December 31,
                                             ---------------------------------------------------------
                                               2002
                                             pro-forma      2003        2004        2005        2006
                                             ---------    --------    --------    --------    --------
Net sales                                     $350,000    $353,680    $361,276    $369,837    $387,978
  % increase                                                  (6.5)%       2.1%        2.4%        4.9%

Cost of sales                                  260,925     263,315     268,609     274,604     287,686
                                              --------    --------    --------    --------    --------
Gross profit                                    89,075      90,365      92,667      95,233     100,292
  % of net sales                                  25.5%       25.6%       25.7%       25.8%       25.9%

SG&A expense                                    70,065      71,735      74,219      76,866      81,570
                                              --------    --------    --------    --------    --------
EBITDAR                                         19,010      18,630      18,449      18,367      18,723
  % of net sales                                   5.4%        5.3%        5.1%        5.0%        4.6%

Chapter 11 Reorganization Costs                      0           0           0           0           0
Store closing costs                                  0           0           0           0           0
Union severance                                      0           0           0           0           0
Management severance                                 0           0           0           0           0
Officer retention plan                               0           0           0           0           0
Depreciation and amortization                    7,380       7,458       7,618       7,798       8,181
                                              --------    --------    --------    --------    --------
Earnings before interest and taxes              11,630      11,172      10,831      10,569      10,542
  % of net sales                                   3.3%        3.2%        3.0%        2.9%        2.7%

Interest expense (income)
  Interest expense                                           3,836       3,607       3,379       2,983
  Interest (income)                                              0           0           0           0
                                                          --------    --------    --------    --------
    Total interest expense (income)                          3,836       3,607       3,379       2,983
  Loss (gain) on disposal of assets                              0           0           0           0
                                                          --------    --------    --------    --------
Earnings before taxes & amortization                         7,336       7,224       7,190       7,559
  % of net sales                                               2.1%        2.0%        1.9%        1.9%

  Deferred transaction costs                                   442         442         442         349
                                                          --------    --------    --------    --------
Earnings before taxes & extraordinary items                  6,895       6,782       6,749       7,210
  % of net sales                                               1.9%        1.9%        1.8%        1.9%

Income taxes                                                 2,758       2,713       2,699       2,884
                                                          --------    --------    --------    --------
Income before extraordinary items                            4,137       4,069       4,049       4,326
  % of net sales                                               1.2%        1.1%        1.1%        1.1%

Extraordinary Items                                              0           0           0           0
                                                          --------    --------    --------    --------
Net Income                                                   4,137       4,069       4,049       4,326
                                                          --------    --------    --------    --------
  % of net sales                                               1.2%        1.1%        1.1%        1.1%


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                   CONFIDENTIAL
-------------------------------------------------------------------------------
BALANCE SHEET                                                      PAGE 9

(Dollars in Thousands)

                                                       Actual           Projected
                                                       Period            Period
                                                     ---------    ----------------------
                                                                                               At        Write-off
                                                         6           7            8          closing   close of stores      9
                                                     ---------    ---------    ---------    ---------  ---------------  ---------
Current Assets
Cash and marketable securities                       $   7,742    $   6,000    $   8,000    $   8,000    $              $   8,000
  Accounts receivable (net)                             10,510       11,197       11,518       11,518            0         11,748
  Inventories                                           60,123       50,936       62,360       52,360         (941)        47,657
  Prepaid expenses and other current assets              1,159        1,210        1,183        1,183                       1,195
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total current assets                                69,544       69,343       71,059       71,059         (941)        68,800
Property, plant and equipment                          110,984      111,184      111,384      111,384       (3,202)       108,282
        Less accumulated depreciation                   43,367       44,203       45,031       45,031         (475)        45,350
                                                     ---------    ---------    ---------    ---------    ---------      ---------
  Net property, plant & equipment                       57,517       56,941       56,353       66,353       (2,727)        52,932
Other Assets
  Other                                                 17,829       17,829       17,629       17,929                      17,829
  Transaction Costs                                          0            0            0        1,208                       1,189
  Goodwill/Reorg value in excess                         9,722        9,722        9,722        9,722            0          9,722
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total other                                         27,351       27,351       27,351       26,559                      26,540
                                                     ---------    ---------    ---------    ---------    ---------      ---------
Total Assets                                         $ 164,512    $ 163,875    $ 164,743    $ 185,971    $  (3,668)     $ 168,272
                                                     =========    =========    =========    =========    =========      =========
Current liabilities
  Accounts payable                                      18,852       18,546       17,819        9,172                      10,230
  Accrued liabilities                                    6,496        6,821        6,285        6,285                       6,285
  Accrued bond interest                                  2,677        1,977        2,977            0                           0
  Other Current Liabilities                              6,625        6,625        6,625            0                           0
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total current liabilities                           34,451       35,166       33,707       15,457                      16,496
Other liabilities
  Other                                                  2,017        2,017        2,017            0                           0
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total other liabilities                              2,017        2,017        2,017            0                           0
Senior Debt
  Revolver (Tranche A)                                  28,415       27,725       30,975       15,312                      12,527
  AWG Debt                                               9,865        9,513        8,361        9,361                       9,208
  Tranche W                                                  0            0            0       16,500                      16,500
  Advance on Supply Agreement                                0            0            0        3,100                       2,790
  Tranche B                                              7,824        7,029        7,029       10,000                      10,000
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total senior debt                                   45,704       44,287       47,365       54,273                      51,025
Liabilities Subject to Compromise
  Accounts payable                                           0            0            0        3,848                       3,848
  Accrued liabilities                                        0            0            0        2,377                       2,977
  Other liabilities                                          0            0            0        7,742                       7,742
  Subordinated debt                                     50,000       50,000       50,000       50,000                      50,000
  Rejected Lease liability and occupancy                     0            0            0            0        1,439          1,439
  Capital Leases                                         2,287        2,240        2,195        2,195                       2,195
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total liabilities subject to compromise             62,267       62,240       62,195       76,762        1,489         78,250
    Total senior debt and liabilities subject to
     compromise                                        107,991      106,507      109,560      131,034                     129,276
Shareholders' equity
  Common stock                                              48           49           49           49                          49
  Additional paid-in capital                            56,274       56,274       56,274       56,274                      56,274
  Retained income (deficit)                            (36,270)     (36,358)     (38,844)     (36,844)      (5,157)       (43,821)
                                                     ---------    ---------    ---------    ---------    ---------      ---------
    Total Shareholders' equity                          20,053       19,965       19,479       19,479       (5,157)        12,502
                                                     ---------    ---------    ---------    ---------    ---------      ---------
Total liabilities & net worth                        $ 164,512    $ 183,875    $ 164,763    $ 165,971    $  (3,668)     $ 158,272
                                                     =========    =========    =========    =========    =========      =========

                                                     Write-off
                                                   closed stores          10          11           12           13
                                                   -------------      ---------    ---------    ---------    ---------
Current Assets
Cash and marketable securities                                        $   8,000    $   8,000    $   8,000    $   8,000
  Accounts receivable (net)                                  0           11,571       12,152       12,954       13,964
  Inventories                                             (910)          46,273       49,408       50,103       50,143
  Prepaid expenses and other current assets                               1,090        1,067        1,112        1,162
                                                     ---------        ---------    ---------    ---------    ---------
    Total current assets                                  (910)          64,935       68,287       70,169       71,270
Property, plant and equipment                           (5,324)         103,058      103,158      100,528      100,728
        Less accumulated depreciation                   (1,686)          44,427       45,189       45,949       46,714
                                                     ---------        ---------    ---------    ---------    ---------
  Net property, plant & equipment                       (3,636)          68,637       57,989       54,579       54,014
Other Assets
  Other                                                                  17,629       17,629       17,629       17,629
  Transaction Costs                                                       1,171        1,152        1,134        1,115
  Goodwill/Reorg value in excess                             0            9,722        9,722        9,722        9,722
                                                     ---------        ---------    ---------    ---------    ---------
    Total other                                                          28,522       26,503       28,485       28,488
                                                     ---------        ---------    ---------    ---------    ---------
Total Assets                                         $  (4,547)       $ 162,087    $ 154,740    $ 153,233    $ 153,749
                                                     =========        =========    =========    =========    =========
Current liabilities
  Accounts payable                                                        9,579        9,753       10,281       10,980
  Accrued liabilities                                                     5,832        5,685        5,188        6,584
  Accrued bond interest                                                       0            0            0            0
  Other Current Liabilities                                                   0            0            0            0
                                                     ---------        ---------    ---------    ---------    ---------
    Total current liabilities                                            15,411       15,638       16,469       17,574
Other liabilities
  Other                                                                       0            0            0            0
                                                     ---------        ---------    ---------    ---------    ---------
    Total other liabilities                                                   0            0            0            0
Senior Debt
  Revolver (Tranche A)                                                   12,950       15,811       14,037       13,498
  AWG Debt                                                                9,055        8,902        8,748        8,594
  Tranche W                                                              16,500       16,500       16,500       16,500
  Advance on Supply Agreement                                             2,480        2,170        1,180        1,550
  Tranche B                                                              10,023       10,048       10,059       10,092
                                                     ---------        ---------    ---------    ---------    ---------
    Total senior debt                                                    51,008       53,428       51,214       50,234
Liabilities Subject to Compromise
  Accounts payable                                                        3,848        3,848        3,848        3,848
  Accrued liabilities                                                     2,977        2,977        2,977        2,977
  Other liabilities                                                       7,742        7,742        7,742        7,742
  Subordinated debt                                                      60,000       60,000       60,000       60,000
  Rejected Lease liability and occupancy                   459            1,948        1,948        1,948        1,948
  Capital Leases                                                          2,195        2,195        2,195        2,195
                                                     ---------        ---------    ---------    ---------    ---------
    Total liabilities subject to compromise                459           78,709       78,709       78,709       78,709
    Total senior debt and liabilities subject to
     compromise                                                         129,717      132,138      129,923      128,943
Shareholders' equity
  Common stock                                                               49           49           49           49
  Additional paid-in capital                                             56,274       56,274       56,274       56,274
  Retained income (deficit)                             (5,007)         (49,384)     (49,359)     (49,482)     (49,090)
                                                     ---------        ---------    ---------    ---------    ---------
    Total Shareholders' equity                          (5,007)           5,959        5,964        6,141        7,233
                                                     ---------        ---------    ---------    ---------    ---------
Total liabilities & net worth                        $  (4,547)       $ 152,087    $ 154,740    $ 153,233    $ 153,749
                                                     =========        =========    =========    =========    =========





MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
BALANCE SHEET                                                       PAGE 10

(Dollars in Thousands)

                                                                              Projected 2002
                                                                                  Period
                                        -------------------------------------------------------------------------------------------
                                                     Stores                                      Leases Sold/
                                           1          Sold        2           3           4        Rejected       5           6
                                        --------    --------   --------    --------    --------    --------    --------    --------
Current Assets
  Cash and marketable securities        $  8,000               $  6,000    $  6,000    $  6,000                $  9,836    $  6,712
  Accounts receivable (net)               12,700                 10,361      10,555      10,988           0       8,599       8,836
  Inventories                             44,202      (2,331)    36,938      40,524      39,988      (2,954)     28,770      32,506
  Prepaid expenses and other
   current assets                          1,050                    552         946         878                     700         718
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total current assets                  65,952      (2,331)    54,181      57,926      57,835      (2,954)     47,908      48,772
Property, plant and equipment            100,928      (5,994)    89,161      88,361      59,561     (11,007)     74,539      74,839
  Less accumulated depreciation           47,542      (2,883)    42,502      43,209      43,925      (6,169)     35,824      36,422
                                        --------    --------   --------    --------    --------    --------    --------    --------
  Net property, plant & equipment         53,386      (3,100)    48,858      48,152      45,835      (4,838)     38,815      38,417

Other Assets
  Other                                   17,629                 17,629      17,629      17,629                  17,629      17,629
  Transaction Costs                        1,081                  1,047       1,013         979                     945         911
  Goodwill/Reorg value in excess           9,722                  9,722       9,722       9,722           0       9,722       9,722
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total other                           28,432                 28,398      28,384      28,330                  25,295      28,262
                                        --------    --------   --------    --------    --------    --------    --------    --------
Total Assets                            $147,759    $ (5,432)  $129,239    $132,442    $131,800    $ (7,792)   $115,017    $115,452
                                        ========    ========   ========    ========    ========    ========    ========    ========
Current liabilities
  Accounts payable                        10,126                  8,171       8,290       8,746                   6,706       6,996
  Accrued liabilities                      6,041                  4,892       4,830       5,183                   4,006       4,165
  Current position of long-term debt           0                      0           0           0                       0           0
  Other Current Liabilities                    0                      0           0           0                       0           0
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total current liabilities             16,167                 13,063      13,220      13,929                  10,712      11,161
Other liabilities
  Other                                        0                      0           0           0                       0           0
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total other liabilities                    0                      0           0           0                       0           0

Senior Debt
  Revolver                                10,179                    504       3,532       5,664                       0           0
  AWG Debt                                 8,439                  8,284       8,128       7,972                   7,815       7,658
  Tranche W                               16,500                 15,500      16,500      18,500                  16,500      16,500
  Advance on Supply Agreement              1,240                    930         820         310                       0           0
  Tranche B/New Senior term debt          10,115                 10,134      10,161      10,184                  10,207      10,231
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total senior debt                     46,473                 35,354      38,941      40,630                  34,522      34,389

Liabilities Subject to Compromise
  Accounts payable                         3,848                  3,848       3,848       3,848                   3,848       3,848
  Accrued liabilities                      2,877                  2,977       2,877       2,877                   2,977       2,877
  Other current liabilities                7,742                  7,742       7,742       7,742                   7,742       7,742
  Subordinated debt                       60,000                 60,000      60,000      60,000                  60,000      60,000
  Rejected Lease liability and
    occupancy                              1,948                  1,948       1,948       1,948       1,776       3,725       3,725
  New Notes (trade)                            0                      0           0           0                       0           0
  Capital Leases                           2,195                  2,195       2,195       2,195                   2,195       2,195
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total liabilities subject
     to compromise                        78,709                 78,709      78,709      78,709       1,776      80,487      80,467
    Total senior debt and liabilities
     subject to compromise               125,183                115,056     117,651     119,340                 115,009     114,976

Shareholders' equity
  Common stock                                49                     49          49          49                      49          49
  Additional paid-in capital              56,274                 56,274      56,274      56,274                  56,274      56,274
  Retained income (deficit)              (48,904)     (5,432)   (55,213)    (54,752)    (57,791)     (9,570)    (87,027)    (66,908)
                                        --------    --------   --------    --------    --------    --------    --------    --------
    Total Shareholders' equity             5,419                  1,110       1,571      (1,468)     (9,570)    (10,704)    (10,585)
                                        --------    --------   --------    --------    --------    --------    --------    --------
Total liabilities & net worth           $147,769               $129,239    $132,442    $131,800    $ (7,792)   $115,017    $115,452
                                        ========    ========   ========    ========    ========    ========    ========    ========


                                                                              Projected 2002
                                                                                  Period
                                        --------------------------------------------------------------------------------------
                                           At
                                        emergence     7           8          9          10         11         12         13
                                        --------   --------    --------   --------   --------   --------   --------   --------
Current Assets
  Cash and marketable securities        $  6,712   $  2,000    $  2,000   $  2,000   $  2,000   $  2,000   $  2,000   $  2,000
  Accounts receivable (net)                8,836      8,855       8,429      8,708      8,757      9,662      9,264      9,976
  Inventories                             32,506     32,137      33,585     32,280     33,927     34,085     35,957     35,299
  Prepaid expenses and other
   current assets                            718        745         723        755        730        716        753        782
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total current assets                  48,772     43,737      44,737     43,742     45,414     45,494     47,975     48,557
Property, plant and equipment             64,270     64,470      64,670     64,870     65,070     66,270     70,470     72,220
  Less accumulated depreciation           36,422     36,977      37,525     38,074     38,825     39,175     39,730     40,293
                                        --------   --------    --------   --------   --------   --------   --------   --------
  Net property, plant & equipment         27,848     27,492      27,145     26,796     28,445     29,095     30,740     31,927

Other Assets
  Other                                   17,629     17,629      17,629     17,629     17,629     17,629     17,629     20,629
  Transaction Costs                        1,911      1,877       1,843      1,809      1,775      1,742      1,707      1,673
  Goodwill/Reorg value in excess               0          0           0          0          0          0          0          0
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total other                           19,540     19,505      19,473     19,438     19,405     19,371     19,337     22,303
                                        --------   --------    --------   --------   --------   --------   --------   --------
Total Assets                            $ 96,161   $ 90,736    $ 91,354   $ 89,977   $ 91,263   $ 93,949   $ 98,051   $102,887
                                        ========    ========   ========    ========  ========   ========   ========   ========
Current liabilities
  Accounts payable                         6,996      8,608       8,225      8,421     10,000      9.839     10,711     13,054
  Accrued liabilities                      4,165      2,287       2,193      2,255      2,270      2,232      2,895      3,070
  Current position of long-term debt           0          0           0          0          0          0          0          0
  Other Current Liabilities                    0          0           0          0          0          0          0          0
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total current liabilities             11,161     10,894      10,418     10,676     12,270     12,071     13,606     16,125
Other liabilities
  Other                                        0          0           0          0          0          0          0          0
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total other liabilities                    0          0           0          0          0          0          0          0

Senior Debt
  Revolver                                15,731     11,034      12,103     10,288      9,813     12,337     14,814     17,288
  AWG Debt                                 7,658      7,540       7,422      7,304      7,186      7,068      6,950      6,832
  Tranche W                                    0          0           0          0          0          0          0          0
  Advance on Supply Agreement                  0          0           0          0          0          0          0          0
  Tranche B/New Senior term debt          12,000     11,868      11,736     11,604     11,472     11,340     11,208     11,076
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total senior debt                     35,389     30,442      31,261     29,196     28,471     30,745     32,972     35,196

Liabilities Subject to Compromise
  Accounts payable                             0          0           0          0          0          0          0          0
  Accrued liabilities                          0          0           0          0          0          0          0          0
  Other current liabilities                    0          0           0          0          0          0          0          0
  Subordinated debt                       15,000     15,000      15,000     15,000     15,000     15,000     15,000     15,000
  Rejected Lease liability and
    occupancy                                  0          0           0          0          0          0          0          0
  New Notes (trade)                       11,275     11,275      11,275     11,275     11,275     11,275     11,275     11,275
  Capital Leases                           1,353      1,315       1,276      1,238      1,199      1,161      1,122      1,084
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total liabilities subject
     to compromise                        27,628     27,589      27,551     27,513     27,474     27,436     27,397     27,359
    Total senior debt and liabilities
     subject to compromise                53,017     58,031      58,812     56,708     55,945     58,180     60,369     62,555

Shareholders' equity
  Common stock                            21,983     21,983      21,983     21,983     21,983     21,983     21,983     21,983
  Additional paid-in capital                   0          0           0          0          0          0          0          0
  Retained income (deficit)                    0       (173)        141        610      1,065      1,715      2,094      2,224
                                        --------   --------    --------   --------   --------   --------   --------   --------
    Total Shareholders' equity            21,983     21,811      22,124     22,593     23,048     23,698     24,077     24,207
                                        --------   --------    --------   --------   --------   --------   --------   --------
Total liabilities & net worth           $ 96,161   $ 90,736    $ 91,354   $ 89,977   $ 91,263   $ 93,949   $ 98,051   $102,887
                                        ========   ========    ========   ========   ========   ========   ========   ========

MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
BALANCE SHEET                                                       PAGE 11

(Dollars in Thousands)

                                                         Year ended December 31,
                                           -----------------------------------------------------
                                             2002       2003       2004       2005        2006
                                           --------   --------   --------   --------    --------
Current Assets
  Cash and marketable securities           $  2,000   $  2,000   $  2,000   $  2,000    $  2,000
  Accounts receivable (net)                   9,078      9,036      9,230      9,448       9,313
  Inventories                                35,098     34,723     35,421     38,212      37,927
  Prepaid expenses and other current
      assets                                    782        743        768        795         144
                                           --------   --------   --------   --------    --------
    Total current assets                     43,967     48,502     47,420     48,456      50,694

  Property, plant and equipment              72,220     80,579     31,770     98,470     105,170
      Less accumulated depreciation          40,283     47,750     56,369     83,184      71,347
                                           --------   --------   --------   --------    --------
  Net property, plant & equipment            31,627     32,819     38,402     38,303      33,423

Other Assets
  Other                                      20,829     18,426     18,629     17,626      16,829
  Transaction Costs                           1,673      1,232        780        349           0
  Goodwill/Reorg value in excess                  0          0          0          0           0
                                           --------   --------   --------   --------    --------
    Total other                              22,303     20,961     19,419     17,978      18,429
                                           --------   --------   --------   --------    --------
Total Assets                               $102,847   $100,182   $103,241   $101,738    $101,145
                                           ========   ========   ========   ========    ========
Current liabilities
  Accounts payable                           13,054     12,063     12,306     12,580      13,180
  Accrued liabilities                         2,070      3,222      3,298      3,380       3,551
  Current portion of long-term debt               0          0          0          0           0
  Other Current Liabilities                       0          0          0          0           0
                                           --------   --------   --------   --------    --------
    Total current liabilities                14,125     15,286     15,602     15,980      16,730

Other liabilities
  Other                                           0          0          0          0           0
                                           --------   --------   --------   --------    --------
    Total other liabilities                       0          0          0          0           0

Senior Debt
  Revolver                                   17,288     15,033     17,451     14,945      12,502
  AWG Debt                                    6,832      5,300      3,758      2,236         704
  Tranche W                                       0          0          0          0           0
  Advance on Supply Agreement                     0          0          0          0           0
  Senior term debt                           11,078      9,362      7,648      5,934       4,220
                                           --------   --------   --------   --------    --------
    Total senior debt                        35,198     29,695     28,967     23,115      17,426

Liabilities Subject to Compromise
  Accounts payable                                0          0          0          0           0
  Accrued liabilities                             0          0          0          0           0
  Subordinated debt                          15,000     15,000     15,000     15,000      15,000
  Rejected Lease liability and occupancy          0          0          0          0           0
  New Notes (trade)                          11,275     11,275     11,275     11,275      11,275
  Capital Losses                              1,044        584         84        (74)        (74)
                                           --------   --------   --------   --------    --------
    Total liabilities
      subject to compromise                  27,359     26,658     26,358     26,201      26,201

    Total senior debt and liabilities
      subject to compromise                  82,656     56,553     55,225     49,315      43,626

Shareholders equity                               0
  Common stock                               21,983     21,983     21,983     21,983      21,983
  Additional paid-in capital                      0          0          0          0           0
  Retained income (deficit)                   2,224      6,361     10,430     14,480      18,606
                                           --------   --------   --------   --------    --------
    Total shareholders' equity               24,207     28,344     32,413     38,483      40,789
                                           --------   --------   --------   --------    --------
Total liabilities & net worth              $102,047   $100,182   $103,241   $101,738    $101,745
                                           ========   ========   ========   ========    ========



MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
CASH FLOW STATEMENT                                                 PAGE 12

(Dollars in Thousands)

                                                       Projected                                    Projected
                                                         Period                                 Post ch. 11 filing
                                                   ------------------           ---------------------------------------------------
                                                      7          8                 9         10         11         12         13
                                                   -------    -------           -------    -------    -------    -------    -------
Operating activities:
  Net income                                       $   (88)   $  (486)          $(1,821)   $  (537)   $     5    $  (123)   $   392
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and Amortization                    838        828               794        763        762        760        765
      Deferred financing costs                           0          0                19         19         19         19         19
      Decrease in other long term liabilities            0          0                 0          0          0          0          0
        Accounts receivable change                    (887)      (319)             (232)       177       (581)      (802)    (1,010)
        Inventory change                              (813)    (1,424)            3,563        874     (2,755)    (1,055)       (40)
        Prepaid and other current asset changes        (41)        28               (12)       104         23        (45)       (51)
        Accounts payable change                        303     (1,136)            1,059       (651)       173        528        710
        Accrued liabilities change                     132       (343)              (21)      (433)        53        303        396
        Accrued interest change                        300          0                 0          0          0          0          0
        Other current liabilities change                 0          0                 0          0          0          0          0
                                                   -------    -------           -------    -------    -------    -------    -------
Net cash provided (used) by oper. activities           (58)    (2,853)            3,348        117     (2,321)      (415)     1,181
Investment activities:
  Asset dispositions                                     0          0                 0          0          0      2,730          0
  Asset dispositions (Depreciation)                      0          0                 0          0          0          0          0
  Other                                                  0          0                 0          0          0          0          0
  Capital expenditures                                (200)      (200)             (100)      (100)      (100)      (100)      (200)
                                                   -------    -------           -------    -------    -------    -------    -------
Net cash provided (used) by inv. activities           (200)      (200)             (100)      (100)      (100)     2,630       (200)
Financial activities:
  Long-term debt (excluding revolver):
    Net Additions (reductions)                        (794)      (197)             (463)      (440)      (440)      (441)      (441)
  Sale (purchase) of common stock                        0          0                 0          0          0          0          0
  Dividend payments to preferred stockholders            0          0                 0          0          0          0          0
                                                   -------    -------           -------    -------    -------    -------    -------
Net cash provided (used) by fin. activities           (794)      (197)             (463)      (440)      (440)      (441)      (441)
                                                   -------    -------           -------    -------    -------    -------    -------
Net increase (decrease) in cash                     (1,052)    (3,250)            2,785       (423)    (2,861)     1,774        540
  Beginning cash balance                             7,742      6,000             6,000      6,000      6,000      6,000      6,000
                                                   -------    -------           -------    -------    -------    -------    -------
Net cash available for revolver                      6,690      2,750             8,785      5,577      3,139      7,774      6,540
  Beginning revolver balance                        28,415     27,725            15,312     12,527     12,950     15,811     14,037
  Revolver addition (payment)                         (690)     3,250            (2,785)       423      2,861     (1,774)      (540)
                                                   -------    -------           -------    -------    -------    -------    -------
Ending revolver balance                             27,725     30,975            12,527     12,950     15,811     14,037     13,498
                                                   -------    -------           -------    -------    -------    -------    -------
Ending cash balance                                  6,000      6,000             6,000      6,000      6,000      6,000      6,000
                                                   =======    =======           =======    =======    =======    =======    =======


                                                Projected                                  Projected
                                                  Period                              Post ch. 11 filing
                                  Effective  ---------------  ----------------------------------------------------------------------
Revolver availability                Rate      6        7        8    at close     9         10         11         12         13
                                  ---------  ------  -------  ------- --------  -------    -------    -------    -------    -------
Inventory
  Grocery                           48.5%    13,302   13,518   13,896   13,895   12,701     12,280     13,017     13,297     13,307
  Health & Beauty                   48.5%     6,139    6,238    6,413    6,413    5,861      5,667      6,007      6,136      6,141
  Pharmaceutical                    48.5%     2,611    2,856    2,936   12,936    2,664      2,595      2,750      2,810      2,812
Receivables
  Coupons                           58.5%       378      387      364      384      361        339        345        361        388
  Pharmaceutical                    58.5%       995    1,019      959      959      950        893        910        952      1,023
  AWG                                0.0%         0        0        0        0        0          0          0          0          0

  Real Estate                                                            8,000    7,690      7,380      7,070      5,560      5,250

  Leaseholds                                                             2,790    2,447      2,269      2,166      2,063      1,980

  Less: Professional fee carveout                                         (500)    (500)      (500)      (500)      (500)      (500)

Total availability                           23,625   24,019   24,568   34,858   32,193     30,924     31,766     30,679     30,382
Debt outstanding                             28,415   27,725   30,975   25,312   22,527     22,973     25,857     24,106     23,590
                                            -------  -------  -------  -------  -------    -------    -------    -------    -------
Excess availability (shortfall)             $(4,790) $(3,706) $(6,407) $ 9,548  $ 9,666    $ 7,951    $ 5,909    $ 6,573    $ 6,792
                                            =======  =======  =======  =======  =======    =======    =======    =======    =======


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
CASH FLOW STATEMENT                                                 PAGE 13

(Dollars in Thousands)

                                                                           Projected 2002
                                                                                Period
                                                  --------------------------------------------------------------------
                                                      1           2           3          4            5          6
                                                  --------    --------    --------    --------    --------    --------
Operating activities:
 Net income                                       $   (813)   $    122    $    462    $ (3,040)   $    334    $    119
 Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
    Depreciation and Amortization                      828         726         708         716         578         598
    Deferred financing costs                            34          34          34          34          34          34
    Decrease in other long term liabilities              0           0           0           0           0           0
       Accounts receivable change                    1,264       2,319        (174)       (413)      2,369        (237)
       Inventory change                              3,942       6,932      (3,586)        536       8,265      (3,737)
       Prepaid and other current asset changes         112         188          16         (32)        179         (19)
       Accounts payable change                        (864)     (1,956)        119         456      (2,039)        290
       Accrued liabilities change                     (543)     (1,148)         37         253      (1,177)        159
       Accrued interest change                           0           0           0           0           0           0
       Other current liabilities change                  0           0           0           0           0           0
                                                  --------    --------    --------    --------    --------    --------
Net cash provided (used) by oper. activities         3,960       7,217      (2,385)     (1,489)      8,543      (2,793)
Investment activities:
  Asset dispositions                                     0       5,984           0           0       4,115           0
  Asset dispositions (Depreciation)                      0      (2,883)          0           0      (2,512)          0
  Other                                                  0           0           0           0           0           0
  Capital expenditures                                (200)       (200)       (200)       (200)       (200)       (200)
                                                  --------    --------    --------    --------    --------    --------
Net cash provided (used) by inv. activities           (200)      2,900        (200)       (200)      1,403        (200)
Financing activities:
  Long-term debt (excluding revolver):
    Net Additions (reductions)                        (442)       (442)       (443)       (443)       (444)       (133)
  Sale (purchase) of common stock                        0           0           0           0           0           0
  Dividend payments to preferred stockholders            0           0           0           0           0           0
                                                  --------    --------    --------    --------    --------    --------
Net cash provided (used) by fin. activities           (442)       (442)       (443)       (443)       (444)       (133)
                                                  --------    --------    --------    --------    --------    --------
Net Increase (decrease) in cash                      3,318       9,675      (3,028)     (2,132)      9,502      (3,126)
  Beginning cash balance                             6,000       6,000       6,000       6,000       6,000       9,838
                                                  --------    --------    --------    --------    --------    --------
Net cash available for revolver                      9,318      15,675       2,972       3,868      15,502       6,712
  Beginning revolver balance                        13,498      10,179         504       3,532       5,664           0
  Revolver addition (payment)                       (3,318)     (9,675)      3,028       2,132      (5,664)          0
                                                  --------    --------    --------    --------    --------    --------
Ending revolver balance                             10,179         504       3,532       5,664           0           0
                                                  --------    --------    --------    --------    --------    --------
Ending cash balance                                  6,000       6,000       6,000       6,000       9,838       6,712
                                                  ========    ========    ========    ========    ========    ========


                                                                                  Projected 2002
                                                                                       Period
                                                  --------------------------------------------------------------------------------
                                                      7          8             9         10          11          12          13
                                                  --------    --------    --------    --------    --------    --------    --------
Operating activities:
 Net income                                       $   (173)   $    313    $    469    $    456    $    649    $    379    $    130
 Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
    Depreciation and Amortization                      555         547         549         551         550         555         563
    Deferred financing costs                            34          34          34          34          34          34          34
    Decrease in other long term liabilities              0           0           0           0           0           0           0
       Accounts receivable change                      (19)        426        (279)        (49)         74        (582)       (712)
       Inventory change                                369      (1,448)      1,305      (1,647)       (158)     (1,872)         58
       Prepaid and other current asset changes         (27)         22         (31)         25          14         (37)        (29)
       Accounts payable change                       1,610        (381)        196       1,579        (161)        872       2,344
       Accrued liabilities change                   (1,677)        (94)         62          15         (38)        683         175
       Accrued interest change                           0           0           0           0           0           0           0
       Other current liabilities change                  0           0           0           0           0           0           0
                                                  --------    --------    --------    --------    --------    --------    --------
Net cash provided (used) by oper. activities           474        (581)      2,304         963         965          12       2,564
Investment activities:
  Asset dispositions                                     0           0           0           0           0           0           0
  Asset dispositions (Depreciation)                      0           0           0           0           0           0           0
  Other                                                  0           0           0           0           0           0      (3,000)
  Capital expenditures                                (200)       (200)       (200)       (200)     (3,200)     (2,200)     (1,750)
                                                  --------    --------    --------    --------    --------    --------    --------
Net cash provided (used) by inv. activities            (200)       (200)       (200)       (200)     (3,200)     (2,200)     (4,750)
Financing activities:
  Long-term debt (excluding revolver):
    Net Additions (reductions)                        (288)       (288)       (288)       (288)       (288)       (288)       (288)
  Sale (purchase) of common stock                        0           0           0           0           0           0           0
  Dividend payments to preferred stockholders            0           0           0           0           0           0           0
                                                  --------    --------    --------    --------    --------    --------    --------
Net cash provided (used) by fin. activities           (288)       (288)       (288)       (288)       (288)       (288)       (288)
                                                  --------    --------    --------    --------    --------    --------    --------
Net Increase (decrease) in cash                        (15)     (1,069)      1,816         474      (2,523)     (2,477)     (2,475)
  Beginning cash balance                             6,712       2,000       2,000       2,000       2,000       2,000       2,000
                                                  --------    --------    --------    --------    --------    --------    --------
Net cash available for revolver                      6,697         931       3,816       2,474        (523)       (477)       (475)
  Beginning revolver balance                        15,731      11,034      12,103      10,288       9,813      12,337      14,814
  Revolver addition (payment)                       (4,697)      1,069      (1,816)       (474)      2,523       2,477       2,475
                                                  --------    --------    --------    --------    --------    --------    --------
Ending revolver balance                             11,034      12,103      10,288       9,813      12,337      14,814      17,288
                                                  --------    --------    --------    --------    --------    --------    --------
Ending cash balance                                  2,000       2,000       2,000       2,000       2,000       2,000       2,000
                                                  ========    ========    ========    ========    ========    ========    ========


                                                                           Projected 2002
                                                                                Period
                                      Effective   --------------------------------------------------------------------
Revolver availability                    Rate         1           2           3          4            5          6
                                      ---------   --------    --------    --------    --------    --------    --------
Inventory
     Grocery                               48.5%    12,261       9,803      10,755      10,612       7,635       8,627
     Health & Beauty                       48.5%     5,659       4,524       4,963       4,898       3,524       3,981
     Pharmaceutical                        48.5%     2,591       2,071       2,272       2,242       1,613       1,823
Receivables
     Coupons                               58.5%       353         289         294         305         239         246
     Pharmaceutical                        58.5%       930         760         773         804         630         647
     AWG                                    0.0%         0           0           0           0           0           0

     Real Estate                                     4,940       4,630       4,320       4,010       3,700       3,390

     Leaseholds                                      1,857       1,229       1,126       1,023         470         367

                                                      (500)       (500)       (500)       (500)       (500)       (500)

Total availability                                  28,091      22,807      24,003      23,394      17,311      18,581
Debt outstanding                                    20,294      10,642      13,693      15,848      10,207      10,231
                                                  --------    --------    --------    --------    --------    --------
Excess availability (shortfall)                   $  7,797    $ 12,164    $ 10,310    $  7,545    $  7,104    $  8,350
                                                  ========    ========    ========    ========    ========    ========


                                                                                  Projected 2002
                                                                                       Period
                                                  --------------------------------------------------------------------------------
Revolver availability                                 7          8             9         10          11          12          13
                                                  --------    --------    --------    --------    --------    --------    --------
Inventory
     Grocery                                         8,529       8,913       8,567       9,004       9,046       9,542       9,527
     Health & Beauty                                 3,936       4,113       3,953       4,155       4,175       4,404       4,397
     Pharmaceutical                                  1,802       1,883       1,810       1,902       1,911       2,016       2,013
Receivables
     Coupons                                           246         234         242         244         242         258         278
     Pharmaceutical                                    649         617         638         642         636         679         731
     AWG                                                 0           0           0           0           0           0           0

     Real Estate

     Leaseholds



Total availability                                  15,162      15,762      15,210      15,947      16,009      16,899      16,945
Debt outstanding                                    11,034      12,103      10,288       9,813      12,337      14,814      17,288
                                                  --------    --------    --------    --------    --------    --------    --------
Excess availability (shortfall)                   $  4,128    $  3,658    $  4,923    $  6,133    $  3,672    $  2,085    $   (343)
                                                  ========    ========    ========    ========    ========    ========    ========

MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                  CONFIDENTIAL
--------------------------------------------------------------------------------
CASH FLOW STATEMENT                                               PAGE 14

(Dollars in Thousands)

                                                                     Year ended December 31,
                                                             --------------------------------------
                                                               2003      2004      2005      2006
                                                             --------  --------  --------  --------
Operating activities:
  Net income                                                 $  4,137  $  4,069  $  4,049  $  4,326
  Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
      Depreciation and Amortization                             7,458     7,618     7,798     8,161
      Deferred financing costs                                    442       442       442       349
      Decrease in other long term liabilities                       0         0         0         0
           Accounts receivable change                             940      (194)     (219)     (463)
           Inventory change                                     1,176      (698)     (791)   (1,725)
           Prepaid and other current asset changes                 39       (26)      (27)      (49)
           Accounts payable change                               (991)      243       275       599
           Accrued liabilities change                             151        75        83       171
           Accrued interest change                                  0         0         0         0
           Other current liabilities change                         0         0         0         0
                                                             --------  --------  --------  --------
Net cash provided (used) by oper. activities                   13,352    11,528    11,610    11,389
Investment activities:
  Asset dispositions                                                0         0         0         0
  Asset dispositions (Depreciation)                                 0         0         0         0
  Other                                                         1,000     1,000     1,000     1,000
  Capital expenditures                                         (8,350)  (11,200)   (6,700)   (6,700)
                                                             --------  --------  --------  --------
Net cash provided (used) by inv. activities                    (7,350)  (10,200)   (5,700)   (5,700)
Financing activities:
  Long-term debt (excluding revolver):
    Net Additions (reductions)                                 (3,746)   (3,746)   (3,404)   (3,246)
  Sale (purchase) of common stock                                   0         0         0         0
  Dividend payments to preferred stockholders                       0         0         0         0
                                                             --------  --------  --------  --------
Net cash provided (used) by fin. activities                    (3,746)   (3,746)   (3,404)   (3,246)
                                                             --------  --------  --------  --------
Net increase (decrease) in cash                                 2,256    (2,418)    2,506     2,443
  Beginning cash balance                                        2,000     2,000     2,000     2,000
                                                             --------  --------  --------  --------
Net cash available for revolver                                 4,256      (418)    4,506     4,443
  Beginning revolver balance                                   17,288    15,033    17,451    14,945
  Revolver addition (payment)                                  (2,256)    2,418    (2,506)   (2,443)
                                                             --------  --------  --------  --------
Ending revolver balance                                        15,033    17,451    14,945    12,502
                                                             --------  --------  --------  --------
Ending cash balance                                             2,000     2,000     2,000     2,000
                                                             ========  ========  ========  ========

                                                                     Year ended December 31,
                                                  Effective  --------------------------------------
                                                    Rate       2003      2004      2005      2006
                                                  ---------  --------  --------  --------  --------
Revolver availability
Inventory
    Grocery                                           48.5%     9,215    9,400      9,610    10,068
    Health & Beauty                                   48.5%     4,253    4,338      4,435     4,646
    Pharmaceutical                                    48.5%     1,947    1,986      2,031     2,127
Receivables
    Coupons                                           58.5%       250      255        261       274
    Pharmaceutical                                    58.5%       657      671        687       721
    AWG                                                0.0%         0        0          0         0


Total availability                                             16,321   16,651     17,024    17,836
Debt outstanding                                               15,033   17,451     14,945    12,502
                                                             --------  -------   --------  --------
Excess availability (shortfall)                              $  1,289  $  (800)  $  2,079  $  5,334
                                                             ========  =======   ========  ========





MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
DEBT SERVICE                                                        PAGE 15


(Dollars in Thousands)

                                          Projected
                                           Period
                                           --------    --------    --------    --------    --------    --------    --------
                                              7           8           9          10           11          12          13
                                           --------    --------    --------    --------    --------    --------    --------
Projected debt service
  Revolver (Tranche A)
  Beginning balance                        $ 28,415    $ 27,725    $ 15,312    $ 12,527    $ 12,950    $ 15,811    $ 14,037
    Additions/(Payments)                       (690)      3,250      (2,785)        423       2,861      (1,774)       (540)
  Ending balance                             27,725      30,975      12,527      12,950      15,611      14,037      13,498
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $    187    $    175    $     83    $     76    $     88    $     89    $     42
                                           ========    ========    ========    ========    ========    ========    ========
  Tranche B
  Beginning balance                        $  7,824    $  7,029    $ 10,000    $ 10,000    $ 10,023    $ 10,046    $ 10,069
    Additions                                     0           0           0          23          23          23          23
    Prepayments of principal due to
     sale of assets                               0           0           0           0           0           0           0
    Scheduled principal payments               (595)          0           0           0           0           0           0
                                           --------    --------    --------    --------    --------    --------    --------
  Ending balance                           $  7,029    $  7,029    $ 10,000    $ 10,023    $ 10,046    $ 10,069    $ 10,092
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $     78    $     73    $    104    $    104    $    104    $    104    $    105
                                           ========    ========    ========    ========    ========    ========    ========
  PIK interest payments                    $      0    $      0    $     23    $     23    $     23    $     23    $     23
                                           ========    ========    ========    ========    ========    ========    ========
  Subordinated debt
  Beginning balance                        $ 60,000    $ 60,000    $ 60,000    $ 60,000    $ 60,000    $ 60,000    $ 60,000
    Additions                                     0           0           0           0           0           0           0
    Prepayments of principal due to
      sale of assets                              0           0           0           0           0           0           0
    Scheduled principal payments                  0           0           0           0           0           0           0
  Ending balance                           $ 60,000    $ 60,000    $ 60,000    $ 60,000    $ 60,000    $ 60,000    $ 60,000
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $    300    $      0    $      0    $      0    $      0    $      0    $      0
                                           ========    ========    ========    ========    ========    ========    ========
  AWG Debt
  Beginning balance                        $  9,665    $  9,513    $  9,361    $  9,208    $  9,055    $  8,902    $  8,748
    Additions                                     0           0           0           0           0           0           0
    Principal payments                         (152)       (152)       (153)       (153)       (153)       (154)       (154)
                                           --------    --------    --------    --------    --------    --------    --------
  Ending balance                           $  9,513    $  9,361    $  9,208    $  9,055    $  8,902    $  8,748    $  8,594
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $     28    $     28    $     27    $     27    $     27    $     28    $     28
                                           ========    ========    ========    ========    ========    ========    ========
  Interest accrued                         $      0    $      0    $      0    $      0    $      0    $      0    $      0
                                           ========    ========    ========    ========    ========    ========    ========

  Tranche W
  Beginning balance                        $      0    $      0    $ 16,500    $ 16,500    $ 16,500    $ 16,500    $ 16,500
    Additions                                     0           0           0           0           0           0           0
    Prepayments of principal due to
      sale of assets                              0           0           0           0           0           0           0
    Scheduled principal payments                  0           0           0           0           0           0           0
  Ending balance                           $      0    $      0    $ 16,500    $ 16,500    $ 16,500    $ 16,500    $ 16,500
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $      0    $      0    $    111    $    111    $    111    $    111    $    111
                                           ========    ========    ========    ========    ========    ========    ========
  Advance on Supply Agreement
  Beginning balance                        $      0    $      0    $  3,100    $  2,790    $  2,480    $  2,170    $  1,860
    Additions                                     0           0           0           0           0           0           0
    Prepayments of principal due to
      sale of assets                              0           0           0           0           0           0           0
    Scheduled principal payments                  0           0        (310)       (310)       (310)       (310)       (310)
  Ending balance                           $      0    $      0    $  2,790    $  2,480    $  2,170    $  1,860    $  1,550
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $      0    $      0    $     48    $     48    $     48    $     48    $     48
                                           ========    ========    ========    ========    ========    ========    ========
  Capital Leases
  Beginning balance                        $  2,287    $  2,240    $  2,195    $  2,195    $  2,195    $  2,195    $  2,195
    Additions                                     0           0           0           0           0           0           0
    Principal payments                          (47)        (45)          0           0           0           0           0
                                           --------    --------    --------    --------    --------    --------    --------
  Ending balance                           $  2,240    $  2,195    $  2,195    $  2,195    $  2,195    $  2,195    $  2,195
                                           ========    ========    ========    ========    ========    ========    ========
  Interest payments                        $     19    $     19    $      0    $      0    $      0    $      0    $      0
                                           ========    ========    ========    ========    ========    ========    ========
  Interest accrued                         $      0    $      0    $      0    $      0    $      0    $      0    $      0
                                           ========    ========    ========    ========    ========    ========    ========
Totals:
  Total ending debt balance                 109,507     109,560     113,220     113,203     115,624     113,409    $112,429
  Total principal additions                       0           0           0          23          23          23          23
  Total principal payments                     (794)       (197)       (463)       (463)       (463)       (464)       (464)
  Total interest expense                        580         295         396         389         399         401         395



MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
DEBT SERVICE                                                        PAGE 16

(Dollars in Thousands)

                                                                           Projected 2002
                                                                              Period
                                     ---------------------------------------------------------------------------------------
                                         1            2            3            4            5            6            7
                                     ---------    ---------    ---------    ---------    ---------    ---------    ---------
Projected debt service
   Revolver
   Beginning balance                 $  13,496    $  10,179    $     504    $   3,532    $   5,664    $       0    $       0
      Additions/(Payments)              (3,318)      (9,675)       3,024        2,132       (5,664)           0       11,034
   Ending balance                       10,179          504        3,532        5,564            0            0       11,034
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $      71    $      32    $      12    $      27    $      17    $       0    $      33
                                     =========    =========    =========    =========    =========    =========    =========
   Tranche B/New Senior term
   Beginning balance                 $  10,092    $  10,115    $  10,138    $  10,161    $  10,184    $  10,207    $  12,000
      Additions                             23           23           23           23           23           24            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0            0
      Scheduled principal payments           0            0            0            0            0            0         (132)
                                     ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $  10,115    $  10,138    $  10,161    $  10,184    $  10,207    $  10,231    $  11,868
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $     105    $     105    $     105    $     105    $     105    $     105    $      71
                                     =========    =========    =========    =========    =========    =========    =========
   PIK interest payments             $      23    $      23    $      23    $      23    $      24    $      24    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   Subordinated debt
   Beginning balance                 $  60,000    $  60,000    $  60,000    $  60,000    $  60,000    $  60,000    $  15,000
      Additions                              0            0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0            0
      Scheduled principal payments           0            0            0            0            0            0            0
   Ending balance                    $  60,000    $  60,000    $  60,000    $  60,000    $  60,000    $  60,000    $  15,000
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $       0    $       0    $       0    $       0    $       0    $       0    $     750
                                     =========    =========    =========    =========    =========    =========    =========
   AWG Debt
   Beginning balance                 $   8,594    $   8,439    $   8,284    $   8,128    $   7,972    $   7,815    $   7,658
      Additions                              0            0            0            0            0            0            0
      Principal payments                  (155)        (155)        (156)        (156)        (157)        (157)        (118)
                                     ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $   8,439    $   8,284    $   8,128    $   7,972    $   7,815    $   7,658    $   7,540
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $      25    $      25    $      24    $      24    $      23    $      23    $      25
                                     =========    =========    =========    =========    =========    =========    =========
   Interest accrued                  $       0    $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   New Note (Trade)
   Beginning balance                 $       0    $       0    $       0    $       0    $       0    $       0    $  11,275
      Additions                              0            0            0            0            0            0            0
      Principal payments                     0            0            0            0            0            0            0
                                     ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $       0    $       0    $       0    $       0    $       0    $       0    $  11,275
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $       0    $       0    $       0    $       0    $       0    $       0    $      43
                                     =========    =========    =========    =========    =========    =========    =========
   Interest accrued                  $       0    $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   Tranche W
   Beginning balance                 $  16,500    $  16,500    $  16,500    $  16,500    $  16,500    $  16,500    $       0
      Additions                              0            0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0            0
      Scheduled principal payments           0            0            0            0            0            0            0
   Ending balance                    $  16,500    $  16,500    $  16,500    $  16,500    $  16,500    $  16,500    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $     111    $     111    $     111    $     111    $     111    $     111    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   Advance on Supply Agreement
   Beginning balance                 $   1,550    $   1,240    $     830    $     620    $     318    $       0    $       0
      Additions                              0            0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0            0
      Scheduled principal payments        (310)        (310)        (310)        (310)        (310)           0            0
   Ending balance                    $   1,240    $     830    $     620    $     310    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $      48    $      48    $      48    $      48    $      48    $       0    $       0
                                     =========    =========    =========    =========    =========    =========    =========
   Capital Leases
   Beginning balance                 $   2,195    $   2,195    $   2,195    $   2,195    $   2,195    $   2,195    $   1,353
      Additions                              0            0            0            0            0            0            0
      Principal payments                     0            0            0            0            0            0          (38)
                                     ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $   2,195    $   2,195    $   2,195    $   2,195    $   2,195    $   2,195    $   1,315
                                     =========    =========    =========    =========    =========    =========    =========
   Interest payments                 $       0    $       0    $       0    $       0    $       0    $       0    $       7
                                     =========    =========    =========    =========    =========    =========    =========
   Interest accrued                  $       0    $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========    =========

Totals:

   Total ending debt balance           108,668    $  98,551      101,134      102,825    $  96,717    $  96,584    $  48,756

   Total principal additions                23           23           23           23           23           24            0

   Total principal payments               (485)        (485)        (466)        (466)        (467)        (157)        (288)

   Total interest expense                  383          344          323          338          328          254          886

                                                                   Projected 2002
                                                                       Period
                                     --------------------------------------------------------------------------
                                         8            9           10           11           12           13
                                     ---------    ---------    ---------    ---------    ---------    ---------
Projected debt service
   Revolver
   Beginning balance                 $  11,034    $  12,103    $  10,288    $   9,813    $  12,337    $  14,814
      Additions/(Payments)               1,069       (1,818)        (474)       2,523        2,477        2,475
   Ending balance                       12,103       10,288        9,813       12,337       14,814       17,288
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $      69    $      67    $      60    $      56    $      41    $      98
                                     =========    =========    =========    =========    =========    =========
   Tranche B/New Senior term
   Beginning balance                 $  11,868    $  11,736    $  11,604    $  11,472    $  11,340    $  11,208
      Additions                              0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0
      Scheduled principal payments        (132)        (132)        (132)        (132)        (132)        (132)
                                     ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $  11,736    $  11,604    $  11,472    $  11,340    $  11,208    $  11,076
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $      70    $      70    $      69    $      68    $      67    $      66
                                     =========    =========    =========    =========    =========    =========
   PIK interest payments             $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   Subordinated debt
   Beginning balance                 $  15,000    $  15,000    $  15,000    $  15,000    $  15,000    $  15,000
      Additions                              0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0
      Scheduled principal payments           0            0            0            0            0            0
   Ending balance                    $  15,000    $  15,000    $  15,000    $  15,000    $  15,000    $  15,000
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $       0    $       0    $       0    $       0    $       0    $     750
                                     =========    =========    =========    =========    =========    =========
   AWG Debt
   Beginning balance                 $   7,540    $   7,422    $   7,304    $   7,186    $   7,068    $   8,950
      Additions                              0            0            0            0            0            0
      Principal payments                  (118)        (118)        (118)        (118)        (118)        (118)
                                     ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $   7,422    $   7,304        7,186    $   7,068    $   6,950    $   8,832
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $      25    $      25    $      24    $      24    $      23    $      23
                                     =========    =========    =========    =========    =========    =========
   Interest accrued                  $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   New Note (Trade)
   Beginning balance                 $  11,275    $  11,275    $  11,275    $  11,275    $  11,275    $  11,275
      Additions                              0            0            0            0            0            0
      Principal payments                     0            0            0            0            0            0
                                     ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $  11,275    $  11,275    $  11,275    $  11,275    $  11,275    $  11,275
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $      43    $      43    $      43    $      43    $      43    $      43
                                     =========    =========    =========    =========    =========    =========
   Interest accrued                  $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   Tranche W
   Beginning balance                 $       0    $       0    $       0    $       0    $       0    $       0
      Additions                              0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0
      Scheduled principal payments           0            0            0            0            0            0
   Ending balance                    $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   Advance on Supply Agreement
   Beginning balance                 $       0    $       0    $       0    $       0    $       0    $       0
      Additions                              0            0            0            0            0            0
      Prepayments of principal due
        to sale of assets                    0            0            0            0            0            0
      Scheduled principal payments           0            0            0            0            0            0
   Ending balance                    $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========
   Capital Leases
   Beginning balance                 $   1,315    $   1,276    $   1,238    $   1,199    $   1,161    $   1,122
      Additions                              0            0            0            0            0            0
      Principal payments                   (38)         (38)         (38)         (38)         (39)         (38)
                                     ---------    ---------    ---------    ---------    ---------    ---------
   Ending balance                    $   1,276    $   1,238    $   1,199    $   1,161    $   1,122    $   1,084
                                     =========    =========    =========    =========    =========    =========
   Interest payments                 $       7    $       7    $       7    $       7    $       8    $       4
                                     =========    =========    =========    =========    =========    =========
   Interest accrued                  $       0    $       0    $       0    $       0    $       0    $       0
                                     =========    =========    =========    =========    =========    =========

Totals:

   Total ending debt balance         $  47,538    $  45,433    $  44,870    $  46,905    $  49,094    $  51,280

   Total principal additions                 0            0            0            0            0            0

   Total principal payments               (288)        (288)        (288)        (288)        (288)        (288)

   Total interest expense                  171          169          180          185          177          941


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
DEBT SERVICE                                                        PAGE 17

(Dollars in Thousands)

                                             Year ended December 31,
                                  --------------------------------------------
                                    2003        2004        2005        2006
                                  --------    --------    --------    --------
Projected Debt Service
 Revolver
 Beginning balance                $ 17,268    $ 15,033    $ 17,451    $ 14,945
  Additions/(Payments)              (2,256)      2,418      (2,506)     (2,443)
 Ending balance                     15,033      17,451      14,945      12,502
                                  --------    --------    --------    --------
 Interest payments                $  1,252    $  1,259    $  1,255    $  1,084
                                  ========    ========    ========    ========
 Senior term debt
 Beginning balance                $ 11,076    $  9,362    $  7,545    $  5,934
   Additions                             0           0           0           0
   Prepayments of principal due
     to sale of assets                   0           0           0           0
   Scheduled principal payments     (1,714)     (1,714)     (1,714)     (1,714)
                                  --------    --------    --------    --------
 Ending balance                   $  9,352    $  7,548    $  5,934    $  4,220
                                  ========    ========    ========    ========
 Interest payments                $    792    $    659    $    528    $    303
                                  ========    ========    ========    ========
 Interest accrued                 $     31    $     26    $     20    $     15
                                  ========    ========    ========    ========
 Subordinated debt
 Beginning balance                $ 15,000    $ 15,000    $ 15,000    $ 15,000
  Additions                              0           0           0           0
  Prepayments of principal due
     to sale of assets                   0           0           0           0
   Scheduled principal payments          0           0           0           0
 Ending balance                   $ 15,000    $ 15,000    $ 15,000    $ 15,000
                                  ========    ========    ========    ========
 Interest payments                $  1,500    $  1,500    $  1,500    $  1,500
                                  ========    ========    ========    ========
 AWG Debt
 Beginning balance                $  8,832    $  5,300    $  3,768    $  2,236
  Additions                              0           0           0           0
  Principal payments                (1,532)     (1,532)     (1,532)     (1,532)
                                  --------    --------    --------    --------
 Ending balance                   $  5,300    $  3,768    $  2,236    $    704
                                  ========    ========    ========    ========
 Interest payments                $    232    $    185    $     98    $     31
                                  ========    ========    ========    ========
 Interest accrued                 $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========
 New Note (Trade)
 Beginning balance                $ 11,275    $ 11,275    $ 11,275    $ 11,275
  Additions                              0           0           0           0
  Principal payments                     0           0           0           0
                                  --------    --------    --------    --------
 Ending balance                   $ 11,275    $ 11,275    $ 11,275    $ 11,275
                                  ========    ========    ========    ========
 Interest payments                $    564    $    564    $    564    $    564
                                  ========    ========    ========    ========
 Interest accrued                 $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========
 Tranche W
 Beginning balance                $      0    $      0    $      0    $      0
  Additions                              0           0           0           0
  Prepayments of principal due
     to sale of assets                   0           0           0           0
  Scheduled principal payments           0           0           0           0
 Ending balance                   $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========
Interest payments                 $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========
Advance on Supply Agreement
Beginning balance                 $      0    $      0    $      0    $      0
  Additions
  Prepayments of principal due
    to sale of assets                    0           0           0           0
  Scheduled principal payments           0           0           0           0
Ending balance                    $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========
Interest payments                 $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========
Capital Leases
Beginning balance                 $  1,094    $    584    $     84    $    (74)
  Additions                              0           0           0           0
  Principal payments                  (504)       (500)       (158)          0
                                  --------    --------    --------    --------
Ending balance                    $    584    $     84    $    (74)   $    (74)
                                  ========    ========    ========    ========
Interest payments                 $     60    $     24    $      0    $     (5)
                                  ========    ========    ========    ========
Interest accrued                  $      0    $      0    $      0    $      0
                                  ========    ========    ========    ========

TOTALS:
  Total ending debt balance       $ 45,278    $ 43,950    $ 38,040    $ 32,352
  Total principal additions              0           0           0           0
  Total principal payments          (3,746)     (3,746)     (3,404)     (3,240)
  Total interest expense             3,850       3,807       3,379       2,983


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
RATIO ANALYSIS AND ASSUMPTIONS                                      PAGE 18

                                                       Projected
                                                         Period
                                              ----------------------------     ---------------------------------------
                                               5      6        7        8        9       10        11      12       13
                                              ---    ---      ---     ----     ----     ----      ---     ---      ---
PROFIT PERFORMANCE RATIOS:
   Return on sales (Operating inc./Sales)     1.2%   0.8%     1.0%    (0.6)%   (3.7)%   (0.5)%    1.0%    0.6%     1.8%
   Return on equity [Net inc./equity]          NA   (2.1)%   (0.4)%   (2.5)%   (14.6)%  (7.7)%    0.1%   (1.8)%    5.4%
   Return on assets (EBIT/average assets)      NA     NA      0.3%    (0.2)%   (0.9)%   (0.3)%    0.2%    0.2%     0.5%

LEVERAGE RATIOS:
   Debt to equity ratio                        NA    5.4 x    5.3 x    5.6 x   10.3 x   18.6 x   19.0 x  19.0 x   17.8 x
   Debt to total capital                       NA   84.3%    84.2%    84.9%    91.2%    94.9%    95.0%   95.0%    94.7%

   EBIT/Interest                               NA    0.4      0.8     (1.1)    (4.5)    (0.8)     1.1     0.7      2.3
   [EBIT+depreciation-cap x]/interest          NA    1.9      2.8      3.4     (1.8)     2.1      3.6     3.3      5.2

WORKING CAPITAL:

    Days sales in accounts receivable           7      7        7        8        8        9        9       9        9
    Days cost of sales in inventories          48     45       45       49       46       48       49      47       44
    Days cost of sales in A/P                  19     17       17       17       10       10       10      10       10
    Days operating exp in accrued expenses      5      5        5        5        5        5        5       5        5
    Days SG&A exp in prepaid expenses           6      4        4        4        4        4        4       4        4

LIQUIDITY RATIOS:
    Quick ratio                                NA x  0.5 x    0.5 x    0.5 x    1.1 x    1.1 x    1.2 x   1.2 x    1.1 x
    Current ratio                              NA x  2.0 x    2.0 x    2.1 x    4.0 x    4.2 x    4.4 x   4.3 x    4.1 x


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
RATIO ANALYSIS AND ASSUMPTIONS                                      PAGE 19

                                                                         Projected 2002
                                                                             Period
                                             -------------------------------------------------------------------------------
                                               1        2        3        4         5         6        7        8         9
                                             -----    -----     ----    -----      ----     ----      ----     ----      ---
PROFIT PERFORMANCE RATIOS:
   Return on sales (Operating inc./Sales)     (1.2)%    1.4%     2.3%    (8.2)%     2.4%      1.3%     2.5%     1.8%     2.3%
   Return on equity [Net inc./equity]        (12.7)%  (11.0)%   29.4%   207.0%     (3.1)%    (1.1)%    (0.8)%   (1.4)%    2.1%
   Return on assets (EBIT/average assets)     (0.6)%    0.7%     0.5%    (2.1)%     0.5%      0.7%     0.7%     0.5%     0.7%

LEVERAGE RATIOS:
   Debt to equity ratio                       19.5 x  103.7 x   74.9 x  (81.3) x  (10.7) x  (10.9) x   2.7 x    2.7 x    2.5 x
   Debt to total capital                      95.1%    99.0%    98.7%   101.2%    110.3%    110.1%    72.7%    72.7%    71.5%

   EBIT/Interest                              (1.5)     1.6      3.0     (9.9)      2.4       1.8      0.8      4.2      5.7
   [EBIT+depreciation-cap x]/interest          1.8      4.9      6.5     (6.6)      5.3       5.7      1.7     11.1     12.8

WORKING CAPITAL:

    Days sales in accounts receivable            9        9        9        9         9         9        9        9        9
    Days cost of sales in inventories           44       46       47       44        46        45       45       49       46
    Days cost of sales in A/P                   10       10       10       10        10        10       12       12       12
    Days operating exp in accrued expenses       5        5        5        5         5         5        3        3        3
    Days SG&A exp in prepaid expenses            4        4        4        4         4         4        4        4        4

LIQUIDITY RATIOS:
    Quick ratio                                1.2 x    1.3 x    1.3 x    1.2 x     1.7 x     1.4 x    1.0 x    1.0 x    1.0 x
    Current ratio                              4.1 x    4.1 x    4.4 x    4.2 x     4.5 x     4.4 x    4.0 x    4.3 x    4.1 x

                                                       Projected 2002
                                                          Period
                                              --------------------------------
                                               10       11        12      13
                                             -----     -----    -----    -----
PROFIT PERFORMANCE RATIOS:
   Return on sales (Operating inc./Sales)     2.2%      3.0%     1.9%     3.4%
   Return on equity [Net inc./equity]         2.0%      2.7%     1.6%     0.5%
   Return on assets (EBIT/average assets)     0.6%      0.9%     0.6%     1.1%

LEVERAGE RATIOS:
   Debt to equity ratio                        2.4 x    2.5 x    2.5 x    2.8
   Debt to total capital                      70.8%    71.1%    71.5%    72.1%

   EBIT/Interest                               6.1      7.7      4.6      1.2
   [EBIT+depreciation-cap x]/interest         13.8     44.5     28.8      3.8

WORKING CAPITAL:

    Days sales in accounts receivable            9        9        9        9
    Days cost of sales in inventories           48       49       47       44
    Days cost of sales in A/P                   14       14       14       16
    Days operating exp in accrued expenses       3        3        3        3
    Days SG&A exp in prepaid expenses            4        4        4        4

LIQUIDITY RATIOS:
    Quick ratio                                0.9 x    0.9 x    0.8 x    0.7 x
    Current ratio                              3.7 x    3.8 x    3.5 x    3.0 x



MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                  CONFIDENTIAL
------------------------------------------------------------------------------
RATIO ANALYSIS AND ASSUMPTIONS                                    PAGE 20

                                                  2003      2004      2005      2006
                                                  ----      ----      ----      ----

  Profit performance ratios:
     Return on sales (Operating Inc./Sales)        3.2%      3.0%      2.9%      2.7%
     Return on equity (Net Inc./equity)           14.6%     12.6%     11.1%     10.6%
     Return on assets (EBIT/average assets)       11.0%     21.0%     10.5%     10.3%

  Leverage ratios:
 x   Debt to equity ratio                          2.0       1.7       1.4       1.1
     Debt to total capital                        66.6%     63.0%     57.5%     51.7%

     EBIT/Interest                                 2.9       3.0       3.1       3.5
     [EBIT plus depreciation - cap x]/Interest     7.0       8.2       7.4       8.5

  Working capital:

     Days sales in accounts receivable               9         9         9         9
     Days cost of sales in inventories              48        48        48        48
     Days cost of sales in A/P                      17        17        17        17
     Days operating exp in accrued expenses          4         4         4         4
     Days SG&A exp in prepaid expenses               4         4         4         4

  Liquidity ratios:
x    Quick ratio                                   0.7       0.7       0.7       0.7
x    Current ratio                                 3.0       3.0       3.0       3.0

MCDONALD INVESTMENTS INC.                                  RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
STORE CLOSING AND LEASE SALE ASSUMPTIONS                            PAGE 21

(Dollars in Thousands)

                                                                    2001 Stores Closed
                                         --------------------------------------------------------------------------------------
                                                     Period 9                                     Period 10
                                         --------------------------------          -----------------------------------
                                          793      794      882      887     Total     545      550      574      883     Total
                                         -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Inventory write-off
% of period 3 Inventory                   1.56%    1.50%    1.55%    1.54%       6%    0.93%    1.43%    1.79%    1.65%       6%

Closing period Inventory                   796      766      788      786    3.136      489      747      935      862    3.032

Write-off                          30%     239      230      236      236      941      147      224      280      259      910
                                                                             -----                                        -----
Fixed asset write-off
% of period 3 PP&E                        0.74%    0.84%    0.27%    1.04%             1.15%    0.77%    3.29%    1.00%
% of period 3 Accum Depr                  0.24%    0.27%    0.21%    0.36%             0.78%    0.91%    1.59%    0.46%

Closing period PP&E                        821      930      299    1,152    3,202      990      855    2,370    1,109    5,324
Closing period Accum Depr                  106      118       92      159      475      352      412      717      206    1,686
Write-off                         100%     821      930      299    1,152    3,202      990      855    2,370    1,109    5,324
                                                                                                                          -----
Write-off                         100%     108      118       92      159      475      352      412      717      208    1,688
                                                                             -----                                        -----
Cash Proceeds from sale of real estate                                                  595             2,135             2,730
                                                                                                                          -----

Rejection damage claims
Annual Rent                                240      517      294      252                 0       49        0      286
Annual Real Estate Taxes                    26       41       15       23                10       13       30       15
Annual Personal Property Taxes              28       23        7       22                 8       12       20       15
                                         -----    -----    -----    -----             -----    -----    -----    -----
                         Total             294      581      316      297                19       74       50      316

12 months for rejection of lease           294      581      316      297    1,489       19       74       50      316      459
                                                                             -----                                        -----
General closing costs                       50       50       50       50      200       50       50       50       50      200
                                                                             -----                                        -----
Union Severance                             22       22       22       22       89       22       22       22       22       89
                                                                             -----                                        -----
Management Severance                        32       32       32       32      127       32       32       32       32      127
                                                                             -----                                        -----


                                                          2002 Period 4
                                                          Leases Sold
                                         ---------------------------------------------
                                          26      528     529     561     582     587    Total
                                         -----   -----   -----   -----   -----   -----   -----
Inventory write-off
% of period 3 Inventory                   0.85%   1.28%   2.09%   1.90%   1.36%   1.71%      6%

Closing period Inventory                   339     511     834     760     542     684   3,669

Write-off                       30%        102     153     250     228     163     205   1,101
                                                                                         -----
Fixed asset write-off
% of period 3 PP&E                        0.19%   0.11%   4.23%   1.04%   0.84%   1.28%
% of period 3 Accum Depr                  0.37%   0.20%   3.10%   1.88%   1.21%   1.57%

Closing period PP&E                        167     100   3,792     933     751   1,150   6,892
                                                                                         -----
Closing period Accum Depr                  161      87   1,360     825     534     689   3,657
                                                                                         -----
Write-off                      100%        167     100   3,792     933     751   1,150   6,892
                                                                                         -----
Write-off                      100%        161      87   1,360     825     534     689   3,657
                                                                                         -----
General closing costs                       50      50      50      50      50      50     300
                                                                                         -----
Union Severance                             22      22      22      22      22      22     133
                                                                                         -----
Management Severance                        32      32      32      32      32      32     191
                                                                                         -----

Sale proceeds
Cash received for sale of
 lease                             Assumes that expenses incurred and cash proceeds net to 0


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
STORE SALE ASSUMPTIONS                                              PAGE 22

                                                                    END OF 2002 PERIOD 1
(Dollars in Thousands)                                         SELL STORE AS A GOING CONCERN
                                  -----------------------------------------------------------------------------------------------
                                   105       122       145       164       167       183       192       207       502       503
                                  -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
Fixed asset value/sale price
% of period 3 PP&E                 2.48%     0.27%     1.10%     0.93%     1.28%     0.43%     0.38%     1.67%     0.84%     0.26%
% of period 3 Accum Depr           1.00%     0.41%     1.23%     1.05%     1.47%     0.59%     0.62%     1.93%     0.77%     0.38%

Closing period PP&E               2,506       268     1,106       934     1,291       439       379     1,683       649       257
Closing period Accum Depr           474       197       584       409       697       252       294       918       366       182

Book Value                        2,033        71       521       434       594       157        85       765       283        76

% of book sale price        50%   1,016        36       261       217       297        79        43       383       142        38

PP&E write off                    1,253       134       553       467       545       219       189       841       325       129

Accum Depr write off                237        99       292       250       349       141       147       459       183        91

Current asset value/sale price
Accounts receivable               Retained and collected by Homeland

Inventory write-off
% of period 3 inventory            1.69%     1.04%     1.06%     1.09%     1.40%     1.22%     1.45%     1.54%     1.17%     0.78%

Closing period inventory            750       482       487       505       649       564       670       712       542       351

Write-off                   30%     234       145       146       152       195       169       201       214       163       105

Union Severance                      22        22        22        22        22        22        22        22        22        22

Management Severance                 32        32        32        32        32        32        32        32        32        32

                                          END OF 2002 PERIOD 1
                                     SELL STORE AS A GOING CONCERN
                                  -----------------------------------
                                   549       553       578       795     TOTAL
                                  -----     -----     -----     -----    ------
Fixed asset value/sale price
% of period 3 PP&E                 0.55%     0.60%     0.93%     0.35%
% of period 3 Accum Depr           0.64%     0.92%     1.00%     0.12%

Closing period PP&E                 558       608       936       354    11,967
Closing period Accum Depr           304       437       475        58     5,767

Book Value                          252       171       461       297     6,201

% of book sale price                126        85       231       148     3,100
                                                                         ------
PP&E write off                      278       304       468       177     5,984
                                                                         ------
Accum Depr write off                152       219       238        29     2,883
                                                                         ------

Current asset value/sale price
Accounts receivable

Inventory write-off
% of period 3 inventory            1.04%     1.11%     0.84%     1.40%

Closing period inventory            483       511       388       646

Write-off                           145       153       116       194     2,331
                                                                         ------
Union Severance                      22        22        22        22       310
                                                                         ------
Management Severance                 32        32        32        32       446
                                                                         ------

                                                          END OF 2002 PERIOD 4
                                                      SELL STORE AND REJECT LEASE
                                  -------------------------------------------------------
                                   600       601       603       604       605       677      TOTAL
                                  -----     -----     -----     -----     -----     -----     -----
Fixed asset value/sale price
% of period 3 PP&E                 1.78%     1.87%     1.83%     0.84%     1.18%     1.69%
% of period 3 Accum Depr           1.78%     3.20%     1.72%     1.43%     2.00%     1.31%

Closing period PP&E               1,595     1,677     1,635       748     1,056     1,516     8,230
Closing period Accum Depr           781     1,404       755       627       880       576     5,024

Book Value                          813       273       882       122       175       941     3,207

% of book sale price        50%     407       137       441        61        88       470     1,803
                                                                                              -----
PP&E write off                      797       839       819       374       528       758     4,115
                                                                                              -----
Accum Depr write off                391       702       378       313       440       288     2,512
                                                                                              -----
Current asset value/sale price
Accounts receivable               Retained and collected by Homeland

Inventory write-off
% of period 3 inventory            1.97%     2.77%     2.25%     2.04%     2.59%     1.75%

Closing period inventory            912     1,280     1,036       941     1,198       808

Write-off                   30%     274       384       311       282       359       243     1,853
                                                                                              -----
Rejection damage claims
Annual Rent                         270       325       261       168       334         0     1,358
Annual Real Estate Taxes             38        66        47        31        35        33       248
Annual Personal Property Taxes       21        40        31        23        33        22       171
                                  -----     -----     -----     -----     -----     -----     -----
                      Total         329       431       338       222       402        55     1,778

12 months for rejection of lease    329       431       338       222       402        55     1,778
                                                                                              -----


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

CHAPTER 11 MODEL                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW - CHAPTER 11 FILING                            PAGE 23

(Dollars In Thousands)

TRANSACTION DESCRIPTION
-----------------------

SOURCES
  Revolver (Tranche A)        $ 15,312
  Tranche B                   $ 10,000
  Subordinated debt           $ 60,000
  AWG Debt                    $  9,361
  Capital Leases              $  2,195
  Critical Vendor Payment     $      0
  Trance W                      16,500
  Advance on Supply Agreement    3,100

     Total                    --------
                              $116,468
                              ========

USES
  Revolver (Tranche A)        $ 30,975
  Senior term debt            $  7,029
  Subordinated debt           $ 60,000
  AWG Debt                    $  9,361
  Capital Leases              $  2,195
  Critical vendor payment        5,700


Transaction Expenses          $  1,208
                              --------
     Total                    $116,468
                              ========


DEBT TERMS
Prime rate          6.75%


                                                                   Principal
                                                   Amortization     amort.
                          Rate         Term (yrs)  Period (yrs)    starts yr
                          ----         ----------  ------------    ---------
  Revolver (Tranche A)    7.75%           2.0         --             --
  Tranche B              13.50%           1.5          2              1
  AWG Debt                7.75%             5          1
  Tranche W               8.75%           1.5          7              1

REAL ESTATE PORTION OF REVOLVER/TRANCHE B

                                                                     Advance
                                             Assumption     Amount     rate     Available
                                             ----------     -------  -------    ---------
Real Estate FMV                                 100.0%      $20,000   40.0%      $8,000
Leaseholds--value appraised                                 $ 9,300   30.0%      $2,790
TRANCHE W COLLATERAL
Store Equipment - Orderly liquidation value                 $ 5,000   85.0%      $4,250

                                                          Advance  Effective
REVOLVER LINE                        Amount    Eligible    rate      rate     Available
                                    --------   --------   -------  ---------  ---------
Inventory
     Grocery                        $ 28,630      57.1%     85.0%     48.5%     $13,895
     Beer & Wine                    $    222       0.0%     85.0%      0.0%     $     0
     Produce                        $    798       0.0%     85.0%      0.0%     $     0
     Meat                           $  2,788       0.0%     85.0%      0.0%     $     0
     Deli                           $    598       0.0%     85.0%      0.0%     $     0
     Bakery                         $    533       0.0%     85.0%      0.0%     $     0
     Pharmacy                       $  6,049      57.1%     85.0%     48.5%     $ 2,936
     Health & Beauty                $ 13,213      57.1%     85.0%     48.5%     $ 6,413
     Consignment                    $   (159)      0.0%     85.0%      0.0%     $     0
     Reserve                        $   (312)      0.0%     85.0%      0.0%     $     0
                                    --------     -----     -----     -----      -------
          Total                     $ 52,360                          44.4%     $23,245

Receivables
     Store charges                  $    710       0.0%     65.0%      0.0%     $     0
     Pharmacy                       $  1,639      90.0%     65.0%     58.5%     $   959
     Coupons                        $    622      90.0%     65.0%     58.5%     $   364
     AWG                            $  4,434       0.0%     65.0%      0.0%     $     0
     Retail trade                   $  3,727       0.0%     65.0%      0.0%     $     0
     Rents                          $      5       0.0%     65.0%      0.0%     $     0
     Other                          $    655       0.0%     65.0%      0.0%     $     0
     Allow doubtful accounts        $   (277)      0.0%     65.0%      0.0%     $     0
                                    --------                                    -------
          Total                     $ 11,516                                    $ 1,323
                                    --------                                    -------
Total                               $107,693                          22.8%     $24,568
                                    ========                                    =======


MCDONALD INVESTMENTS INC.                                    RESTRUCTURING GROUP

                                 SCHEDULE 3.4(D)

                                       TO

                                CREDIT AGREEMENT

                           FAIR SALABLE BALANCE SHEET

  The Fair Sale Balance Sheet of the Borrowers is attached as Schedule 3.4(d).

Homeland Stores, Inc.
Pro Forma and Resalable Balance Sheets (in 00 Pro Forma
As of June 16, 2001

                                                                      Fair           Resalable
                                                   As of           Resalable           As of
                                                  June 16,           Value            June 16,
                                                    2001          Adjustments           2001
                                                 -----------      -----------        ---------
Current assets:
    Cash and cash equivalents                       8,760               0              8,760
    Receivables                                     9,980               0              9,980
    Inventories                                    50,123               0             50,123
    Prepaid expenses                                1,169               0              1,169
                                                  -------         -------            -------
Total Current Assets                               70,032               0             70,032

Property, plant & equipment:
    Land and land improvements                      8,797          (1,586) (a)         7,211
    Buildings                                      21,716          (3,584) (b)        18,132
    Fixtures and equipment                         43,519               0             43,519
    Leasehold improvements                         20,654               0             20,654
    Software                                        7,574               0              7,574
    Leased assets under capital leases              9,402               0              9,402
    Construction in progress                          337               0                337
                                                  -------         -------            -------
Total property, plant & equipment                 111,999          (5,170)           106,829

Less accumulated depreciation                     (44,382)              0            (44,382)
                                                  -------         -------            -------
Net property, plant and equipment                  67,617          (5,170)            62,447

Other Assets                                       26,179               0             26,179
                                                  -------         -------            -------
Total Assets                                      163,828          (5,170)           158,658
                                                  =======         =======            =======

Current liabilities:
    Trade payables                                 18,653               0             18,653
    Salaries and wages                              1,864               0              1,864
    Taxes                                           4,632               0              4,632
    Accrued interest payable                        2.802               0              2,802
    Other current liabilities                       9,273               0              9,273
    Long-term obligations in default               60,071               0             60,071
    Current portion of long-term debt              46,722               0             46,722
    Current portion of capital leases                 564               0                564
                                                  -------         -------            -------
Total current liabilities                         144,581               0            144,581
Long-term obligations:
    Long-term debt                                      0               0                  0
    Capital leases                                  1,723               0              1,723
    Other noncurrent liabilities                    2,077               0              2,077
                                                  -------         -------            -------
Total long-term obligations                         3,800               0              3,800
Stockholders Equity:
    Common stock                                       49               0                 49
    Additional paid-in capital                     56,274               0             56,274
    Accumulated deficit                           (40,188)         (5,170)           (45,358)
    Accumulated other comprehensive income           (688)              0               (688)
                                                  -------         -------            -------
Total stockholders equity                          15,447          (5,170)            10,277
                                                  -------         -------            -------
Total liabilities and stockholders equity         163,828          (5,170)           158,658
                                                  =======         =======            =======




(a) Represents adjustments to undeveloped land parcels only, pursuant to the July 2001 appraisals performed by DJM.

(b) Represents adjustments to the cost values of operating stores, pursuant to the July 2001 appraisals performed by DJM (appraisal value includes both land and building and no attempt was made to separate the two classifications.)

                                  SCHEDULE 3.6

                                       TO

                                CREDIT AGREEMENT

                             REAL ESTATE AND LEASES

                                  SCHEDULE 3.6

                                       TO

                                CREDIT AGREEMENT

                             REAL ESTATE AND LEASES


STORE NO.             ADDRESS                  COUNTY               COMMENTS
---------             -------                  ------               --------
1.   26     520 Minnesota                      Grady          Leased
            Chickasha, OK

2.  101     1100 W. Main                       Cleveland      Leased
            Norman, OK

3.  102     8922 S. Memorial                   Tulsa          Owned
            Tulsa, OK 74133

4.  105     1315 N. Eastern                    Oklahoma       Owned
            Moore, OK 73160

5.  107     NWC Coltrane & Danforth            Oklahoma       Owned/Undeveloped Land.
            Edmond, OK

6.  109     119th & South Western              Cleveland      Owned/Undeveloped Land.
            Oklahoma City, OK

7.  119     U.S. 82 & Hwy. 78                  Fannin         Owned/Undeveloped Land
            Bonham, TX

8.  122     6473 N. MacArthur                  Oklahoma       Leased
            Oklahoma City, OK

9.  125     3828 W. Owen K. Gariott            Garfield       Part Owned/Part Leased.
            Enid, OK 73703

10. 127     759 Grand Avenue                   Grady          Part Owned/Part Leased.
            Chickasha, OK 73018

11. 141     1402 N. Main St.                   Texas          Leased
            Guymon, TX

12. 145     1800 Central                       Ford           Leased
            Dodge City, KS

13. 146     1701 N. Milt Phillips              Seminole       Leased
            Seminole, OK

14. 148     1212 Choctaw                       Custer         Leased
            Clinton, OK

15. 153     1108 N.W. 18th                     Oklahoma       Leased
            Oklahoma City, OK

16. 154     2016 N.W. 39th St.                 Oklahoma       Leased
            Oklahoma City, OK

STORE NO.             ADDRESS                  COUNTY               COMMENTS
---------             -------                  ------               --------
17. 161     510 N. Commerce                    Carter         Leased
            Ardmore, OK

18. 163     4308 S.E. 44th                     Oklahoma       Leased
            Oklahoma City, OK

19. 164     706 Flynn                          Woods          Part Owned/Part Leased
            Alva, OK 73717

20. 167     1310 Oklahoma Ave.                 Woodward       Leased
            Woodward, OK

21. 170     412 W. Third                       Beckham        Part Owned/Part Leased
            Elk City, OK

22. 178     505 S. Chickasaw                   Garvin         Leased
            Pauls Valley, OK

23. 181     12508 N. May Ave.                  Oklahoma       Leased
            Oklahoma City, OK

24. 182     1401 Beech Ave.                    Stephens       Part Owned/Part Leased
            Duncan, OK

25. 183     3020 N.W. 16th St.                 Oklahoma       Leased
            Oklahoma City, OK

26. 188     220 E. Cleveland                   Logan          Owned
            Guthrie, OK 73044

27. 192     415 S.W. 59th                      Oklahoma       Leased
            Oklahoma City, OK

28. 193     301 N.W. 67th Street               Comanche       Owned
            Lawton, OK 73505

29. 195     4301 S. May Ave.                   Oklahoma       Own Building/Land Leased
            Oklahoma City, OK

30. 196     2705 N. Harrison                   Pottawatomie   Leased
            Shawnee, OK

31. 197     11241 W. Reno                      Canadian       Leased
            Oklahoma City (Yukon), OK

32. 200     1724 W. Lindsey Rd.                Cleveland      Leased
            Norman, OK

33. 204     115 E. Highway 152                 Canadian       Leased
            Mustang, OK

34. 206     11120 N. Rockwell                  Oklahoma       Owned
            Oklahoma City, OK 73132

35. 207     9320 N. Penn                       Oklahoma       Leased
            Oklahoma City, OK

36. 208     2205 W. Edmond Road                Oklahoma       Owned
            Edmond, OK 73034

STORE NO.             ADDRESS                  COUNTY               COMMENTS
---------             -------                  ------               --------
37. 457     3948 S. Peoria                     Tulsa          Leased
            Tulsa, OK

38. 495     310 W. Trudgeon                    Okmulgee       Owned
            Henryetta, OK 74437

39. 502     2235 E. 61st St.                   Tulsa          Leased
            Tulsa, OK

40. 503     1110 S. Denver                     Tulsa          Leased
            Tulsa, OK

41. 515     915 S. Madison                     Washington     Leased
            Bartlesville, OK

42. 528     12011 S. Memorial                  Tulsa          Leased
            Bixby, OK

43. 529     3405 S. Georgia                    Randall        Leased
            Amarillo, TX

44. 538     504 E. Graham                      Mayes          Owned
            Pryor, OK 74361

45. 545     12572 E. 21st Street               Tulsa          Owned
            Tulsa, OK 74129

46. 549     400 Plaza Court                    Tulsa          Leased
            Sand Springs, OK

47. 550     6402 E. Pine                       Tulsa          Leased
            Tulsa, OK

48. 553     575 N. Gilcrease Museum Road       Osage          Leased
            (a/k/a 575 N. 26th W. Avenue]
            Tulsa, OK

49. 561     708 S. Aspen                       Tulsa          Leased
            Broken Arrow, OK

50. 563     811 E. Frank Phillips Blvd.        Washington     Owned
            Bartlesville, OK 74003

51. 567     3139 S. Harvard                    Tulsa          Leased
            Tulsa, OK

52. 573     19302 E. Admiral Blvd.             Wagoner        Leased
            Tulsa, OK

53. 574     2351 E. Kenosh                     Tulsa          Owned
            Broken Arrow, OK 74012

54. 578     700 E. Cherokee                    Wagoner        Leased
            Wagoner, OK

55. 582     230 W. 1st                         Moore          Leased
            Dumas, TX

56. 587     101 W. 10th St.                    Hutchinson     Leased
            Borger, TX

STORE NO.             ADDRESS                  COUNTY               COMMENTS
---------             -------                  ------               --------
57. 598     401 S. Western                     Potter         Owned Store Closed - May
            Amarillo, TX                                      29, 1998

58. 600     7302 S.W. 34th                     Randall        Leased
            Amarillo. TX

59. 601     4111 Plains                        Potter         Leased
            Amarillo, TX

60. 603     3505 N.E. 24th                     Potter         Leased
            Amarillo, TX

61. 604     202 N.23rd                         Randall        Leased
            Canyon, TX

62. 605     535 N. 25 Mile Ave.                Deaf Smith     Leased
            Hereford, TX

63. 677     5811 S. Western                    Randall        Owned
f/k/a 599   Amarillo, TX 79109

64. 778     4001 S. 97 Highway                 Tulsa          Leased
            Sand Springs, OK

65. 793     7001 Northwest Expressway          Oklahoma       Leased
            Oklahoma City, OK

66. 794     2121 N.W. 23rd                     Oklahoma       Leased
            Oklahoma City, OK

67. 795     1202 N.W. 40th                     Comanche       Leased
            Lawton, OK

68. 796     10700 S. Penn                      Cleveland      Leased
            Oklahoma City, OK

69. 850     316 E. Main                        Osage          Leased
            Pawhuska, OK

70. 851     702 Fir Street                     Noble          Leased
            Perry, OK

71. 852     305 S. Broadway                    Pawnee         Leased
            Cleveland, OK

72. 853     1629 S. Main                       Delaware       Leased
            Jay, OK

73. 854     310 S. Main                        Kay            Leased
            Blackwell, OK

74. 855     108 S. Division                    Okfuskee       Leased
            Okemah, OK

75. 856     813 E. Cherokee                    Nowata         Leased
            Nowata, OK

76. 857     102 Haskell Blvd.                  Muskogee       Leased
            Haskell, OK

STORE NO.             ADDRESS                  COUNTY               COMMENTS
---------             -------                  ------               --------
76. 857     102 Haskell Blvd.                  Muskogee       Leased
            Haskell, OK

77. 880     3115 W. Okmulgee St.               Muskogee       Leased
            Muskogee, OK

78. 881     1300 S. York                       Muskogee       Leased
            Muskogee, OK

79. 882     800 E. Okmulgee                    Muskogee       Leased
            Muskonee, OK

80. 883     6 East Shawnee                     Muskogee       Leased
            Muskogee, OK

81. 886     24 S.E. 33rd Street                Oklahoma       Leased
            Edmond, OK

82. 887     2213 S.W. 74th Street              Oklahoma       Leased
            Oklahoma City, OK

83.         2601 Northwest Expressway          Oklahoma       Leased
            Suite 1100 East
            Oklahoma City, OK

84.         4901 N. Cooper                     Oklahoma       Leased
            Oklahoma City, OK(1)

            4701 N. Stiles                     Oklahoma       Leased
            Oklahoma City, OK

            3815 N. Santa Fe                   Oklahoma       Leased
            Oklahoma City, OK(2)


---------
(1) Expired and vacated on 9/4/01.

(2) Warehouse/storage vacated on 9/30/01.

                                  SCHEDULE 3.7

                                       TO

                                CREDIT AGREEMENT

                                  LABOR MATTERS

                  Homeland Stores, Inc. is a party to the following collective bargaining agreements: (1) the Agreement dated August 5, 1996, by and between Homeland Stores, Inc. and the United Food & Commercial Workers Union, as amended by the Memorandum of Understanding dated August 1, 200l; (2) the Articles of Agreement dated August 4, 1996, by and between the Bakery, Confectionary and Tobacco Workers International Union and Homeland Stores, Inc. and (3) the Contract dated in August, 1996, by and between Homeland Stores, Inc. and UFCW International Union Local No. 1000, UFCW District Local Two and Local 540, as amended by the Memorandum of Understanding dated August 1,2001.

                  Homeland Holding Corporation is not a party to any collective bargaining agreement.

                                  SCHEDULE 3.8

                                       TO

                                CREDIT AGREEMENT

            VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK

                  Homeland Holding Corporation owns all of the issued and outstanding shares of capital stock of Homeland Stores, Inc..

                  Homeland Stores, Inc. owns all of the issued and outstanding shares of capital stock of SLB Marketing, Inc. Homeland Stores, Inc. also owns the shares of capital stock which are listed on the attachment to this Schedule 3.8.

                  SLB Marketing, Inc. owns all of the issued and outstanding shares of capital stock of JCH Beverage, Inc.

                  Homeland Holding Corporation, Homeland Stores, Inc., JCH Beverage, Inc. and SLB Marketing, Inc. are all Affiliates of each other.

                  The following persons are the directors and the officers of Homeland Holding Corporation, each of whom may be deemed to be an Affiliate of Homeland Holding Corporation and Homeland Stores, Inc.

             John A. Shields          Chairman of the Board
             David B. Clark           President, Chief Executive Officer
                                           And Director
             Wayne S. Peterson        Senior Vice President, Chief Financial
                                           Officer and Secretary
             Debbie S. Brown          Vice President, Corporate Controller,
                                           Treasurer and Assistant Secretary
             Robert E. Burris         Director
             Edward W. Krekeler, Jr.  Director
             Laurie M. Shahon         Director
             William B. Snow          Director

                  According to the most recent filings made by such persons with the Securities and Exchange Commission, the following persons own more than 5% of the issued and outstanding shares of Common Stock of Homeland Holding
Corporation: (a) Fir Tree Partners and affiliates (371,195); (b) Ironwood Capital Management, LLC (424,700 shares) and (c) Soros Fund Management, LLC (640,541 shares). Homeland Holding Corporation and Homeland Stores, Inc. have also committed to issue a warrant to Associated Wholesale Grocers, Inc. in accordance with the Credit Agreement.

                  The following persons are the directors and the officers of Homeland Stores, Inc., each of whom may be deemed to be an Affiliate of Homeland Holding Corporation and Homeland Stores, Inc.

             John A. Shields          Chairman of the Board
             David B. Clark           President, Chief Executive Officer
                                           And  Director
             Wayne S. Peterson        Senior Vice President, Chief Financial
                                           Officer and Secretary
             John C. Rocker           Vice President -- Operations

             Steven M. Mason          Vice President -- Marketing
             Debbie S. Brown          Vice  President, Corporate  Controller,
                                           Treasurer and Assistant Secretary
             Prentess E. Alletag, Jr. Vice President -- Human Relations
             Robert E. Burris         Director
             Edward W. Krekeler, Jr.  Director
             Laurie M. Shahon         Director
             William B. Snow          Director

HOMELAND STORES INC.
INVESTMENTS-YEAR 2001
AS OF 12/29/01

                              Issue     # Shares      Value            Total
                              -----     --------      -----            -----
Farm Fresh Stock                             1          10.00             10.00

AWG Capital Stock            04/21/95       15       1,165.00         17,475.00

Farm Fresh 1995                            944           0.00              0.00

Farm Fresh 1996                           1889           0.00              0.00

AWG Patronage Certificates   12/30/95    12875     643,129.61
AWG Patronage Certificates   12/30/95    23858     500,000.00
AWG Patronage Certificates   12/30/95    23859     500,000.00      1,643,129.61
AWG Patronage Certificates   12/28/96    24236     500,000.00
AWG Patronage Certificates   12/28/96    24237     500,000.00
AWG Patronage Certificates   12/28/96    24238     500,000.00
AWG Patronage Certificates   12/28/96    24239     500,000.00
AWG Patronage Certificates   12/28/96    24240     608,994.62      2,608,994.62
AWG Patronage Certificates   12/27/97    24617     500,000.00
AWG Patronage Certificates   12/27/97    24618     500,000.00
AWG Patronage Certificates   12/27/97    24619     500,000.00
AWG Patronage Certificates   12/27/97    24620     898,979.97      2,398,979.97
AWG Patronage Certificates   12/26/98    24971     500,000.00
AWG Patronage Certificates   12/26/98    24972     500,000.00
AWG Patronage Certificates   12/26/98    24973     500,000.00
AWG Patronage Certificates   12/26/98    24974     967,148.40      2,467,148.40
AWG Patronage Certificates   12/25/99    25333     500,000.00
AWG Patronage Certificates   12/25/99    25333     500,000.00
AWG Patronage Certificates   12/25/99    25334     500,000.00
AWG Patronage Certificates   12/25/99    25335     500,000.00
AWG Patronage Certificates   12/25/99    25336     607,405.43      2,607,405.43
AWG Patronage Certificates   12/30/00    25667     500,000.00
AWG Patronage Certificates   12/30/00    25668     500,000.00
AWG Patronage Certificates   12/30/00    25669     500,000.00
AWG Patronage Certificates   12/30/00    25670     655,542.92      2,155,542.92

          Total 2001                                              13,898,685.95
                                                                  =============

                                  SCHEDULE 3.11

                                       TO

                                CREDIT AGREEMENT

                                   TAX MATTERS

                                      None.

                                  SCHEDULE 3.12

                                       TO

                                CREDIT AGREEMENT

                                   ERISA PLANS

Bakers and Confectionary International Pension Fund(1)

Homeland Stores, Inc. Employee Stock Ownership Plan(2)

Homeland Stores, Inc. Employees' Retirement Plan(3)

Homeland Stores, Inc. Medical/Dental Plan

Homeland Stores, Inc. Profit Plus Plan

Kansas City Area Retail Food Store Employees Pension Fund(4)

United Food and Commercial Workers Mid-America Health and Welfare Plan(5)

United Food and Commercial Workers Union and Employers Midwest Benefits Fund(6)

United Food and Commercial Workers National Pension Plan(7)

Union Food and Commercial Workers Union and Employers Pension Fund(8)


---------

(1) This Plan is a Multi-Employer Plan and Title IV Plan.

(2) This Plan is an ESOP.

(3) This Plan is a Title IV Plan.

(4) This Plan is a Multi-Employer Plan and a Title IV Plan.

(5) This Plan is a Multi-Employer Plan.

(6) This Plan is a Multi-Employer Plan.

(7) This Plan is a Multi-Employer Plan and a Title IV Plan.

(8) This Plan is a Multi-Employer Plan and a Title IV Plan.

                                  SCHEDULE 3.13

                                       TO

                                CREDIT AGREEMENT

                                   LITIGATION

                  The threatened and pending Litigation (other than the Bankruptcy Cases) is listed on the attachment to this Schedule 3.13.

To:   Wayne Peterson              GL Litigation                          8/13/01
      David Clark

From: Craig Nelson



            Plaintiff             Store#     D/L        Claim#       Incurred                      Expenses
                                                                                    ----------------------------------------
                                                                                        Legal          Other         Claim
      ------------------------    ------   --------     -------     -----------     ------------     ---------     ---------
 1   Rhodes        Aja             598     11/27/96     H           $  7,500.00     $  2,541.22      $  658.55     $      --
                                                                    ===========     ===========      =========     =========
 2   Babiak        Mark            151     10/10/97     BVI8477     $ 11,500.00     $  3,851.35
 3   Cagle         Bill            146     10/12/97     BVI8502     $ 30,000.00     $ 18,321.60
 4   Ebert         Lynn            574      10/9/97                 $        --     $        --
 5   Hill          Nancy           553      9/15/97     BPF5962     $  9,500.00     $  3,974.37
                                                                    ===========     ===========      =========     =========
 7   Davis         Alma            550     10/5/98      AXH8137     $  7,500.00     $  2,546.33
 8   Dugger        Tereasa         495     4/30/98      BKT4075     $  9,500.00     $  6,663.40      $1,574.40
 9   Inbody        Billie          578     5/16/98      BKT6110     $ 10,000.00     $    933.51
10   Powell        Mary Louise     208     1/21/98      BPF5968     $ 23,500.00     $  9,090.39
11   Stafford      Darlene         208     8/12/98      BHC7697     $ 10,000.00     $  3,781.43      $   50.00
12   Tatum         Patricia        563     6/20/98      BHC0768     $  9,000.00     $    874.59
13   VanErmen      Louis           174      8/7/98      BHC7161     $140,000.00     $ 22,486.92      $1,252.58     $ 100.000*
                                                                    ===========     ===========      =========     =========
14   Bushnell      Judy            163      4/6/99        12305     $  5,500.00     $  4,865.34      $  275.00
15   Helm          Margaretta      778      9/8/99                  $  3,500.00     $        --
16   McClain       Oma             154     10/9/99                  $    400.00     $        --
17   Peoples       Lucille         495     9/26/99        15573     $  9,744.39     $  1,744.39      $      --
18   Ridener       Pam             529      1/1/99        13472     $171,028.30     $ 17,076.19      $      --
                                                                    ===========     ===========      =========     =========
19  Hayes          Diana           151      9/8/00        21401     $  8,000.00     $  1,186.44
20  Lee            Michelle        207      7/5/00        21576     $  6,500.00     $    481.09
21  Thomas         Kenya           207    10/27/00                  $  1,000.00
22  Truitt         Robt & Nina     153     2/28/00        17960     $  3,000.00     $  2,565.00
                                                                    ===========     ===========      =========     =========
    TOTALS                                                          $476,672.69     $102,984.16      $3,151.98
                                                                    ===========     ===========      =========


            Plaintiff              Total Paid               Cause                  Trial
      ------------------------     ----------               -----                  -----
 1   Rhodes        Aja            $   3,199.77       S&F                        x
                                  ============
 2   Babiak        Mark           $   3,851.35       Tripped/mat
 3   Cagle         Bill           $  18,321.60       S&F                        Def verdict
 4   Ebert         Lynn                     --       S&F
 5   Hill          Nancy          $   3,974.37       Held against will
                                  ============
 7   Davis         Alma           $   2,546.33       Struck by cart             x
 8   Dugger        Tereasa        $   8,237.80       S&F                        x
 9   Inbody        Billie         $     933.51       S&F                        x
10   Powell        Mary Louise    $   9,090.39       Tripped/mat                x
11   Stafford      Darlene        $   3,831.43       Hit/piece of display
12   Tatum         Patricia       $     874.59       S&F
13   VanErmen      Louis          $  23,739.50       S&F                        On appeal
                                  ============
14   Bushnell      Judy           $   5,140.34       Tripped/curb               x
15   Helm          Margaretta     $         --       S&F
16   McClain       Oma            $         --       Fell/sidewalk
17   Peoples       Lucille        $   1,744.39       S&F/curb-rain              x
18   Ridener       Pam            $  17,076.19       Fell/hole-parking lot
                                  ============
19  Hayes          Diana          $   1,186.44       S&F
20  Lee            Michelle       $     481.09       S&F
21  Thomas         Kenya          $         --       S&F/entrance-rain
22  Truitt         Robt & Nina    $   2,565.60       Harassment
                                  ============
    TOTALS                        $ 106,136.14
                                  ============


*On appeal, not likely to be decided until 05-2002


                                    Summary

                                  SCHEDULE 3.15

                                       TO

                                CREDIT AGREEMENT

                              INTELLECTUAL PROPERTY

                  The intellectual property of Homeland Stores, Inc. is listed on the attachment to this Schedule 3.15.

                       Federal Registrations/Applications:

 1.  H (and design) (Reg.# 1,555,307)
     042 - Grocery store services

 2.  HOMELAND (Reg.#  1,645,401)
     029 - Eggs

 3.  HOMELAND  (Reg.#  1,650,397)
     042 - Retail grocery store services

 4.  A GOOD DEAL BETTER (Stylized) (Reg.#  1,820,865)
     042 - Retail grocery store services

 5.  HOMELAND (Serial No. 78/066,230)
     029 - Milk and milk products; namely cottage cheese and sour cream

 6.  HOMELAND (Serial No. 78/066,216)
     030 - Ice Cream

 7.  HOMELAND (Serial No. 78/066,210)
     032 - Orange Juice State Registrations:

 8.  "H" in a circle above rolling hills (Kansas Reg.# 011,295)
      001 - Grocery store services

 9.  "H" in a circle above rolling hills (Oklahoma Reg.# 29808)
     100 - Grocery store services

10.  H (and design) (Texas Reg.# 49085)
     042 - Grocery store services

11.  HOMELAND (& DESIGN) (Kansas Reg.# 011,314)
     001  - Grocery store services

12.  HOMELAND (Oklahoma Reg.#  29807)
     100 - Grocery store services

13.  HOMELAND (Texas Reg.# 49194)
     100 - Eggs

14.  HOMELAND (Texas Reg.# 49195)
     042  - Grocery store services

                                  SCHEDULE 3.17

                                       TO

                                CREDIT AGREEMENT

                              HAZARDOUS MATERIALS

                                      None.

                                  SCHEDULE 3.18

                                       TO

                                CREDIT AGREEMENT

                                    INSURANCE

                  The insurance maintained by Homeland Stores, Inc. is described and listed on the attachment to this Schedule 3.18.

                  Homeland Holding Corporation does not maintain any insurance.

MARSH USA INC.                                          CERTIFICATE OF INSURANCE

                                  [ILLEGIBLE]

MARSH USA INC.                                          CERTIFICATE OF INSURANCE

                                  [ILLEGIBLE]

                                  SCHEDULE 3.19

                                       TO

                                CREDIT AGREEMENT

                        DEPOSIT AND DISBURSEMENT ACCOUNTS

                  The deposit and other accounts maintained by Homeland Stores, Inc. are listed on the attachment to this Schedule 3.19.

                  Homeland Holding Corporation does not maintain any deposit or other accounts.

CASH MANAGEMENT                                            HOMELAND STORES, INC.
                                                               BANK ACCOUNTS

STORE                                                                                           AREA            AREA
NO.    BANK NAME                    ADDRESS                          TOWN          ST   ZIP     CODE   PHONE    CODE   FAX
26     First National Bank          302 Chickasha                   Chickasha      OK  73023-1   405  224-2200  405  222-5053
101    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
102    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
105    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
122    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
125    Bank of Oklahoma             P.O. Box 2300                   Tulsa          OK  74192     405  272-2089  405  272-2418
127    First National Bank          302 Chickasha                   Chickasha      OK  73023-1   405  224-2200  405  222-5053
141    City National Bank           P.O. Box 1228                   Guymon         OK  73942     580  338-6561  580  338-1525
145    Fidelity State Bank & Trust  P.O. Box 1120                   Dodge City     KS  67801     316  227-8586  316  227-8024
146    Bancfirst                                                    Seminole       OK            405  382-4647  405
148    First National Bank          P.O. Box 9                      Clinton        OK  73601     580  323-2311  580  323-4327
153    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
154    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
161    Bancfirst                    P.O. Box 26788                  Oklahoma City  OK  73126-0   405  270-1039  405  218-4673
163    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
164    Central National Bank        P.O. Box 687                    Alva           OK  73717     580  327-1122  580  327-1101
167    The Stock Exchange Bank      Box 1008                        Woodward       OK  73802     580  254-7917  580  254-7946
170    Legacy Bank                  P.O. Box 1199                   Elk City       OK  73648     580  225-7000  580  225-7369
178    First United Bank & Trust    P.O. Box 600                    Pauls Valley   OK  73075-0   405  238-3341  405  238-3247
181    First Fidelity Bank          5101 N. Classen Blvd #500       Oklahoma City  OK  73118     405  416-2631  405  416-2666
182    Bancfirst                    P.O. Box 26788                  Oklahoma City  OK  73126-0   405  270-1039  405  218-4673
183    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
188    Bancfirst                    P.O. Box 26788                  Oklahoma City  OK  73126-0   405  270-1039  405  218-4673
192    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
193    Bancfirst                    15 NW 67th                      Lawton         OK  73505     580  250-2015  580  250-2090
195    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
196    Bancfirst                    P.O. Box 26788                  Oklahoma City  OK  73126     405  270-1039  405  218-4673
197    Canadian State Bank          120 S Mustang Rd                Mustang        OK  73069     405  324-9615  405  324-9285
200    First Fidelity Bank          5101 N. Classen Blvd #500       Oklahoma City  OK  73118     405  416-2631  405  416-2666
204    All America Bank             P.O. Box 300                    Mustang        OK  73064     405  376-2465  405  376-2265
206    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
207    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
208    First Fidelity Bank          5101 N. Classen Blvd #500       Oklahoma City  OK  73118     405  416-2631  405  416-2666
457    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
495    American Exchange Bank       P.O. Box 818                    Henryetta      OK  74437     918  652-3321  918  652-7057
502    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
503    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
515    Weststar Bank                121 S. W. 4th Street            Bartlesville   OK  74003     918  337-3000  918  337-3400
528    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
529    Amarillo National Bank       P.O. Box 1611                   Amarillo       TX  79181     806  378-8000  806  378-8234
538    RCB Bank                     P.O. Drawer 8                   Pryor          OK  74361     918  825-4321  918  825-8888
545    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
549    BancFirst                    301 East 2nd                    Sand Springs   OK  74063     918  241-5522  918  241-5555
550    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
553    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
561    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550
563    Weststar Bank                121 S. W. 4th Street            Bartlesville   OK  74003     918  337-3000  918  337-3400
567    Bank of America              OK 1-100-03-02 211 N. Robinson  Oklahoma City  OK  73102     800  979-8260  800  973-2550





STORE
NO.    BANK NAME                   CONTACT NAME             ACCOUNT NO.     ABA NO.     STORE NO.
26     First National Bank         Michelle Hightower       334393        103100467        26
101    Bank of America             Steve Sloan 73236        002862672182  103000017       101
102    Bank of America             Steve Sloan              002862672302  103000017       102
105    Bank of America             Steve Sloan              002862672195  103000017       105
122    Bank of America             Steve Sloan              002862672386  103000017       122
125    Bank of Oklahoma            Pat Heidelberg           208310865     103900036       125
127    First National Bank         Michelle Hightower       234414        103100467       127
141    City National Bank          Deborah Elliott          779255        103103244       141
145    Fidelity State Bank & Trust                          127266        101101730       145
146    Bancfirst                   Dana Pickett             120088617     103003632       146
148    First National Bank         Randy Craven             150932        103101822       148
153    Bank of America             Steve Sloan              002862672218  103000017       153
154    Bank of America             Steve Sloan              002862672221  103000017       154
161    Bancfirst                   Tony Mirrione            5300151199    103003632       161
163    Bank of America             Steve Sloan              002862672108  103000017       163
164    Central National Bank       Mike Fouts               4368148       103101291       164
167    The Stock Exchange Bank     Elaine Dewald            0385224       103107444       167
170    Legacy Bank                 Connie Clements          800584        103103406       170
178    First United Bank & Trust   Brenda Johnson           2340080       103101961       178
181    First Fidelity Bank         Jan Karcher              1115801327    103002691       181
182    Bancfirst                   Tony Mirrione            5000027449    103003632       182
183    Bank of America             Steve Sloan              002862672234  103000017       183
188    Bancfirst                   Tony Mirrione            150878288     103003632       188
192    Bank of America             Steve Sloan              002862672250  103000017       192
193    Bancfirst                   Alice Watson             4005025536    103003632       193
195    Bank of America             Steve Sloan              002862672124  103000017       195
196    Bancfirst                   Tony Mirrione            0400618651    103003632       196
197    Canadian State Bank         Fran Smith               1034011319    103002617       197
200    First Fidelity Bank         Jan Karcher              1132702616    103002691       200
204    All America Bank            Bob                      589622        103001456       204
206    Bank of America             Steve Sloan              002862672140  103000017       206
207    Bank of America             Steve Sloan              002862672153  103000017       207
208    First Fidelity Bank         Jan Karcher              1142502735    103002691       208
457    Bank of America             Steve Sloan              002862672315  103000017       457
495    American Exchange Bank      Sharlee McCain           031364        103112248       495
502    Bank of America             Steve Sloan              002862672328  103000017       502
503    Bank of America             Steve Sloan              002862672331  103000017       503
515    Weststar Bank               Kim Harris               171782        103100823       515
528    Bank of America             Steve Sloan              002862672357  103000017       528
529    Amarillo National Bank      Cory Ramsey              2232          111300958       529
538    RCB Bank                                             141893        103102643       538
545    Bank of America             Steve Sloan              002862672344  103000017       545
549    BancFirst                   Darla Fleming            60053439      103003632       549
550    Bank of America             Steve Sloan              002862672360  103000017       550
553    Bank of America             Steve Sloan              002865971550  103000017       553
561    Bank of America             Steve Sloan              002862672373  103000017       561
563    Weststar Bank               Kim Addisson             206615        103100823       563
567    Bank of America             Steve Sloan              002862672409  103000017       567

     573      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     574      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     578      First Bank & Trust                 P.O. Box 427                       Wagoner          OK   74467    918 485-2173
     582      Sun Bank                           P.O. Box 1117                      Dumas            TX   79029-1  806 935-7788
     587      Amarillo National Bank - Borge     P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
     600      Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
     601      Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
     603      Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
     604      First State Bank                   P.O. Box 1                         Canyon           TX   79015-0  806 656-8322
     605      First Bank Southwest               P.O. Box 593                       Hereford         TX   79045-0  806 364-2435
     677      Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
     778      BancFirst                          301 East 2nd                       Sand Springs     OK   74063    918 241-5522
     793      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8280
     794      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8280
     795      Bancfirst                          P.O. Box 26788                     Oklahoma City    OK   73126-0  405 270-1039
     796      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8280
     850      NBC Bank                           P.O. Box 27                        Pawhuska         OK   74056    918 287-4111
     851      Exchange Bank & Trust              P.O. Box 797                       Perry            OK   73077    580 336-5531
     852      The Cleveland Bank                 P.O. Box 8                         Cleveland        OK   74020    918 358-2555
     853      The Delaware Co. Bank              Box 448                            Jay              OK   74346    918 253-4235
     854      Central National Bank              P.O. Box 31                        Blackwell        OK   74631    888 363-2265
     855      Citizens State Bank                P.O. Box 231                       Okemah           OK   74859    918 623-1551
     856      Weststar Bank                      108 N. Maple                       Nowata           OK   74048-2  918 273-3442
     857      The First Bank of Haskell          P.O. Box 128                       Haskell          OK   74436    918 482-5261
     880      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     881      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     882      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     883      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     886      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     887      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
    COLL      Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
    COLL      BancFirst                          P.O. Box 26788                     Oklahoma City    OK   73126-0  405 270-1039
    COLL      Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
    COLL      Bank One                           P.O. Box 25848                     OKC              OK   73125    405 231-6974
    COLL      First Fidelity Bank                3535 N.W. 58th St., Ste. 104       Oklahoma City    OK   73112    405 418-2222
     DDA      National Bank of Canada            2121 San Jacinto, Ste. 1850        Dallas           TX   75211    214 671-1264
    DISB      Mellon Bank                        c/o NBC
    DISB      National Bank of Canada            2121 San Jacinto, Ste. 1850        Dallas           TX   75201    214 871-1264
     JCH      Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
    UTUAL     Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
    PAY CH    Bank One                           P.O. Box 25848                     Oklahoma City    OK   73125    405 231-6974
    PAYR C    Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
   AYR DD     Bank of America                    OK 1-100-03-02 211 N. Robinson     Oklahoma City    OK   73102    800 979-8260
     SD       Bank One                           P.O. Box 25848                     Oklahoma City    OK   73125    405 231-6974
   LB Chk     Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000
   LB TAX     Amarillo National Bank             P.O. Box 1611                      Amarillo         TX   79181    806 378-8000


     573      Bank of America                    800  973-2550    Steve Sloan          002862672412     103000017         573
     574      Bank of America                    800  973-2550    Steve Sloan          002862672425     103000017         574
     578      First Bank & Trust                 918  485-2270                         14558            103101165         578
     582      Sun Bank                           806  935-8361                         708879           111322729         582
     587      Amarillo National Bank - Borge     806  378-8234    Cory Ramsey          10098760         111300958         587
     600      Amarillo National Bank             806  378-8234    Cory Ramsey          2267             111300958         600
     601      Amarillo National Bank             806  378-8234    Cory Ramsey          2275             111300958         601
     603      Amarillo National Bank             806  378-8234    Cory Ramsey          2291             111300958         603
     604      First State Bank                   806  855-9830    Greg Houlete         25-197-5         111310870         604
     605      First Bank Southwest               806  363-8046                         300056499        111304828         605
     677      Amarillo National Bank             806  378-8234    Cory Ramsey          43540            111300958         677
     778      BancFirst                          918  241-5555    Darla Fleming        60053421         103003632         778
     793      Bank of America                    800  973-2550    Steve Sloan          002865971327     103000017         793
     794      Bank of America                    800  973-2550    Steve Sloan          002865971330     103000017         794
     795      Bancfirst                          405  218-4673    Tony Mirrione        4005036244       103003632         795
     796      Bank of America                    800  973-2550    Steve Sloan          002867957297     103000017         796
     850      NBC Bank                           918  287-2906    Karla Dilbeck        0692-410         103112248         850
     851      Exchange Bank & Trust              580  336-3297    Guyla Workman        2203183          103101628         851
     852      The Cleveland Bank                 918  358-5728    Susle, Lois          123579           103103309         852
     853      The Delaware Co. Bank              918  253-8893    LeAnna Hasting       12633            103107897         853
     854      Central National Bank              580  363-1621    Lou Ann Hutchins     10240505         103100195         854
     855      Citizens State Bank                918  623-1177    Rhonda               850179           103103105         855
     856      Weststar Bank                      918  273-0059    Tammy Wilson         27625            103100823         856
     857      The First Bank of Haskell          918  482-3817    Linda                4047684          103104201         857
     880      Bank of America                    800  973-2550    Steve Sloan          002863792074     103000017         880
     881      Bank of America                    800  973-2550    Steve Sloan          002863791868     103000017         881
     882      Bank of America                    800  973-2550    Steve Sloan          002863791936     103000017         882
     883      Bank of America                    800  973-2550    Steve Sloan          002863792016     103000017         883
     886      Bank of America                    800  973-2550    Steve Sloan          002865971055     103000017         886
     887      Bank of America                    800  973-2550    Steve Sloan          002865971068     103000017         887
    COLL      Amarillo National Bank             806  378-8234    Cory Ramsey          030066           111300958        COLL
    COLL      BancFirst                          405  218-4673    Tony Mirrione        400518732        103003632        COLL
    COLL      Bank of America                    800  973-2550    Steve Sloan          002862672399     103000017        COLL
    COLL      Bank One                           405  231-7102    Mark Demos           10356700         103000198        COLL
    COLL      First Fidelity Bank                405                                   1122807292       103000648        COLL
     DDA      National Bank of Canada            214  871-2015    Vicki Leon           604199-001       26005487          DDA
    DISB      Mellon Bank                                                              0297828          111300958        DISB
    DISB      National Bank of Canada            214  871-2015    Vicki Leon           604173-001       26005487         DISB
     JCH      Amarillo National Bank             806  378-8234    Cory Ramsey          74632            111300958         JCH
    UTUAL     Bank of America                    800  973-2550    Steve Sloan          070183449785     111322729       MUTUAL
    PAY CH    Bank One                           405  231-7102    Mark Demos           10244260         103000646      PAY CH
    PAYR C    Bank of America                    800  973-2550    Steve Sloan          2863789168       103000017       PAYR CH
   AYR DD     Bank of America                    800  973-2550    Steve Sloan          415200574918     103000017       PAYR DD
     SD       Bank One                           405  231-7102    Mark Demos           10301434         103000648         SD
   LB Chk     Amarillo National Bank             806  378-8234    Cory Ramsey          046620           111300958       SLB CHK
   LB TAX     Amarillo National Bank             806  378-8234    Cory Ramsey          059277           111300958       SLB TAX

                                  SCHEDULE 3.20

                                       TO

                                CREDIT AGREEMENT

                              GOVERNMENT CONTRACTS

                                      None.

                                  SCHEDULE 3.22

                                       TO

                                CREDIT AGREEMENT

                               MATERIAL AGREEMENTS

1. Credit Agreement dated August 15, 2001, by and among Associated Wholesale Grocers, Inc., Homeland Holding Corporation and Homeland Stores, Inc. and related loan documents.

2. Indenture dated in August, 1996, by and among Fleet National Bank, Homeland Holding Corporation and Homeland Stores, Inc.

3. Loan and Security Agreement dated August 15, 2001, by and among Back Bay Capital Funding, LLC, Fleet Retail Finance and Homeland Stores, Inc.

4. Loan Agreement dated December 17, 1998, by and among Heller Financial, Inc., Homeland Holding Corporation, Homeland Stores, Inc., IBJ Schroder Business Credit Corporation and National Bank of Canada, as amended, and related loan documents.

5. Facility Standby Agreement dated as of August 25, 2000, by and between Fleming Stores, Inc. and Homeland Stores, Inc.

6. Supply Agreement dated April 21, 1995, by and between Associated Wholesale Grocers, Inc. and Homeland Stores, Inc. and related documents.

7. Supply Agreement dated April 23, 1999, by and between Associated Wholesale Grocers, Inc. and Homeland Stores, Inc. and related documents.

8. Supply Agreement dated November 2, 1999, by and between Associated Wholesale Grocers, Inc. and Homeland Stores, Inc. and related documents.

9. Supply Agreement dated February 29, 2000, by and between Associated Wholesale Grocers, Inc. and Homeland Stores, Inc. and related documents.

10. Supply Agreement dated August 15, 2001, by and between Associated Wholesale Grocers, Inc. and Homeland Stores, Inc. and related documents.

11.      Loan documents relating to other indebtedness listed on Schedule 6.3.

                                  SCHEDULE 5.1

                                       TO

                                CREDIT AGREEMENT

                                   TRADE NAMES

                  Homeland Stores, Inc. uses its corporate name "Homeland Stores, Inc.", as well as the trade name "Homeland Stores" and the trade name "Homeland" to transact business.

                  Homeland Holding Corporation uses its corporate name "Homeland Holding Corporation" to transact business.

                                  SCHEDULE 6.3

                                       TO

                                CREDIT AGREEMENT

                                   INDEBTEDNESS

                  The Prior Indebtedness of Homeland Holding Corporation and Homeland Stores, Inc. are listed on the attachment to this Schedule 6.3.

                                                           Actual          Estimated
                                                           As of             As of
                                                          07/14/01          08/11/01
                                                       --------------   --------------
Indebtedness:
     National Bank of Canada:
         Term Loan                                       7,028,449.67     7,028,449.67
          Working Capital Facility                      29,635,947.87    25,611,729.13
         Letter of Credit -- Midwest Payment Systems        30,000.00        30,000.00
                                                       --------------   --------------
     Total National Bank of Canada                      36,694,397.54    32,670,178.80

     Associated Wholesale Grocers, Inc.                  9,552,161.65     9,437,136.03

     Indenture                                          60,000,000.00    60,000,000.00

     Capital Lease Obligations:
          Store #600                                     1,071,106.95     1,066,164.29
          GE Capital -- Equipment                        1,148,547.60     1,116,871.94
          IBM -- Equipment                                  20,966.92        10,625.57
          Mellon U.S. Leasing -- Equipment                       0.00             0.00
                                                       --------------   --------------
     Total Capital Lease Obligations                     2,240,621.47     2,193,661.80

     Notes Payable:
          Texas Comptroller                                 57,576.21        57,576.21
          Internal Revenue Service                          51,702.95        46,440.06
                                                       --------------   --------------
     Total Notes Payable                                   109,279.16       104,016.27
                                                       --------------   --------------
     Total Indebtedness                                108,596,459.82   104,404,992.90
                                                       ==============   ==============

                                                           Actual          Estimated
                                                           As of             As of
                                                          07/14/01          08/11/01
                                                       --------------   --------------
Capital Lease Obligations:
     Store #600                                          1,071,106.95     1,066,164.29
     GE Capital -- Equipment                             1,148,547.60     1,116,871.94
     IBM - Equipment                                        20,966.92        10,625.57
     Mellon U.S. Leasing - Equipment                             0.00             0.00
                                                       --------------   --------------
Total Capital Lease Obligations                          2,240,621.47     2,193,661.80
                                                       ==============   ==============

                             HOMELAND STORES, INC.
                     GENERAL ELECTRIC CONSIGNMENT INVENTORY

    STORE #      CITY           BALANCE          STORE #      CITY           BALANCE
    -------      ----           -------          -------      ----           -------
 1   026     Chickasha           2,000     40      529    Amarillo            2,400
 2   101     Norman              1,600     41      538    Pryor               2,400
 3   102     Tulsa               3,200     42      545    Tulsa               3,200
 4   105     Moore               2,400     43      549    Sand Springs        2,400
 5   122     OKC                 2,400     44      550    Tulsa               2,400
 6   125     Enid                3,200     45      553    Tulsa               2,400
 7   127     Chickasha           1,600     46      561    Broken Arrow        3,200
 8   141     Guymon              1,200     47      563    Bartlesville        2,400
 9   145     Dodge City            800     48      567    Tulsa               2,400
10   146     Seminole            2,400     49      573    Tulsa               2,400
11   148     Clinton             1,200     50      574    Broken Arrow        4,200
12   153     OKC                 2,400     51      578    Wagoner             2,400
13   154     OKC                 1,800     52      582    Dumas               2,400
14   161     Ardmore             2,400     53      587    Borger              1,800
15   163     OKC                 2,400     54      600    Amarillo            2,400
16   164     Alva                2,400     55      601    Amarillo            3,000
17   167     Woodward            1,600     56      603    Amarillo            1,800
18   170     Elk City            2,400     57      604    Canyon              2,400
19   178     Pauls Valley        2,400     58      605    Hereford            2,400
20   181     OKC                 1,600     59      677    Amarillo            2,400
21   182     Duncan              2,400     60      778    Sand Springs        2,400
22   183     OKC                 2,400     61      793    Oklahoma City           0
23   188     Guthrie             1,600     62      794    Oklahoma City           0
24   192     OKC                 2,400     63      795    Lawton                  0
25   193     Lawton              1,800     64      796    Oklahoma City       1,600
26   195     OKC                 2,400     65      850    Pawhuska            1,200
27   196     Shawnee             1,600     66      851    Perry               2,400
28   197     Yukon               1,600     67      852    Cleveland           1,600
29   200     Norman              1,800     68      853    Jay                 2,400
30   204     Mustang             1,600     69      854    Blackwell           2,400
31   206     OKC                 2,400     70      855    Okemah              1,800
32   207     OKC                 2,800     71      856    Nowata              1,600
33   208     Edmond              2,400     72      857    Haskell             1,600
34   457     Tulsa               2,400     73      880    Muskogee                0
35   495     Henryetta           2,400     74      881    Muskogee                0
36   502     Tulsa               2,400     75      882    Muskogee                0
37   503     Tulsa               1,800     76      883    Muskogee                0
38   515     Bartlesville        2,000     77      886    Edmond                  0
39   528     Bixby               2,400     78      887    Oklahoma City           0
                                                                          ---------
                                            Grand Total                     151,800
                                                                          =========

                                SCHEDULE 6.4(A)

                                       TO

                                CREDIT AGREEMENT

                             AFFILIATE TRANSACTIONS

                                      None.

                                 SCHEDULE 6.4(C)

                                       TO

                                CREDIT AGREEMENT

                              COMPENSATION LEVELS

Count         Name             Annual Salary               Job Title
  1    Clark, David B           $  265,000     President/Chief Executive Officer
  2    Peterson, Wayne S        $  157,500     Senior Vice President and CFO
  3    Mason, Steven M          $  137,100     Vice President - Marketing
  4    Rocker, John C           $  131,250     Vice President - Operations
  5    Brown, Deborah A         $   90,000     Vice President - Corporate Controller
  6    Adamson, Mary A          $   89,300     Director Grocery Merchandising
  7    Osburn, Keith A          $   88,500     Director - Construction/Real Estate
  8    Hines, Gerald L          $   86,700     Director/Pharmacy Operations
  9    Alletag Jr, Prentess E   $   85,000     Vice President - Human Resources
 10    Lamke, Verland E         $   82,750     Director Meat Merchandising
                                ----------
                                $1,213,100
                                ==========

                                  SCHEDULE 6.7

                                       TO

                                CREDIT AGREEMENT

                                 EXISTING LIENS

                  Homeland Holding Corporation and Homeland Stores, Inc. have the following encumbrances and liens:

                  1. Liens and security interests of Associated Wholesale Grocers, Inc.;

                  2.       Liens and security interests of Fleet Retail Finance
                           Inc.;

                  3. Liens and security interests of National Bank of Canada;

                  4. Liens for taxes, assessments and governmental charges which are not yet due;

                  5. Security interests which relate to the capital leases which are listed on the attachment to this Schedule 6.7;

                  6. Security interest which relate to the consignment arrangements which are listed on the attachment to this Schedule 6.7;

                  7. Statutory landlord's liens on property located in the State of Texas; and

                  8. Zoning restrictions, easements, licenses, covenants, restrictions on the use of real property which do not materially impede the use of such property in the normal operations of Homeland Stores, Inc.